Exhibit 10.15

OPTION AGREEMENT

BETWEEN

HIDDEN VALLEY GOLF AND SKI, INC.,
SNOW CREEK, INC.,
PAOLI PEAKS, INC.
BRANDYWINE SKI RESORT, INC.,
BOSTON MILLS SKI RESORT, INC., and
JFBB SKI AREAS, INC.,

as SELLER

AND

EPT SKI PROPERTIES, INC.,
a Delaware corporation,

as PURCHASER

For the Option to Purchase and Leaseback:

Hidden Valley Golf and Ski, Snow Creek, Paoli Peaks,
Brandywine Ski Resort and Boston Mills Ski Resort;

and the Option to Purchase and Subleaseback Ground Leases for:

Paoli Peaks, Big Boulder and Jack Frost.

October 30, 2007

Gregory K. Silvers	David L. Jones
Entertainment Properties Trust	Helfrey, Neiers & Jones, P.C.
30 West Pershing, Suite 201	120 South Central Avenue, Suite 1500
Kansas City, Missouri 64108	St. Louis, Missouri 63105
Telephone: (816) 472- 1700	Telephone: (314) 725-9100
Facsimile: (816) 472-5794	Facsimile: (314) 725-5754

Counsel to Purchaser	Counsel to Seller

SMH Doc. #8084767/5

Option Agreement
EPT Ski Properties, Inc.

i

EXHIBITS:

Exhibit A	Legal Description of the Property
Exhibit B	Bill of Sale
Exhibit C	Certificate of Non-Foreign Status
Exhibit D	Closing Certificate
Exhibit E	Assignment and Assumption of Ground Lease and Consent to Sublease
Exhibit F	Form of Surveyor’s Certificate
Exhibit G	Form of Lease
Exhibit H	Form of Guaranty
Exhibit I	Form of Guaranty of Sublease

ii

OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”) is made and entered into as of the Effective Date by and between HIDDEN VALLEY GOLF AND SKI, INC., a Missouri corporation, SNOW CREEK, INC., a Missouri corporation, PAOLI PEAKS, INC., a Missouri corporation, BRANDYWINE SKI RESORT, INC., an Ohio corporation, BOSTON MILLS SKI RESORT, INC., an Ohio corporation, and JFBB SKI AREAS, INC., a Missouri corporation (collectively and sometimes each individually herein referred to as “Seller”), and EPT SKI PROPERTIES, INC., a Delaware corporation (“Purchaser”). Seller and Purchaser are sometimes collectively referred to herein as the “Parties” and each of the Parties is sometimes singularly referred to herein as a “Party.”

WHEREAS, reference is made to the Parcels of Property identified on Exhibit A: Hidden Valley Golf and Ski, Inc. is the owner of Hidden Valley Golf and Ski; Snow Creek, Inc. is the owner of Snow Creek; Paoli Peaks, Inc. is the owner of Paoli Peaks; Brandywine Ski Resort, Inc. is the owner of Brandywine Ski Resort; and Boston Mills Ski Resort, Inc. is the owner of Boston Mills, each as referenced and identified on Exhibit A; and

WHEREAS, JFBB Ski Areas, Inc. (“JFBB”) is the tenant under leases for ski resorts located in Kidder Township, Carbon County, Pennsylvania known as “Big Boulder” and “Jack Frost”, which leases are dated December 1,2005 (the “Ground Leases”); and

WHEREAS, Big Boulder is owned by Big Boulder Corporation and leased to JFBB, and Jack Frost is owned by Blue Ridge Real Estate Company and leased to JFBB (Big Boulder Corporation and Blue Ridge Real Estate Company are herein collectively referred to as the “JFBB Landlord); and

WHEREAS, the each of the Ground Leases requires the consent of various parties prior to any assignment of Seller’s interest in and to the Ground Leases; and

WHEREAS, each Seller desires to grant to Purchaser, subject to the terms and conditions hereinafter set forth, an option to purchase any or all of the Property owned by such Seller, and to grant to Purchaser an option to take assignment of Seller’s leasehold interest in the Ground Leases held by such Seller.

NOW, THEREFORE, in consideration of the sum of One Hundred Dollars ($100.00), the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

As used herein (including any Exhibits attached hereto), the following terms shall have the meanings indicated:

“Applicable Notices” shall mean any reports, notices of violation, or notices of compliance issued in connection with any Permits.

“Assignment and Assumption Agreement” shall mean the assignment and assumption agreement in substantially the same form as Exhibit E, attached hereto and made a part hereof, executed by the applicable Seller, as assignor, in favor of Purchaser, as assignee, assigning to Purchaser all of Seller’s right, title and interest in and to the Ground Leases.

“Bill of Sale” shall mean a bill or bills of sale in substantially the same form as Exhibit B, attached hereto and made a part hereof, and sufficient to transfer to Purchaser all Personal Property.

“Business Agreements” shall mean any leases, contract rights, rights as a lender under loan agreements or mortgagee under mortgages, easements, covenants, restrictions or other agreements or instruments affecting all or a portion of the Property, to the extent the same are assignable by Seller.

“Business Day(s)” shall mean calendar days other than Saturdays, Sundays and days on which banking institutions in the City of New York are authorized by law to close.

“Certificate of Non-Foreign Status” shall mean a certificate or certificates dated as of the Closing Date, addressed to Purchaser and duly executed by Seller, in substantially the same form as Exhibit C, attached hereto and made a part hereof.

“Claim” shall mean any obligation, liability, lien, encumbrance, loss, damage, cost, expense or claim, including, without limitation, any claim for damage to property or injury to or death of any person or persons.

“Closing” shall mean the consummation of the sale and purchase of the Property or the applicable Parcel(s) thereof as to which Purchaser has exercised the Option, or the purchase and assignment of the Ground Leases (or either of them as to which Purchaser has exercised the Ground Lease Option), as applicable, provided for herein, to be held at the offices of the Title Company, or such other place as the Parties may mutually agree.

“Closing Certificate” shall mean a certificate or certificates in substantially the same form as Exhibit D, attached hereto and made a part hereof, wherein Seller and Purchaser, respectively, shall represent that the representations and warranties of Seller and Purchaser, respectively, contained in this Agreement are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date.

“Closing Date” shall mean, with respect to each Parcel as to which the Option or Ground Lease Option has been exercised, the twentieth (20th) day after the Review Period, or if such date is not a Business Day, then the next Business Day following such date; provided however, that the Closing Date may be such later or earlier date as is mutually agreed upon in writing by the applicable Seller and Purchaser, or such earlier date as Purchaser shall determine by giving five (5) days prior written notice to the applicable Seller.

“Debt Service Coverage Ratio” shall mean, with respect to any Parcel of Property, for any fiscal year of Purchaser, the ratio of: (1) the EBITDAR attributable to such Parcel; to (2) debt service payments by the Purchaser under the Loan Documents and lease payments to Lender under any Lease.

“Deed” shall mean the general warranty deed, grant deed, or equivalent in form approved by Purchaser, executed by the applicable Seller, as grantor, in favor of Purchaser, as grantee, conveying to Purchaser the Property or applicable Parcel(s) as to which Purchaser has exercised the Option, subject only to the Permitted Exceptions.

“Due Diligence Materials” shall mean the information to be provided by Seller to Purchaser pursuant to the provisions of Section 5.1 hereof.

“EBITDAR” shall mean earnings before interest, taxes, debt service and rent, calculated under generally accepted accounting principles.

“Effective Date” shall mean October 29, 2007.

“Engineering Documents” shall mean all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, Americans with Disabilities Act compliance reports, environmental reports and studies, professional inspection reports, construction and/or architect’s reports or certificates, feasibility studies, appraisals, and other similar plans and studies in the possession or control of Seller that relate to the Real Property or the Personal Property. Without limiting the generality of the foregoing, Engineering Documents shall include any plans and specifications applicable to the Property.

“EPT” shall mean Entertainment Properties Trust, a Maryland investment trust.

“Environmental Report” shall mean a Phase I environmental survey and assessment in conformance with ASTM standards, dated no earlier than six (6) months prior to the Effective Date, and updated upon exercise of the Option or Ground Lease Option with respect to the applicable Parcel(s) or Ground Lease Property, prepared by a firm of licensed engineers, familiar with the identification of toxic and hazardous substances, reasonably acceptable to Purchaser, together with responses or further evaluations, investigations and assessments as deemed necessary by Purchaser in response to the results or findings of such Phase I environmental survey and assessment or the Investigations.

“Exception Documents” shall mean true, correct and legible copies of each document listed as an exception to title in the Title Commitment.

“Fixtures” shall mean all equipment, lifts, vertical transportation equipment, snow generation equipment, water lines, machinery, fixtures, sheds, waterslides and amusement rides (and all components thereof), and other items of real and/or personal property, including all components thereof, now or on the Closing Date located in, on or used in connection with, and permanently affixed to or incorporated into, the Real Property or the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, electronic security equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed by the Parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the definition of Personal Property.

“Ground Leases” shall mean, collectively, (i) that certain Lease dated December 1, 2005, by and between JFBB and Big Boulder Corporation for lease of Big Boulder ski resort in Kidder Township, Carbon County, Pennsylvania, (ii) that certain Lease dated December 1, 2005, by and between JFBB and Blue Ridge Real Estate Company for lease of Jack Frost ski resort in Kidder Township, Carbon County, Pennsylvania, and (iii) that certain Lease dated June 21, 1978 by and between Charles Marvin Weeks and Carolyn Weeks and Paoli Peaks, Inc., which was filed in Miscellaneous Record 34, Pages 349-50, and renegotiated as set forth in that certain agreement dated September 28, 1990 as recorded in Miscellaneous Record 49, Pages 429-33, of the records of the office of the Recorder of Orange County, Indiana.

“Ground Lease Property” shall mean all of the real and personal property leased pursuant to the Ground Leases, as such property is more particularly described in the Ground Leases, constituting (i) Jack Frost and Big Boulder ski resorts located in Kidder Township, Carbon County, Pennsylvania, leased and operated by JFBB and (ii) a portion of Paoli Peaks Ski Resort located in Orange County, Indiana, leased and operated by Paoli Peaks, Inc.

“Guarantors” shall mean collectively, Peak Resorts, Inc., Mad River Mountain, Inc., SNH Development, Inc., L.B.O. Holding, Inc., Mount Snow, LTD., Hidden Valley Golf and Ski, Inc., Snow Creek, Inc., Paoli Peaks, Inc., Deltrecs, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., and JFBB Ski Areas, Inc.

“Guaranty” shall mean the guaranty to be executed by the Guarantors, and delivered at Closing, in substantially the same form as Exhibit H, attached hereto and made a part hereof.

“Guaranty of Sublease” shall mean the guaranty to be executed by Guarantors and delivered at Closing for the Ground Lease assignment(s), if the Required Consents are obtained prior to such Closing, in substantially the same form as Exhibit I, attached hereto and made a part hereof.

“Hazardous Materials” shall mean (a) “hazardous substances” or “toxic substances” as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601 et seq., or by the Hazardous Materials Transportation Act, 49 U.S.C. § 1802 et seq., all as now and hereafter amended; (b) “hazardous wastes,” as that term is defined by the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6902 et seq., as now and hereafter amended; (c) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances with the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste substances or materials, all as now and hereafter amended; (d) petroleum including crude oil or any fraction thereof; (e) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. § 2011 et seq., as now and hereafter amended; (f) asbestos in any form or condition; and (g) polychlorinated biphenyl (“PCBs”) or substances or compounds containing PCBs.

“Hazardous Materials Law” shall mean any local, state or federal law relating to environmental conditions or industrial hygiene, including, without limitation, RCRA, CERCLA,

as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, the Federal Waste Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes and ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

“Improvements” shall mean all buildings, improvements, structures and Fixtures now or on the Closing Date located on the Real Property, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called “infrastructure” improvements.

“Initial Interest Rate” is the initial rate of interest being charged under the Note, which is Nine and Twenty-Five Hundredths Percent (9.25%).

“Intangible Property” shall mean all Permits, Business Agreements and other intangible property or any interest therein now or on the Closing Date owned or held by Seller in connection with the Property, including all water rights and reservations, rights to use the trade name applicable to the Property, described on Exhibit A hereof, and zoning rights related to the Real Property, or any part thereof, to the extent the same are assignable by Seller; provided, however, “Intangible Property” shall not include the general corporate trademarks, tradenames except as set forth above, service marks, logos or insignia or the books and records of Seller, Seller’s accounts receivable and Seller’ business and operating licenses for the facilities on the Real Property.

“JFBB” shall mean JFBB Ski Areas, Inc., a Missouri corporation.

“Knowledge” shall mean actual knowledge of Seller or Purchaser, as the case may be, at the time the representation is made or deemed to have been made with no affirmative duty of inquiry or investigation.

“Land” shall mean the real property as legally described on Exhibit A, attached hereto and made a part hereof, and any substitutions therefor, together with all of Seller’s rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereunto belonging, and Seller’s right, title and interest in and to any easements, right-of-way, rights of ingress or egress or other interests in, on or under any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property.

“Laws” shall mean all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, including, without limitation, those relating to the environment, health and safety and disabled or handicapped persons.

“Lease” shall mean the lease to be entered into upon the Closing of the Purchase of any Parcel(s) hereunder or the assignment of any Ground Lease hereunder, by Seller, as Tenant, and Purchaser, as Landlord, in the forms set forth as Exhibit G attached hereto and made a part hereof and as further described in Section 3.2 hereof.

“Loan” shall mean the loan from Purchaser to Seller and its affiliates in the initial amount of Thirty-One Million Dollars ($31,000,000.00) evidenced by a certain Amended and Restated Credit and Security Agreement, Note, and other Loan Documents dated October 29, 2007, which loan is secured by, among other things, first priority mortgage liens on the Property.

“Loan Documents” shall mean the Amended and Restated Security Agreement, the Note, the mortgages, deeds of trust, and other documents securing, evidencing, or otherwise relating to the Loan.

“Material” and “materially” shall mean a condition, noncompliance, defect or other fact which would: (a) cost, with respect to the Property, in the aggregate, in excess of Seventy- Five Thousand Dollars ($75,000.00) and, with respect to any single defect or fact, would cost, with respect to the Properties, in excess of Twenty-Five Thousand Dollars ($25,000), to correct or repair; or (b) which would result in a loss to Purchaser or a reduction in the value of such Property in excess of Seventy-Five Thousand Dollars ($75,000.00) and, with respect to any single defect or fact, would, with respect to the Properties, result in a loss to Purchaser or a reduction in the value of the Properties in excess of Twenty-Five Thousand Dollars ($25,000.00).

“Minimum Purchase Price” is defined in Section 2.3.

“Note” shall mean that certain Amended and Restated Promissory Note of even date herewith evidencing the Loan.

“Option” shall mean the Purchaser’s right and option to purchase the Property or any Parcel of Property pursuant to Article II of this Agreement.

“Option Date” shall mean, with respect to any Parcel(s) of Property, the date that Purchaser delivers an Option Notice to Seller with respect to such Parcel(s).

“Option Notice” is defined in Section 2.2, below.

“Parcel” or “Parcel of Property” shall mean and refer to the individual parcels of the Property leased by JFBB known as Jack Frost and Big Boulder, as well as those identified on Exhibit A as “Hidden Valley,” “Snow Creek,” “Boston Mills,” “Brandywine,” and “Paoli Peaks.”

“Permits” shall mean all permits, licenses (but excluding Seller’s business and operating licenses), approvals, entitlements and other governmental, quasi-governmental and nongovernmental authorizations including, without limitation, certificates of use and occupancy, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Property, to the extent the same are assignable by Seller. As used herein, “quasi-governmental” shall include the providers of all utility services to the Property.

“Permitted Exceptions” shall mean those title exceptions which have been approved in writing by Purchaser, or are deemed to have been approved by Purchaser upon the expiration of the applicable Review Period.

“Personal Property” shall mean all Intangible Property, Warranties, and Engineering Documents, and all those items of tangible personal property, or equal or better replacements therefor, other than the Fixtures, now or on the applicable Closing Date owned by Seller and located on or about the applicable Land or Improvements or used in connection with the operation thereof (specifically excluding personal property owned by employees of Seller).

“Property” shall mean, collectively, the Ground Leases (and all of Seller’s rights therein), the Real Property, the Personal Property and any substitutions therefor.

“Purchase Price” shall mean the purchase price for the Property, as determined and allocated among the Parcels of Property in Section 2.3, below.

“Real Property” shall mean the Land, the Improvements, and the Fixtures.

“Required Consents” shall mean the consents and approvals necessary to be obtained by Seller under the Ground Leases prior to any assignment of Seller’s interest therein.

“Review Period” shall mean, with respect to each Parcel(s) of Property as to which Purchaser has exercised the Option or with respect to the Ground Lease(s) as to which Purchaser has exercised the Ground Lease Option, a period commencing on the Option Date and ending on the thirtieth (30th) day after the last to be received of the Due Diligence Materials and written notice from Seller that all Due Diligence Materials have been delivered.

“Search Reports” shall mean reports of searches made of the Uniform Commercial Code Records of the County in which the Property is located, and of the office of the Secretary of State of the State in which the Property is located and in the State in which the principal office of Seller is located, which searches shall reflect that the Property is encumbered by liens or security interests which will remain on such Property after the applicable Closing. The Search Reports shall be updated, at Seller’s expense, at or within ten (10) days prior to the applicable Closing.

“Seller’s Operating and Service Agreements” shall mean all management, service and operating agreements and contracts entered into by Seller with respect to the Property or any Parcel(s) thereof, including, but not limited to, agreements and contracts relating to maintenance and repair at the Property, refuse service agreements, pest control service agreements, landscaping agreements, parking lot maintenance agreements, and snow removal contracts.

“Sublease” shall mean the sublease to be entered into, by Seller, as subtenant, and Purchaser, as sublandlord, as further described in Section 3.3 hereof.

“Survey” shall mean a current ALTA survey, certified to ALTA requirements, prepared by an engineer or surveyor licensed in the State in which the Land is located reasonably acceptable to Purchaser, which shall: (a) include a narrative legal description of the Land by metes and bounds (which shall include a reference to the recorded plat, if any), and a computation of the area comprising the Land in both acres and gross square feet (to the nearest one-thousandth of said respective measurement); (b) accurately show the location on the Land of all improvements (dimensions thereof at the ground surface level and the distance therefrom to the facing exterior property lines of the Land), building and set-back lines, if available, parking spaces (including number of spaces), fences, evidence of abandoned fences, ponds, creeks, streams, rivers, officially designated 100-year flood plains and flood prone areas, canals, ditches, easements, roads, rights-of-way and encroachments; (c) accurately show the location of encroachments, if any, upon adjoining property, or from adjoining property, upon the Land; (d) state the zoning classification of the Land; (e) be certified as of the date of the Survey to the Seller, the Purchaser, the Title Company, and any third-party lender designated by Purchaser; (f) legibly identify any and all recorded matters shown on said Survey by appropriate volume and page recording references; (g) show the location and names of all adjoining streets and the distance to the nearest streets intersecting the streets that adjoin the Land; (h) be satisfactory to (and updated from time to time as may be required by) the Title Company so as to permit it to delete the standard exception for survey matters and replace it with an exception for the matters shown on the Survey; and (i) include a written Surveyor’s Certification in substantially the same form as set forth on Exhibit F, attached hereto.

“Tenant” shall mean Tenant under the Lease attached hereto as Exhibit G and by this reference made a part hereof.

“Title Commitment” shall mean a current commitment or current commitments issued by the Title Company to the Purchaser pursuant to the terms of which the Title Company shall commit to issue the Title Policy covering each applicable Parcel of Property or Ground Lease Parcel to Purchaser in accordance with the provisions of this Agreement, and reflecting all matters which would be listed as exceptions to coverage on the Title Policy.

“Title Company” shall mean a title company selected by Purchaser.

“Title Policy” shall mean an ALTA Extended Coverage Owner’s Policy (or policies) of Title Insurance (2006 unmodified form, where issuable), or comparable state promulgated policies, with liability in the aggregate amount of the Purchase Price, dated as of the applicable Closing Date, issued by the Title Company, insuring title to the fee interest in the Real Property subject to the exercise of the Option, or the leasehold interest in the Real Property subject to the exercise of the Ground Lease Option, in Purchaser, subject only to the Permitted Exceptions, with the following modifications: (a) the standard exceptions shall be deleted (b) the exception for survey matters and mechanic’s liens shall be deleted and replaced by an exception for the matters shown on the Survey; (c) the exception for ad valorem taxes shall reflect only taxes for the current and subsequent years; (d) any exception as to parties in possession shall be limited to rights of Tenant in possession, as lessee only, pursuant to the Lease; (e) there shall be no general exception for visible and apparent easements or roads and highways or similar items (with any exception for visible and apparent easements or roads and highways or similar items to be specifically referenced to and shown on the Survey and also identified by applicable recording information); and (f) the Title Policy shall include the following endorsements: Access; Zoning 3.1; Comprehensive; Location of Land; Same as Survey; Tax Parcel; Subdivision; and any other such endorsements as Purchaser shall reasonably require.

“Warranties” shall mean all warranties and guaranties with respect to the Real Property or Personal Property, whether express or implied, including all warranties and guaranties of the Improvements and Personal Property by general contractors, subcontractors, suppliers and manufacturers which Seller now holds or under which Seller is the beneficiary, to the extent the same are assignable by Seller.

ARTICLE II.

OPTION TO PURCHASE

2.1 Grant of Option. Seller hereby grants to Purchaser, subject to the terms and conditions hereinafter set forth, the right and option to purchase all or any part of the Property in accordance with Sections 2.2 and 2.3, below.

2.2 Option Term; Manner of Exercise.

(a) The Option may be exercised by Purchaser on or after April 11, 2011 and shall continue until such date that Seller satisfies the terms of the Loan (as the same may be modified, extended, and refinanced). Purchaser shall exercise the Option by delivering written notice to Seller identifying which Parcel(s) of Property Purchaser is purchasing, and the Closing Date (the “Option Notice”). Upon exercise of the Option by Purchaser, this Agreement shall immediately operate as a real estate sale contract on the terms herein set forth with respect to the applicable Parcel(s) of Property. In the event Purchaser chooses not to exercise the Option on all of the Property, this Agreement shall remain in full force and effect with respect to all Parcels of Property not purchased, and the Option shall continue.

(b) The Ground Lease Option may be exercised by Purchaser on or after April 11, 2011 until such date that Seller satisfies the terms of the Loan (as the same may be modified, extended, and refinanced). Purchaser shall exercise the Ground Lease Option by delivering written notice to Seller identifying the Ground Lease(s) of which Purchaser is taking assignment (the “Ground Lease Option Notice”). Upon exercise of the Ground Lease Option Notice, Seller shall use best efforts to obtain the Required Consents, and the Parties shall proceed to assignment of the applicable Ground Lease(s) on the terms herein set forth. In the event Purchaser chooses not to exercise the Ground Lease Option on both Ground Leases, this Agreement shall remain in full force and effect with respect to the Ground Lease not assigned, and the Ground Lease Option shall continue.

2.3 Purchase Price.

(a) The Minimum Purchase Price for each Parcel of Property shall be as follows:

(i) Snow Creek:	$570,400.00

(ii) Boston Mills/Brandywine:	$15,354,300.00

(iii) Paoli Peaks (fee interest):	$2,374,600.00

Subject to Subsection 2.3(c), below, Purchaser shall have the right and option to purchase all of the Property, or any number of the Parcels of Property at the foregoing prices.

(b) The Minimum Purchase Price for the Ground Lease assignments shall be as follows:

(i) Jack Frost/Big Boulder:	$9,405,400.00

(ii) Paoli Peaks:	$1.00

Subject to Subsection 2.3(c), below, Purchaser shall have the right and option to take assignment of all the Ground Leases, or any of them, for the foregoing prices.

(c) Unless otherwise mutually agreed to by Seller and Purchaser, the Minimum Purchase Price shall be increased if, at the time Lender delivers an Option Notice or Ground Lease Option Notice, the previous fiscal year’s Debt Service Coverage Ratio for an applicable Parcel of Property exceeds 2.0: 1.0. Such increase shall be calculated by multiplying the previous fiscal year’s EBITDAR attributable to the applicable Parcel by fifty percent (50%), and dividing the product by the Initial Interest Rate.

For example. If the Minimum Purchase Price is $5,000,000, the Initial Interest Rate is 9.25%, and EBITDAR for the prior fiscal year for the applicable Parcel is $1,500,000, then the Purchase Price shall be increased to $8,108,108, illustrated as follows:

$ 1,500,000 x 50% = $ 750,000

$ 750,000 / 9.25% = $ 8,108,108

2.4 Option Consideration. Concurrently herewith, Purchaser has paid to Seller the sum of One Hundred Dollars ($100.00) for and in consideration of the granting of the Option and the Ground Lease Option, which consideration is non-refundable and independent of the Purchase Price.

2.5 Release of Hidden Valley. Lender shall have no option to purchase the Hidden Valley Parcel under this Agreement. Borrower shall have the option to cause Lender to release the Hidden Valley Parcel as security for the Loan by tendering a release price in an amount such that the release price reduces Borrower’s aggregate Debt Service Coverage Ratio for the other Parcels of Property to 2.0:1.0 or better. Such release price shall be a minimum of $3,295,300. Any excess payment over such minimum release price shall be applied to outstanding principal of the Loan, or as otherwise mutually agreed to by Borrower and Lender.

ARTICLE III.

SALE AND LEASEBACK

3.1 Agreement to Sell and Purchase Property.Upon the exercise of the Option on one or more Parcels of Property, subject to the performance by the Parties of the terms and provisions of this Agreement, Seller shall grant, bargain, sell, convey, assign, transfer and deliver to Purchaser and Purchaser shall purchase, acquire and accept from Seller, the Property (or applicable Parcel(s) of Property), for the Purchase Price therefor and subject to the terms and conditions of this Agreement. Upon the exercise of the Ground Lease Option on any of the

Ground Leases, Seller shall assign and transfer to Purchaser its leasehold estate(s) under the applicable Ground Lease(s).

3.2 Agreement to Enter into Lease. On the Closing Date, and subject to the closing of the transaction contemplated herein with respect to the applicable Parcel(s) of Property, Purchaser (as landlord) and the applicable Seller (as tenant) shall enter into a Lease in substantially the form attached hereto as Exhibit G, on the terms and conditions set forth therein. The Parties shall execute one (1) Lease for each Parcel of Property being purchased.

3.3 Agreement to Enter into Sublease. With respect to the Ground Leases, on the Closing Date, and subject to the closing of the transaction contemplated herein with respect to the Ground Lease, Seller shall enter into a sublease in substantially the form attached hereto as Exhibit G (except all references to “Lease” shall be changed to “Sublease”, “Tenant” shall be changed to “Subtenant”, and “Landlord” shall be changed to “Sublandlord”), as subtenant, with Purchaser, as sublandlord, on the terms and conditions set forth therein. The Parties shall execute one (1) Sublease for each Ground Lease being purchased.

ARTICLE IV.

PURCHASE PRICE

4.1 Payment of Purchase Price. The Purchaser shall pay Seller the Purchase Price for the Property being purchased by wire transfer or cashier’s check in immediately available funds at Closing, adjusted at Closing for prorations, closing costs and other customary expenses. On or before the Closing, the Parties may agree on an allocation of the Purchase Price as between the Land and the Improvements for the Property.

ARTICLE V.

ITEMS TO BE FURNISHED TO PURCHASER BY SELLER

5.1 Due Diligence Materials. Seller shall deliver to Purchaser, at Purchaser’s address, for its review and/or copying, the following items respecting the applicable Parcel(s) of Property or Ground Lease Property:

(a) True, correct, complete and legible copies of, any leases affecting the Property and all Business Agreements, Warranties, Permits, Applicable Notices, Engineering Documents and Seller’s Operating and Service Agreements (the terms Business Agreements, Warranties, Permits, and Engineering Documents shall include all agreements, documents and instruments otherwise included within such definitions, whether or not the same are assignable by Seller);

(b) True, correct, complete and legible copies of tax statements or assessments for all real estate and personal property taxes assessed against the Property for the current and the two prior calendar years, if available;

(c) True, correct, complete and legible listing of all Fixtures and Personal Property, including a current depreciation schedule;

(d) True, correct, complete and legible copies of all existing fire and extended coverage insurance policies and any other insurance policies pertaining to the Property or certificates setting forth all coverages and deductibles with respect thereto, if any;

(e) True, correct, complete and legible copies of all instruments evidencing, governing, or securing the payment of any loans secured by the Property or related thereto;

(f) True, correct, complete and legible copies of any and all environmental studies or impact reports relating to the Property, and any approvals, conditions, orders or declarations issued by any governmental authority relating thereto (such studies and reports shall include, but not be limited to, reports indicating whether the Property is or has been contaminated by Hazardous Materials and whether the Property is in compliance with the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable);

(g) True, correct, complete and legible copies of any and all litigation files with respect to any pending litigation and claim files for any claims made or threatened, the outcome of which might materially affect the Property or the use and operation of the Property, together with summaries and such other more detailed information as Purchaser may reasonably request with respect to any other pending litigation or claim the outcome of which might materially affect Seller or materially affect the Property.

(h) The Title Commitment, Exception Documents, Survey, Environmental Report, Site Plan and Search Reports within ten (10) days after the Option Date.

(i) True, correct, complete and legible copies of any and all operating statements for the Property and such other records of the business, financial condition and operation of the Property as Purchaser, in its sole discretion, deems necessary or appropriate.

Seller shall give Purchaser written notice at such time as all deliveries required by this Section 5.1 have been completed.

5.2 Due Diligence Review. During the Review Period, Purchaser shall have the right and opportunity to review the Due Diligence Materials delivered or made available by Seller to Purchaser pursuant to the provisions of Section 5.1 above. By consummating the sale and purchase provided herein at Closing, Purchaser shall be deemed to have accepted and approved the Due Diligence Materials with respect to the applicable Parcel(s) of Property purchased at the Closing, and to have accepted all exceptions to title referenced in the Title Commitment, and all matters shown on the Survey, with respect to the Property purchased at the Closing. Such accepted title exceptions and survey matters shall be included in the term “Permitted Exceptions” as used herein.

5.3 Investigations. During the Review Period, Purchaser and its agents and designees shall, upon reasonable notice to Seller, have the right and opportunity to examine the Property for the purpose of inspecting the same and making tests, inquiries and examinations (collectively the “Investigations”). During the Review Period, Purchaser and its accountants, agents and designees shall have the right and opportunity of access to such books, records and documents of Seller relating to the Property as may be necessary for the purpose of examining the same, and Seller shall cause its directors, employees, accountants, and other agents and representatives to cooperate fully with Purchaser in connection with such examinations.

5.4 Restoration After Investigations. Purchaser agrees, at its sole expense, to cause the Real Property and the Personal Property to be restored to substantially the same condition it was in prior to such entry. In addition, Purchaser agrees to indemnify, defend and hold Seller, its successors and assigns harmless for, from and against and to reimburse Seller with respect to all claims for bodily injury, personal injury or property damage, as well as any professional services lien, which may be asserted by reason of the activities of Purchaser or its agents or designees during the Investigations. The foregoing indemnity shall survive the Closing and/or any termination of this Agreement and shall not operate as, or be deemed to be, an indemnification against any claim arising as a result of any condition or matter discovered as a result of the Investigations.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

6.1 Representations and Warranties of Seller. To induce Purchaser to enter into this Agreement and to purchase the Property, Seller represents and warrants to Purchaser as follows (to the extent applicable to the Property and as the context requires considering the physical character, current status of development and Seller’s current use of the Property):

(a) Seller has and at the applicable Closing will have, and will convey, transfer and assign to Purchaser, good, indefeasible and insurable right and fee simple title to the Property, free and clear of any deeds of trust, mortgages, liens, encumbrances, leases, tenancies, licenses, chattel mortgages, conditional sales agreements, security interests, covenants, conditions, restrictions, judgments, rights-of-way, easements, encroachments, claims and any other matters affecting title or use of the Property, except the Permitted Exceptions.

(b) Seller has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to convey the Property fully and completely to Purchaser at the applicable Closing of the Property. Seller is a corporation duly organized, validly existing and in good standing under the laws of the applicable state of its incorporation and where it does business. The consummation of the transactions contemplated herein does not require the further approval of Seller’s shareholders, directors, partners, members or any third party. The execution by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, Seller’s bylaws, operating agreement or certificate or articles of incorporation or organization, any indenture, agreement, instrument or obligation to which Seller is a party or by which the Property or any portion thereof is bound; and does not constitute a violation of any Laws, order, rule or regulation applicable to Seller or any portion of the Property of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Seller or any portion of the Property. Notwithstanding the preceding sentence, Seller represents that at Closing, Seller’s lender or lenders shall release any and all liens encumbering any or all of the Property.

(c) There are no adverse parties in possession of the Property or of any part thereof. Seller has not granted to any party any license, lease or other right relating to the use or possession of the Property.

(d) No written notice has been received from any insurance company that has issued a policy with respect to any portion of the Property or from any board of fire underwriters (or other body exercising similar functions), claiming any defects or deficiencies or requiring the performance of any repairs, replacements, alterations or other work and as of the Closing no such written notice will have been received which shall not have been cured. No written notice has been received by Seller from any issuing insurance company that any of such policies will not be renewed, or will be renewed only at a higher premium rate than is presently payable therefor.

(e) Seller has no Knowledge of any pending or contemplated condemnation, eminent domain, assessment or similar proceeding or charge affecting the Property or any portion thereof, nor has received any written notice that any such proceeding or charge is contemplated.

(f) All Improvements (including all utilities) have been, or as of the Closing will be, substantially completed and installed in accordance with the plans and specifications approved by the governmental authorities having jurisdiction to the extent applicable and are transferable to Purchaser without additional cost. Permanent certificates of occupancy, all licenses, Permits, authorizations and approvals required by all governmental authorities having jurisdiction, and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been, or as of the Closing will be, issued for the Improvements and for all operations conducted thereon, and, as of the Closing, where required, all of the same will be in full force and effect. The Improvements, as designed and constructed, substantially comply or will substantially comply with all statutes, restrictions, regulations and ordinances applicable thereto, including but not limited to the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable.

(g) The existing water, sewer, gas and electricity lines, storm sewer and other utility systems on the Land are adequate to serve the current and contemplated utility needs of the Property. All utilities required for the operation of the Improvements enter the Land through adjoining public streets or through adjoining private land in accordance with valid public or private easements that will, upon consummation of the transactions contemplated herein, inure to the benefit of Purchaser. All approvals, licenses and permits required for said utilities have been obtained and are in full force and effect. All of said utilities are installed and operating, or will be, and all installation and connection charges have been or will be paid in full as of the Closing.

(h) The location, construction, occupancy, operation and use of the Property (including any Improvements) does not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property or the location, construction, occupancy, operation or use thereof, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws and regulations, the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable.

(i) There are not any structural defects in any of the buildings or other Improvements constituting the Property. The Improvements, all heating, electrical, plumbing and drainage at, or servicing, the Property and all facilities and equipment relating thereto are and, as of the Closing, will be in good condition and working order and adequate in quantity and quality for the normal operation of the Property. No part of the Property has been destroyed or damaged by fire or other casualty. There are no unsatisfied written requests for repairs, restorations or alterations with regard to the Property from any person, entity or authority, including but not limited to any lender, insurance provider or governmental authority.

(j) No work has been performed or is in progress at the Property, and no materials will have been delivered to the Property that might provide the basis for a mechanic’s, materialmen’s or other lien against the Property or any portion thereof, and all amounts due for such work and material shall have been paid and all discharged to Purchaser’s satisfaction as of the Closing.

(k) There exist no service contracts, management or other agreements applicable to the Property to which Seller is a party or otherwise known to Seller which are not otherwise terminable by Seller upon thirty (30) days notice.

(l) Seller is not in default in any manner which would result in a material adverse effect on Seller or the Property under the Lease, the Business Agreements, or Seller’s Operating and Service Agreements or any of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property or any portion thereof, and, to Seller’s Knowledge no other party to any of the foregoing is in material default thereunder.

(m) There are no actions, suits or proceedings pending or, to Seller’s Knowledge, threatened against or affecting the Property or any portion thereof, or relating to or arising out of the ownership or operation of the Property, or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality. All judicial proceedings concerning the Property will be finally dismissed and terminated prior to Closing, excluding lawsuits in which Seller is involved in its ordinary course of business. Seller hereby covenants and agrees to indemnify and hold Purchaser harmless from and against any and all Claims (including reasonable attorneys’ fees) arising out of or relating to any lawsuits or other proceedings in which Seller is involved which lawsuits involve or relate to the Property.

(n) The Property has free and unimpeded access to presently existing public highways and/or roads (either directly or by way of perpetual easements); and all approvals necessary therefor have been obtained. No fact or condition exists which would result in the termination of the current access from the Property to any presently existing public highways and/or roads adjoining or situated on the Property.

(o) There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or, to Seller’s Knowledge, pending or threatened against Seller or the Property.

(p) No Hazardous Materials have been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Property by Seller or to Seller’s Knowledge by any third party. No activity has been undertaken on the Property by Seller or, to Seller’s Knowledge, by any third party which would cause (i) the Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within the ambit of RCRA, or any Hazardous Materials Law, (ii) a release or threatened release of Hazardous Materials from the Property within the meaning of, or otherwise bring the Property within the ambit of, CERCLA or SARA or any Hazardous Materials Law or (iii) the discharge of Hazardous Materials into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Materials which would require a permit under any Hazardous Materials Law. No activity has been undertaken with respect to the Property by Seller or, to Seller’s Knowledge, any third party which would cause a violation or support a claim under RCRA, CERCLA, SARA or any other Hazardous Materials Law. No investigation, administrative order, litigation or settlement with respect to any Hazardous Materials is in existence with respect to the Property, nor, to Seller’s Knowledge, is any of the foregoing threatened. No written notice has been received by Seller from any entity, governmental body or individual claiming any violation of any Hazardous Materials Law, or requiring compliance with any Hazardous Materials Law, or demanding payment or contribution for environmental damage or injury to natural resources. Seller has not obtained and, to Seller’s Knowledge, is not required to obtain, and Seller has no Knowledge of any reason Purchaser will be required to obtain, any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of the Property by reason of any Hazardous Materials Law.

(q) The Property includes all items of property, tangible and intangible, currently used by Seller in connection with the operation of the Property, Seller’s Operating and Service Agreements, and property expressly excluded from the definition of Property, and the exclusion of such items from the Property to be conveyed to Purchaser will not have any material adverse affect upon Purchaser’s ownership or leasing of such Property following the Closing.

(r) Seller has not failed to disclose anything of a material nature with respect to the Due Diligence Materials.

All of the foregoing representations and warranties of Seller shall be deemed remade at the Closing unless Seller discovers information that makes any such representation or warranty untrue, and Seller provides such information in writing to Purchaser prior to the expiration of the Review Period.

6.2 Seller Indemnification. Seller hereby agrees to indemnify and defend, at its sole cost and expense, and hold Purchaser, its successors and assigns, harmless from and against and to reimburse Purchaser with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney’s fees and court costs) actually incurred of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Purchaser at any time and from time to time by reason of or arising out of (a) the breach of any representation or warranty of Seller set forth in this Agreement or any breach by Seller of any of its covenants and agreements set forth in this Agreement; (b) the failure of Seller, in whole or in part, to perform any obligation required to be performed by Seller pursuant to Section 6.1. or any other part of this Agreement; or (c) the ownership, construction, occupancy, operation, use and maintenance by Seller or its agents of the Property prior to the Closing Date. This indemnity applies, without limitation, to the violation on or before the Closing Date of any Hazardous Materials Law in effect on or before the Closing Date and any and all matters arising out of any act, omission, event or circumstance existing or occurring on or prior to the Closing Date (including, without limitation, the presence on the Property or release from the Property of Hazardous Materials disposed of or otherwise released prior to the Closing Date), regardless of whether the act, omission, event or circumstance constituted a violation of any Hazardous Materials Law at the time of its existence or occurrence. The provisions of this Article shall survive the Closing and shall continue thereafter in full force and effect for the benefit of Purchaser, its successors and assigns for the period set forth in Section 11.1. Notwithstanding any provision of this Agreement to the contrary, Purchaser may exercise any right or remedy Purchaser may have at law or in equity should Seller fail to meet, comply with or perform its indemnity obligations required by this Section 6.2.

6.3 Covenants and Agreements of Seller. Seller covenants and agrees with Purchaser, from the Effective Date until the Closing with respect to the Property or the expiration or earlier termination of this Agreement:

(a) Seller shall: (i) operate the Property in the ordinary course of Seller’s business and in substantially the same manner as currently operated; and (ii) fully maintain and repair the Improvements, the Fixtures, and the Personal Property in good condition and repair.

(b) Seller shall maintain in full force and effect fire and extended coverage insurance insuring the Property at its full replacement value and public liability insurance with respect to damage or injury to persons or property occurring on or relating to operation of the Property in commercially reasonable amounts.

(c) Seller shall pay when due all bills and expenses of the Property. Seller shall not enter into or assume any new Business Agreements with regard to the Property, without the prior written consent of Purchaser, other than those entered into in the normal course of business.

(d) Seller shall not create or permit to be created any liens, easements or other conditions affecting any portion of the Property or the uses thereof, without the prior written consent of Purchaser. No such lien, easement or other condition affecting the Property which Seller creates or permits to be created shall be or constitute a Permitted Exception until (i) such lien, easement or other condition affecting the Property has been disclosed to Purchaser in writing prior to Closing, (ii) a true and correct copy of all documents or instruments creating, evidencing, affecting or relating to such lien, easement or other condition affecting the Property has been provided to Purchaser prior to Closing, and (iii) Purchaser has determined to proceed with Closing and accept such lien, easement or other condition affecting the Property as a Permitted Exception.

(e) Seller will pay, as and when due, all interest and principal and all other charges payable under any indebtedness of Seller secured by the Property, including the Loan, from the date hereof until Closing, and will not suffer or permit any default or, amend or modify the documents evidencing or securing any such secured indebtedness without the prior consent of Purchaser.

(f) Seller will give to Purchaser, its attorneys, accountants and other representatives, during normal business hours and as often as may be reasonably requested, access to all books, records and files relating to the Property so long as the same does not unreasonably interfere with Seller’s business operations.

(g) Seller will not amend or modify the terms of any Business Agreement without the prior written consent of Purchaser.

(h) Seller shall not remove, nor permit any other person to remove, any Personal Property or Fixtures from the Land or Improvements without replacing same with substantially similar items of equal or greater value and repairing the damage, if any, to the Property as a result of such removal.

(i) During the pendency of this Agreement, Seller, its members, shareholders, and agents shall not negotiate the sale or other disposition of any or all of the Property with any person or entity other than Purchaser, and shall not take any steps to initiate, consummate or document the sale or other disposition of any or all of the Property.

(j) Prior to the Closing Date, Seller agrees to notify Purchaser in writing within three (3) Business Days of any offer received by, delivered to or communicated to Seller for the purchase, sale, acquisition or other disposition of any or all of the Property.

(k) Seller shall provide such information as may be reasonably required in connection with any equity offering or financing by Purchaser, including, but not limited to, financial statements, summary financial information, operating statements regarding the Property and other information concerning Seller. Notwithstanding the foregoing, Purchaser agrees that to the extent that any such information requested of Seller is non-public information, Purchaser will not disclose such information without the consent of Seller, which consent will not be unreasonably withheld, conditioned or delayed.

6.4 Representations and Warranties of Purchaser. To induce Seller to enter into this Agreement and to sell the Property, Purchaser represents and warrants to Seller as follows:

(a) Purchaser has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to purchase the Property from Seller at Closing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The consummation of the transactions contemplated herein does not require the further approval of Purchaser’s shareholders, members, or any third party, except such third party approvals as Purchaser has obtained or will obtain prior to the Closing Date.

(b) The execution by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, any indenture, agreement, instrument or obligation to which Purchaser is a party; and does not, and at the Closing will not, constitute a violation of any Laws, order, rule or regulation applicable to Purchaser of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Purchaser.

(c) There are no actions, suits or proceedings pending, or to the actual Knowledge of Purchaser, threatened, before or by any judicial body or any governmental authority, against Purchaser which would affect in any material respect Purchaser’s ability to proceed with the transaction contemplated by this Agreement.

6.5 Survival. Each of the representations, warranties and covenants contained in this Article VI is intended for the benefit of Seller or Purchaser, as the case may be. Each of said representations, warranties and covenants shall survive the Closing. No investigation, audit, inspection, review or the like conducted by or on behalf of the party receiving such representations, warranties or covenants shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that such party has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to execute this Agreement and to close the transaction contemplated hereby.

ARTICLE VII.

CONDITIONS TO OBLIGATIONS

7.1 Conditions to the Purchaser’s Obligations. The obligations of Purchaser to purchase the Property from Seller and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times prior to and as of the Closing with respect to such Property or Parcel(s) thereof (or such other time period specified below), of each of the following conditions:

(a) All of the representations and warranties of Seller set forth in this Agreement shall be true at all times prior to, at and as of, the Closing in all material respects and Seller shall deliver a Closing Certificate in substantially the same form attached hereto as Exhibit D updating such representations and warranties.

(b) Seller shall have delivered, performed, observed and complied with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing.

(c) Seller shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

(d) No material or substantial adverse change shall have occurred with respect to the condition, financial or otherwise, of the Seller or the Property.

(e) No material or substantial adverse change shall have occurred with respect to the condition, financial or otherwise, of the Sellers of the Property.

(f) Neither the Property nor any part thereof or interest therein shall have been taken by execution or other process of law in any action prior to Closing, nor shall any action or proceeding seeking any such taking be pending.

(g) Purchaser shall have completed its Investigations of the physical condition of the Property by agents or contractors selected by Purchaser and, in its sole discretion, shall have determined the results of such Investigations to be satisfactory or shall be deemed to have waived the Investigations by the expiration of the Review Period.

(h) Purchaser shall have received, in form reasonably acceptable to Purchaser and at Seller’s expense, an engineering report that evidences compliance by the Property with all building codes, zoning ordinances and other governmental entitlements (including, without limitation, the Americans with Disabilities Act) as necessary for the operation of the Property for the current and intended use, including, without limitation, certificates of occupancy (or evidence of the existence thereof) and such other permits, licenses, approvals, agreements and authorizations as are required for the operation of the Property for its current and intended use.

(i) All necessary approvals, consents and the like to the validity and effectiveness of the transactions contemplated hereby have been obtained. Purchaser has reviewed the Due Diligence Materials and, in its sole discretion, shall have determined the results of such review of the Due Diligence Materials to be satisfactory.

(j) No portion of the Property shall have been destroyed by fire or casualty.

(k) No condemnation, eminent domain or similar proceedings shall have been commenced or threatened in writing with respect to any portion of the Property.

(l) Tenant shall have executed and delivered such non-disturbance and attornment agreements and agreements subordinating the Lease to liens of Purchaser’s lenders in such form as is deemed commercially reasonable.

(m) Seller shall deliver to Purchaser estoppel certificates in such form as Purchaser may reasonably require, dated not more than thirty (30) days prior to the Closing Date, from (i) the Tenant under the Lease; (ii) such parties to reciprocal easement agreements or agreements of conditions, covenants and restrictions as Purchaser, in its sole discretion, deems necessary or appropriate, and (iii) such other parties as Purchaser, in its sole discretion, deems necessary or appropriate.

(n) Purchaser and Seller shall have executed a Lease for each Parcel of Property being purchased;

(o) Guarantor shall have executed and delivered the Guaranty to Purchaser.

(p) Guarantor shall have executed and delivered the Guaranty of Sublease to Purchaser, if the Sublease is being entered into and the Required Consents have been obtained prior to Closing.

7.2 Failure of Conditions to Purchaser’s Obligations. In the event any one or more of the conditions to Purchaser’s obligations are not satisfied or waived in whole or in part at any time prior to or as of the Closing of the Property, Purchaser, at Purchaser’s option, shall be entitled to: (a) terminate this Agreement with regard to the Property by giving written notice thereof to Seller, whereupon all moneys, if any, which have been delivered by Purchaser to Seller or the Title Company shall be immediately refunded to Purchaser and Purchaser shall have no further obligations or liabilities hereunder; or (b) proceed to Closing hereunder. Notwithstanding the foregoing, to the extent that Purchaser shall elect not to proceed to Closing hereunder with respect to the Property, Purchaser will deliver and/or destroy all of the Due Diligence Materials regarding the Property, at the direction of Seller.

7.3 Conditions to the Seller’s Obligations. The obligations of Seller to sell the Property to Purchaser and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times prior to and as of the Closing with respect to the Property (or such other time period specified below), of each of the following conditions:

(a) All of the representations and warranties of Purchaser set forth in this Agreement shall be true at all times prior to, at and as of, the Closing in all material respects.

(b) Purchaser shall have delivered, performed, observed and complied with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing.

(c) Purchaser shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

7.4 Failure of Conditions to Seller’s Obligations. In the event any one or more of the conditions to Seller’s obligations are not satisfied or waived in whole or in part at any time prior to or as of the Closing, Seller, at Seller’s option, shall be entitled to: (a) terminate this Agreement with respect to the Property by giving written notice thereof to Purchaser, whereupon all moneys, if any, which have been delivered by Seller to Purchaser or the Title Company shall be immediately refunded to Seller and Seller shall have no further obligations or liabilities hereunder; or (b) proceed to Closing hereunder.

ARTICLE VIII.

PROVISIONS WITH RESPECT TO THE CLOSING

8.1 Seller’s Closing Obligations. At the Closing with respect to the Property or applicable Parcel(s) thereof or the applicable Ground Lease Property, Seller shall furnish and deliver to the Purchaser, at Seller’s expense, the following:

(a) The Deed or Assignment and Assumption Agreement (as applicable), Title Policy (or the Title Commitment or pro forma policy marked-up and initialed by the Title Company), Bill of Sale, Certificate of Non-Foreign Status, Closing Certificate, the Lease(s), the Required Consents, Guaranty of Sublease or Lease (as applicable), and the Sublease (as applicable), each document being duly executed and acknowledged by Seller and in recordable form, where appropriate, in the state and county in which the Property is located, and acceptable to Purchaser.

(b) The Guaranty, each document being duly executed and acknowledged by Guarantor.

(c) Certificates of casualty and fire insurance for the applicable Parcel(s) of Property or Ground Lease Property, and satisfactory evidence of all other insurance coverages, to the extent that such insurance coverages are being assigned to Purchaser, showing Purchaser as the assignee thereof.

(d) Search Reports, dated not more than ten (10) days prior to Closing, evidencing no UCC-1 Financing Statements or other filings in the name of Seller with respect to the Property which will remain on the Property subject to the exercise of the Option or Ground Lease Option after the Closing or an indemnification in form reasonably acceptable to Seller and Purchaser with respect to any such UCC-1 Financing Statements or other filings.

(e) Such affidavits or letters of indemnity from Seller as the Title Company shall reasonably require in order to omit from the Title Policy all exceptions for unfilled mechanic’s, materialman’s or similar liens and rights of parties in possession (other than Tenant under the Lease).

(f) Any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the Deed by any state, county or municipal agency having jurisdiction over the Property subject to the exercise of the Option or Ground Lease Option or the transactions contemplated hereby.

(g) Such instruments or documents as are necessary, or reasonably required by Purchaser or the Title Company, to evidence the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the purchase, sale and lease transaction contemplated hereby.

(h) Such other documents as are reasonably required by Purchaser to carry out the terms and provisions of this Agreement.

(i) All necessary approvals, consents, certificates to the validity and effectiveness of the transactions contemplated hereby.

(j) The estoppel certificates required by Purchaser pursuant to Section 6.1 hereof.

(k) Attornment agreements, estoppel certificates and agreements subordinating the Lease to liens of Purchaser’s lenders as are required by the terms and conditions of this Agreement.

(1) Any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the Assignment and Assumption Agreement (if applicable) by any state, county or municipal agency having jurisdiction over the Property or the transactions contemplated hereby.

8.2 Purchaser’s Closing Obligations. At the Closing with respect to the Property, Purchaser shall furnish and deliver to Seller, at Purchaser’s expense, the following:

(a) Federal Reserve, wire transfer funds or other immediately available collected funds payable to the order of Seller representing the Purchase Price due in accordance with Section 2.3 hereof.

(b) The Closing Certificate duly executed and acknowledged by Purchaser.

(c) Such instruments or documents as are necessary, or reasonably required by Seller or the Title Company, to evidence the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase, sale and lease transaction contemplated hereby.

(d) Such other documents as are reasonably required by Seller to carry out the terms and provisions of this Agreement.

(e) All necessary approvals, consents, certificates and the like to the validity and effectiveness of the transaction contemplated hereby, including, but not limited to, Purchaser’s board of directors.

ARTICLE IX.

EXPENSES OF CLOSING

9.1 Adjustments.

(a) Except as otherwise specifically provided in Section 9.1(b) hereof, all taxes, assessments, water or sewer charges, gas, electric, telephone or other utilities, operating expenses, employment charges, premiums on insurance policies, rents or other normally proratable items, shall be prorated between Seller and Purchaser as of the Closing Date. Seller and Purchaser will use their best efforts so that all providers of utility services to the applicable

Property will determine and bill Purchaser for all costs incurred up to the Closing Date and will bill Purchaser for all costs incurred on and after the Closing Date.

(b) Seller shall pay all real estate taxes and current installments of assessments, of whatever kind, accruing against the Property prior to the year in which the Closing occurs. All real estate taxes, sewer rents and taxes, current installments of assessments and charges, or any other governmental tax or charge, levied or assessed against the applicable Property for the year in which the Closing occurs (irrespective of when such taxes, assessments and charges are due and payable), including, without limitation, that year’s installment (both principal and interest) of any special assessments which are encumbrances permitted hereunder and which are due and payable in the year in which the Closing occurs, shall be prorated between Purchaser and Seller as of the Closing Date; provided, however, that any supplemental assessment of real property taxes attributable to the period prior to the Closing Date (except for any subsequent assessment for prior years due to change in land usage or ownership which shall be the responsibility of Purchaser) whether or not a lien has been assessed or a bill issued therefor on the Closing Date, shall remain Seller’s responsibility and liability. If the precise amount of taxes and assessments for the year in which the Closing occurs cannot be ascertained on the Closing Date, proration shall be computed on the basis of the taxes and assessments payable for the year preceding the year in which the Closing occurs, with readjustment to be made as soon as reasonably practicable after the actual assessed valuation and the actual rate are determined.

9.2 Closing Costs. Seller shall pay (a) all title examination fees and premiums for the Title Policy (including all endorsements) and extended coverage; (b) the cost of the Search Reports; (c) the cost of the Survey; (d) Seller’s legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered by Seller hereunder, including without limitation, the cost of performance by Seller of these obligations hereunder; (e) all other costs and expenses which are required to be paid by Seller pursuant to other provisions of this Agreement; (f) any and all state, municipal or other documentary or transfer taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement or any agreement or commitment described or referred to herein; and (g) the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein. Purchaser shall pay (y) Purchaser’s legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Purchaser hereunder, including, without limitation, the cost of performance by Purchaser of its obligations hereunder; and (z) all other costs and expenses which are required to be paid by Purchaser pursuant to other provisions of this Agreement. If not otherwise specifically set forth herein, Purchaser and Seller shall each be responsible for other costs in the usual and customary manner for this kind of transaction in the county where the Property is located.

9.3 Commissions/Consultant’s Fees. Purchaser and Seller each hereby represent and warrant to the other that neither party has contacted any real estate broker, finder or any other party in connection with this transaction, and that it has not taken any action which would result in any real estate broker’s, finder’s or other fees being due or payable to any party with respect to the transaction contemplated hereby, or being due and payable with respect to any subsequent sale, lease, purchase or other transaction with respect to all or any portion of the Property. Any party to this Agreement through whom a claim to any consultant’s, broker’s, finder’s or other fee is made, shall indemnify, defend and hold harmless the other party to this Agreement from any other loss, liability, damage, cost or expense, including, without limitation, reasonable attorney’s fees, court costs and other legal expenses paid or incurred by the other party, that is in any way related to such a claim.

ARTICLE X.

DEFAULT AND REMEDIES

10.1 Seller’s Default; Purchaser’s Remedies.

(a) Seller’s Default. Seller shall be deemed to be in default hereunder upon the occurrence of one of the following events: (i) any of Seller’s warranties or representations set forth herein or in the Loan Documents shall be untrue in any material respect when made or at any Closing; or (ii) Seller shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement or the Loan Documents, which, in either of such events, is not cured by Seller within ten (10) days following receipt by Seller of written notice of default from Purchaser.

(b) Purchaser’s Remedies. In the event Seller shall be deemed to be in default hereunder Purchaser may, at Purchaser’s sole option, do one or more of the following: (i) terminate this Agreement by written notice delivered to Seller on or before the Closing whereupon all moneys, if any, which have been delivered by Purchaser to Seller or the Title Company shall be immediately refunded to Purchaser; and/or (ii) enforce specific performance of this Agreement against Seller including Purchaser’s reasonable costs and attorneys’ fees and court costs in connection therewith; and/or (iii) exercise any other right or remedy Purchaser may have at law or in equity by reason of such default including, but not limited to, the recovery of reasonable attorneys’ fees and court costs incurred by Purchaser in connection herewith.

10.2 Purchaser’s Default; Seller’s Remedies.

(a) Purchaser’s Default. Purchaser shall be deemed to be in default hereunder upon the occurrence of one of the following events: (i) any of Purchaser’s warranties or representations set forth herein shall be untrue in any material respect when made or at Closing; or (ii) Purchaser shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement.

(b) Seller’s Remedies. In the event that Purchaser shall be deemed to be in default hereunder, Seller may terminate this Agreement and Purchaser shall deliver to Seller all Due Diligence Materials and other information provided to Purchaser by Seller or its agents, Thereafter, except as otherwise specifically set forth in this Agreement, neither Purchaser nor Seller shall have any further rights or obligations under this Agreement.

ARTICLE XI.

MISCELLANEOUS

11.1 Survival. All of the representations, warranties, covenants, agreements and indemnities of Seller and Purchaser contained in this Agreement, shall survive each Closing for a period of three (3) years from the applicable Closing Date and shall not merge upon the acceptance of the Deed or the Assignment and Assumption Agreement by Purchaser.

11.2 Right of Assignment. Neither this Agreement nor any interest herein may be assigned or transferred by either Party to any person, firm, corporation or other entity without the prior written consent of the other Party, which consent may be given or withheld in the sole discretion of such other Party.

11.3 Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be either (a) delivered in person, (b) sent by certified mail, return-receipt requested, (c) delivered by a recognized delivery service or (d) sent by facsimile transmission and addressed as follows:

If intended for Purchaser:	EPT SKI PROPERTIES, INC.
c/o Entertainment Properties Trust
30 W. Pershing Road, Suite 201
Kansas City, Missouri 64108
Phone: (816) 472-1700
Fax: (816) 472-5794
Attention: David M. Brain, CEO

With a copy to:	EPT SKI PROPERTIES, INC.
c/o Entertainment Properties Trust
30 W. Pershing Road, Suite 201
Kansas City, Missouri 64108
Phone: (816) 472-1700
Fax: (816) 472-5794
Attention: Gregory K. Silvers, General Counsel

If intended for Seller:	Peak Resorts, Inc.
17409 Hidden Valley Drive
Eureka, Missouri 63025

With a copy to:	David L. Jones
Helfrey, Simon & Jones, P.C.
120 South Central Avenue, Suite 1500
St. Louis, Missouri 63105
Telephone: (314) 725-9100
Facsimile: (314) 725-5754

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 P.M. on any Business Day at the addressee’s location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 A.M. on the first Business Day thereafter.

11.4 Entire Agreement; Modifications. This Agreement, together with the other documents, instruments and agreements heretofore or hereinafter entered into in connection with the transactions contemplated herein, embody and constitute the entire understanding between the Parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the Party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

11.5 Applicable Law. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI. The Parties agree that jurisdiction and venue for any litigation arising out of this Agreement shall be in the Courts of Jackson County, Missouri or the U.S. District Court for the Western District of Missouri and, accordingly, consent thereto.

11.6 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

11.7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

11.8 Time is of the Essence. With respect to all provisions of this Agreement, time is of the essence. However, if the first date of any period which is set out in any provision of this Agreement falls on a day which is not a Business Day, then, in such event, the time of such period shall be extended to the next day which is a Business Day.

11.9 Waiver of Conditions. Any Party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such Party. No waiver by a Party of any breach of this Agreement or of any warranty or representation hereunder by the other Party shall be deemed to be a waiver of any other breach by such other Party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other Party, whether or not the first Party knows of such breach at the time it accepts such payment or performance. No failure or delay by a Party to exercise any right it may have by reason of the default of the other Party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first Party while the other Party continues to be so in default.

11.10 Confidentiality. Except as hereinafter provided, from and after the execution of this Agreement, Seller and Purchaser shall keep the Due Diligence Materials and the contents thereof confidential and shall not disclose the contents thereof except to their respective attorneys, accountants, engineers, surveyors, financiers, bankers and other parties necessary for the consummation of the contemplated transactions and except to the extent any such disclosure is necessary in connection with the enforcement of the right of a Party hereunder.

11.11 Attorneys’ Fees. If either Party obtains a judgment against the other Party by reason of a breach of this Agreement, a reasonable attorneys’ fee as fixed by the court shall be included in such judgment.

11.12 Remedies Cumulative. Except as herein expressly set forth, no remedy conferred upon a Party by this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law, in equity or by statute.

11.13 Terminology. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “herein,” “hereof,” “hereunder” and similar terms shall refer to this Agreement unless the context requires otherwise. Whenever the context so requires, the neuter gender includes the masculine and/or feminine gender, and the singular number includes the plural and vice versa.

11.14 Estoppel. Each Party confirms and agrees that (a) it has read and understood all of the provisions of this Agreement; (b) it is an experienced real estate investor and is familiar with major sophisticated transactions such as that contemplated by this Agreement; (c) it has negotiated with the other Party at arm’s length with equal bargaining power; and (d) it has been advised by competent legal counsel of its own choosing.

11.15 Joint Preparation. This Agreement (and all exhibits thereto) is deemed to have been jointly prepared by the Parties hereto, and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any Party, but shall be interpreted according to the application of the rules of interpretation for arm’s-length agreements.

11.16 Counterparts. This Agreement may be executed at different times and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the Party against whom enforcement is sought.

11.17 Non-Assignable Agreement. Seller hereby covenants and agrees to use commercially reasonable efforts to obtain all necessary consents to the assignment of any of the Business Agreements, Warranties, Permits and Engineering Documents (for the purposes of this

Section 11.17, the terms Business Agreements, Warranties, Permits and Engineering Documents shall include all agreements, documents and instruments included within such definitions, whether or not the same are assignable by Seller) as Purchaser and Seller shall mutually agree upon. If and to the extent that any of the Business Agreements, Warranties, Permits and Engineering Documents are not assignable without the consent or approval of a third party, and either (a) Purchaser does not request that Seller obtain such approval, or (b) Seller is unable to obtain such approval following Purchaser’s request that Seller obtain such consent or approval, then, in either of such cases, and subject to the Purchaser’s rights as hereinafter provided, Seller hereby agrees and acknowledges that it will, from and after Closing, own and hold such Business Agreements, Warranties, Permits and Engineering Documents as agent on behalf of and for the benefit of Purchaser, and Seller will from time to time execute such documents as Purchaser shall reasonably require to evidence that Seller own and hold such Business Agreements, Warranties, Permits and Engineering Documents as agent on behalf of and for the benefit of Purchaser. If Purchaser requests that Seller obtain any required third party consents for the assignment by Seller to Purchaser of any of the Business Agreements, Warranties, Permits and Engineering Documents, and Seller is unable to obtain such consent or approval, then Purchaser shall have the rights to determine that the Due Diligence Materials with respect to the Property in question are not acceptable to Purchaser, and to exercise Purchaser’s rights under Article VII hereof.

11.18 Rule Against Perpetuities Savings Clause. Purchase and Seller intend that all of the rights, titles and interests granted hereunder to either party constitute current interests that are vested in the parties upon the Closing Date and the consummation of Closing. If and to the extent that any of the rights, title or interests granted hereunder, or in any document or instrument hereinafter entered into in connection with any matter referenced or described herein, are deemed to be or to constitute future estates or interests so as to be void or unenforceable in whole or in part as a result of the application of the rule against perpetuities, then, to the extent that there is no other rule of law, statute or judicial decision that would cause such rights to remain enforceable without regard to the provisions of this Section 11.18, then the Parties agree that all such rights, titles or interests that would otherwise be void or unenforceable in whole or in part as a result of the application of the rule against perpetuities, shall terminate as of that date which is twenty (20) years and three hundred sixty-four (364) days after the date of the later to occur of the last to die of the issue of the children of Gregory K. Silvers living as of the date of this Agreement.

11.19 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER AGREEMENTS.

[Signature page follows.]

EXECUTED to be effective as of the Effective Date.

SELLER:

HIDDEN VALLEY GOLF AND SKI, INC., a Missouri corporation
	By:	/s/ Stephen J. Mueller
Stephen J. Mueller

SNOW CREEK, INC., a Missouri corporation
	By:	/s/ Stephen J. Mueller
Stephen J. Mueller

PAOLI PEAKS, INC., a Missouri corporation
	By:	/s/ Stephen J. Mueller
Stephen J. Mueller

BRANDYWINE SKI RESORT, INC., an Ohio corporation
	By:	/s/ Stephen J. Mueller
Stephen J. Mueller

BOSTON MILLS SKI RESORT, INC. an Ohio corporation
	By:	/s/ Stephen J. Mueller
Stephen J. Mueller

JFBB SKI AREAS, INC. a Missouri corporation
	By:	/s/ Stephen J. Mueller
Stephen J. Mueller

PURCHASER:

EPT SKI PROPERTIES, INC., a Delaware corporation
	By:	/s/ Gregory K. Silvers
Gregory K. Silvers, Secretary

EXHIBITS TO OPTION AGREEMENT:

Exhibit A	Legal Description of Property

Exhibit B	Bill of Sale

Exhibit C	Certificate of Non-Foreign Status

Exhibit D	Closing Certificate

Exhibit E	Assignment and Assumption of Ground Lease and Consent to Sublease

Exhibit F	Form of Surveyor’s Certificate

Exhibit G	Form of Lease

Exhibit H	Form of Guaranty

Exhibit I	Form of Guaranty of Sublease

EXHIBIT A
TO OPTION AGREEMENT

LEGAL DESCRIPTIONS OF THE PARCELS OF PROPERTY

Hidden Valley

[insert description]

Snow Creek

[insert description]

Boston Mills:

[insert description]

Brandywine

[insert description]

Paoli Peaks

[insert description]

A-1

Hidden Valley

LEGAL DESCRIPTION

PARCEL No. 1:

A Tract of land in part of the Southwest 1/4 and part of the West 1/2 of the Southeast 1/4 of Section 23, Township 44 North, Range 3 East, St. Louis County, Missouri, and described as follows: Beginning at the Southeast corner of the Southwest 1/4, as aforementioned; thence along the North and South center line of said Section 23 North 1 degree 24 minutes 20 seconds East, 600.00 feet to a point; thence leaving said center section line and running along a line parallel with the South line of said Section 23 North 89 degrees 37 minutes West, 700.00 feet to a point; thence leaving said point and running along a line parallel with said center Section line North 1 degree 24 minutes 20 seconds East, 400.00 feet to a point; thence leaving said point and runing along a line parallel with the West line of said Section 23, due North, 1,702.72 feet, more or less, to a point on the East and West centerline of said Section 23; thence along said center Section line North 89 degrees 50 minutes East, 2,099.74 feet to the Northeast corner of the West 1/2 of the Southeast 1/4, as aforementioned; thence along the East line of said West 1/2 of the Southeast 1/4 South 0 degrees 42 minutes West, 2,720.19 feet, more or less, to a point on the South line of Section 23, as aforementioned; thence along said South line North 89 degrees 45 minutes West, 137.51 feet to a point being the Southeast corner of property conveyed to Clifford P. Bazan and wife by Deed recorded in Book 6547 Page 211 of the St. Louis County Records; thence along said Bazan’s Eastern line the following bearings and distance; North 35 degrees 25 minutes West, 115.00 feet; North 23 degrees 35 minutes West, 114.95 feet; North 5 degrees 34 minutes 30 seconds East, 164.48 feet and North 17 degrees 13 minutes East, 535.96 feet to th Northeastern corner thereof ; thence along said Bazan’s Northern line North 69 degrees 47 minutes West, 235.14 feet to the Northwestern corner thereof thence along said Bazan’s Western line South 24 degrees 29 minute 30 seconds West 349.13 feet and South 25 degrees 00 minutes 30 seconds West, 701.40 feet to the Southwestern corner thereof said point being on teh South line of said Section 23: thence along said South line North 89 degrees 45 minutes West 653.04 feet to the point of beginning, excepting therefrom that part conveyed to Timothy D. Boyd and wife by Deed recorded in Book 9810 Page 2219.

PARCEL No. 2:

A Tract of land being in the Southwestern quarter of Section 23, Township 44 North, Range 3 East and being more particularly described as follows:

Commencing at a point in the center of Section 23, thence West along the East-West center line of Section 23, South 89 degrees 51 minutes 07 seconds, West 762.36 feet to a point; thence South 00 degrees 00 minutes 23 seconds, East 1,702.36 feet to the point of beginning; thence South 02 degrees 05 minutes 02 seconds, West 400.00 feet to a point; thence South 89 degrees 37 minutes 00 seconds East, 700.00 feet to a point; thence South 02 degrees 05 minutes 02 seconds, West 100.00 feet to a point thence North 04 degrees 56 minutes 21 seconds, East 501.41 feet to the point of beginning.

PARCEL No. 3:

Commencing at a point in the center of Section 23, thence West along the East-West centerline of Section 23, South 89 degrees 51 minutes 07 seconds, West 762.36 feet to a point; thence South 00 degrees 00 minutes 23 seconds, East 878.26 feet to the point of beginning; thence continuing South 00 degrees 00 minutes 23 seconds, East 552.00 feet to a point; thence South 89 degrees 59 minutes 37 seconds, West 200.00 feet to a point; thence North 00 degrees 00 minutes 23 seconds, West 112.00 feet to a point; thence North 24 degrees 26 minutes 16 seconds, East 483.32 feet to the point of beginning.

PARCEL No. 4:

A Tract of land in the Southwest 1/2 of Fraction Section 23, Township 44 North, Range 3 East, St. Louis County, Missouri and described as follows:

Beginning at the Southwest corner of said Section 23, thence along the South line of Section 23 South 89 degrees 37 minutes East 2647.66 feet to the Southeast corner of said South 1/4; thence along the North and South center line of said Section 23 North 1 degree 24 minutes 20 seconds East, 600.00 feet to a point; thence leaving said center section line and running along a line parallel with the South line of said Section 23 North 89 degrees 37 minutes West, 700.00 feet to a point; thence leaving said point and running along a line parallel with the said North and South center section line North 1 degree 24 minutes 20 seconds East, 400.00 feet to a point; thence leaving said point and running along a line parallel with the west line of said Section 23, Due North, 1702.72 feet, more or less, to a point on the East and West centerline of said Section 23; thence along said center section line South 89 degrees 50 minutes West, 1972.15 feet, more or less, to the Northwest corner of the Southwest 1/4, as aforementioned; thence along the West line of said Section 23, Due South 2684.63 feet to the point of beginning, EXCEPTING THEREFROM that portion of the above described property deeded to Hidden Valley Golf & Ski, Inc. according to instrument recorded in Book 12508 Page 1857. Being now known as Adjusted parcel 1 of the Boundary Adjustment Plat recorded in Book 348 Page 65 of the St. Louis County Records.

Snow Creek

LEGAL DESCRIPTION

A tract of land described as follows: Commencing at the West Quarter of Section 20, Township 54 North, Range 36 West, Platte County, Missouri; thence along Section line, South 00 degrees 24’29” West 599.71 feet to an iron bar established by Gene Buzzard, L.S. 1463, in a survey completed May 20, 1983, said point also being the Southeast corner of a tract of land as described through “Correction Deed” recorded in Book 665, Page 479 and Book 665, Page 480; thence along the Southern boundary of said tract, North 88 degrees 54’ 43” West 746.26 feet to an iron bar previously established by Gene Buzzard, L.S. 1463; thence South 00 degrees 13’ 43” East 184.60 feet; thence along an existing ancient fence, North 89 degrees 29’ 18” West 1134.00 feet along a line surveyed April, 1913 by Walter Spratt, recorded in Survey Book Page 34 and 35, said point falling in the centerline of the old road running from Iatan to Weston; thence South 12 degrees 11’ 58” East 100.00 feet; thence South 80 degrees 33’ 43” West 90.00 feet to the Eastern right of way of an abandoned railroad; thence along said right of way South 34 degrees 57’ 52” East 132.00 feet; thence South 55 degrees 01’ 50” West 148.06 feet to a point 50.00 feet Easterly of the centerline of the existing present railroad tracks; thence along a line 50.00 feet East of, and parallel to, said centerline South 37 degrees 13’ 59” East 1550.35 feet; thence continuing along right of way, South 40 degrees 07’04” East 460.29 feet to the South line of Section 19; thence along Section line, South 88 degrees 59’ 34” East 777.43 feet to the Southwest corner of Section 20; thence along Section line, South 00 degrees 19’ 20” East 914.95 feet to the Eastern right of way of the existing railroad; thence along said right of way, South 40 degrees 07’ 04” East 3624.17 feet; thence continuing along right of way, having a center line bearing of South 45 degrees 06’ 07” East 2018.77 feet to the intersection of said right of way and the Northern meander line of a tract of land as recorded in Book 638, Page 865, as surveyed in January, 1904, by W.E. Moutaguss; thence along said line, North 47 degrees 29’ 51” East 451.11 feet (North 48 degrees East 462 feet record); thence North 44 degrees 55’ 52” East 334.62 feet (North 40 degrees East 334.62 feet record); thence North 13 degrees 18’ 26” East 257.33 feet (North 12 degrees East 257.40 feet record); thence North 36 degrees 14’ 50” East 245.35 feet (North 33 degrees East 244.20 feet record); thence North 13 degrees 53’ 45” East 128.70 (North 12 degrees 30’ East 128.70 feet record); thence North 26 degrees 22’ 35” East 214.56 feet (North 26 degrees East 214.50 feet record); thence South 88 degrees 06’ 21” East 559.97 feet (East 582.12 feet record) to the East line of Section 29, said point being 1584.00 feet North of the Southeast corner of said Section; thence along Section line, North 00 degrees 52’38” East 1073.94 feet to the East Quarter corner of said Section 29; thence along Quarter Section line, North 88 degrees 21’ 21” West 1314.59 feet to Quarter Quarter Section line; thence along said line, North 00 degrees 06’ 05” East 1321.81 feet; thence along Quarter Section line, North 86 degrees 27’ 12” West 358.33 feet to a 22” X 12” X 4” limestone set by W.H. Daugherty, Platte County Surveyor, May 10, 1883; thence 00 degrees 50’ 08” East 1306.51 feet to the North line of said Section 29; thence along Section line, North 89 degrees 34’ 58” East 340.61 feet; thence North 00 degrees 10’ 05” East 1313.11 feet to the Quarter

Quarter Section line; thence along said line, North 89 degrees 19’ 42” West 1319.37 feet to a stone found at the East Quarter corner of the Southwest Quarter of Section 20; thence continuing along Quarter Quarter Section line, North 88 degrees 31’ 01” West 1313.78 feet to Quarter Quarter Section line; thence along said line, North 00 degrees 09’ 38” West 1333.56 feet to a stone found at the North Quarter corner of the Southwest Quarter of said Section 20; thence North 88 degrees 33’ 20” West 1314.19 feet to the point of beginning, less any part, if any, taken or used for road, all in Platte County, Missouri. EXCEPT all that part of the Southeast Quarter of Section 19, Township 54, Range 36, bounded on the East by the land described in the first paragraph of the legal description in Deed in Book 688 at Page 689, bounded on the North by the extension of the last course of the North line of the above-described land (as paragraph one in Deed in Book 688 at Page 689) Westerly to a point 50 feet East of the center line of the present railroad track, bounded on the West by a line parallel to and 50 feet Easterly distance from the center line of the present railroad track, bounded on the South by the South line of the Southeast Quarter of Section 19, Township 54, Range 36. The above described is further described by Survey by Gene Buzzard & Associates, Inc., on March 14, 1990, File No. 889-851PSFF described as follows: All of the right of way of the Chicago Burlington and Quincy Railroad Company located 60 feet Northeasterly of the centerline of the main track of said railroads, being parallel and concentric with said main track, between the Northerly bank of Mission Creek and the South line of the Southeast Quarter of Section 19, all being in said Southeast Quarter of Section 19, Township 54 North, Range 36 West, Platte County, State of Missouri, containing 5 Acres, more or less, recorded in Book 245 at Page 507 in the office of the Recorder of Deeds, Platte County, Missouri, except for that part recorded in Book 558 at Page 425 in the office of the Recorder of Deeds, Platte County, Missouri, more particularly described as follows: Beginning at a found bar and cap L.S. #1724 at the Southeast corner of the Southeast Quarter of Section 19, Township 54 North, Range 36 West, Platte County, Missouri; thence N 88 degrees 59’ 34” W, along the South line of said Southeast Quarter, 747.19 feet to a point on the Northeast right of way line of the previous main line track and the True Point of Beginning; thence Northwesterly along said Northeasterly right of way line of the previous main line track along a curve to the right having a radius of 6825.55 feet, and an arc length of 509.48 feet; thence continuing along said Northeasterly right of way line of the previous main line track N 33 degrees 45’ 25” W, 1652.77 feet to the Northeasterly corner of a tract conveyed to Martin M. and Ruth M. Ohlhausen, recorded in Book 595 at Page 601 in the office of the Recorder of Deeds, Platte County, Missouri; thence S 51 degrees 22’ 05” W, along the Ohlhausen Tract, 147.22 feet to a point on the Northeasterly right of way line of the Chicago, Burlington and Quincy Railroad Company right of way that is 60 feet Northeasterly measured at right angles from the new centerline of said Chicago, Burlington and Quincy Railroad Company; thence S 37 degrees 13’ 59” E, along a line that is 60 feet Northeasterly and parallel to the centerline of said railroad, 1404.51 feet; thence along a curve to the left being 60 feet at right angles and concentric with said centerline having a radius of 11399.20 feet with an arc length of 574.10 feet; thence S 40 degrees 07’ 04” E, 166.86 feet, being 60 feet at right angles and parallel to said centerline of railroad, to a point on the South line of the Southeast Quarter of said Section 19; thence S 88 degrees 59’ 34” E, along said South line, 16.74 feet to the true point of beginning.

Boston Mills:

LEGAL DESCRIPTION

PARCEL I:

Situated in the Township of Boston, County of Summit and State of Ohio:

And known as being the following part of Original Lots One and Two in Tract No. 1, to wit:

Beginning at the Intersection of the centerline of Riverview Road (County Road No. 9) and Boston Mills Road (County Road No. 32);

Thence, proceeding along the centerline of Boston Mills Road the following courses:

North 84 deg. 54’ 00” West, 222.25 feet;

North 61 deg. 40’ 30” West, 297.97 feet;

South 78 deg. 51’ 30” West, 224.65 feet;

South 30 deg. 46’ 30” West, 169.73 feet;

South 57 deg. 52’ 10” West, 95.70 feet;

South 30 deg. 09’ 10” West, 144.70 feet;

North 83 deg. 49’ 20” West, 262.02 feet;

South 48 deg. 57’ 40” West, 201.41 feet;

South 64 deg. 19’ 30” West, 195.82 feet;

South 47 deg. 16’ 10” West, 374.94 feet;

South 61 deg. 58’ 10” West, 136.80 feet;

South 55 deg. 40’ 10” West, 204.88 feet;

South 66 deg. 01’ 00” West, 273.49 feet;

Thence North 03 deg. 10’ 30” East a distance of 478.16 feet to a point;

Thence North 03 deg. 56’ 30” East a distance of 486.76 feet to a point;

Thence North 03 deg. 34’ 30” East a distance of 276.86 feet to a point;

Thence North 04 deg. 23’ 30” East a distance of 132.00 feet to a point;

Thence North 67 deg. 18’ 30” East a distance of 159.49 feet to a point;

Thence North 37 deg. 57’ 30” East a distance of 725.80 feet to a point;

Thence North 35 deg. 41’ 30” East a distance of 1262.93 feet to a point;

Thence South 41 deg. 13’ 30” East a distance of 358.72 feet to a point;

Thence North 81 deg. 34’ 30” East a distance of 584.53 feet to a point located in the centerline of Riverview Road;

Thence proceeding along the centerline of Riverview Road along a curve to the Southwest, said curve has a chord of 149.71 feet and a chord bearing of South 10 deg. 39’ 05” West to a point of tangency;

Thence South 04 deg. 40’ 00” East along the centerline of Riverview Road a distance of 1766.61 feet to the Place of Beginning;

Reserving therefrom however for the use of Grantors, their heirs, executors and assigns, and their invitees, licensees and employees, an easement fifty feet (50’) in width running Westerly and Northerly from Riverview Road to the Ohio Edison easement situated on Grantors’ remaining property, said easement being the most Northerly fifty (50’) of the property herein conveyed;

EXCEPTING FROM the above following described Parcels 1, 2 and 3:

Parcel 1:

Situated in the Township of Boston, County of Summit and State of Ohio:

And known as being part of Original Lot No. 2, in Tract No. 1, to wit:

Beginning at the intersection of the centerline of Riverview Road C. H. No. 9 (60 feet wide) with the centerline of the Boston Mills Road, C.H. No. 32 (60 feet wide);

Thence North 84 deg. 54’ West a distance of 222.25 feet to an angle point in said road;

Thence North 61 deg. 40’ 30” West along the centerline of the Boston Mills Road, a distance of 297.97 feet to an angle point in said road,

Thence South 78 deg. 51’ 30” West along the centerline of Boston Mills Road, a distance of 224.65 feet to an angle point in Boston Mills Road,

Thence South 30 deg. 46’ 30” West a distance of 169.73 feet along the centerline of Boston Mills Road to an angle point;

Thence South 57 deg. 52’ 10” West along the centerline of Boston Mills Road, a distance of 95.70 feet to an angle point;

Thence South 30 deg. 09’ 10” West along the centerline of Boston Mills Road, a distance of 144.70 feet to an angle point;

Thence North 83 deg. 49’ 20” West along the centerline of Boston Mills Road, a distance of 262.02 feet to an angle point;

Thence South 48 deg. 57’ 40” West a distance of 201.41 feet to an angle point;

Thence South 64 deg. 19’ 30” West along the centerline of Boston Mills Road, a distance of 195.82 feet to an angle point;

Thence South 47 deg. 16’ 10” West along the centerline of Boston Mills Road, a distance of 374.94 feet to an angle point;

Thence South 61 deg. 58’ 10” West along the centerline of Boston Mills Road, a distance of 136.80 feet to an angle point;

Thence South 55 deg. 40’ 10” West along the centerline of Boston Mills Road, a distance of 204.88 feet to an angle point;

Thence South 66 deg. 01’ 00” West along the centerline of Boston Mills Road, a distance of 173.49 feet to the True Place of Beginning of this parcel of land;

Thence continuing South 66 deg. 01’ 00” West along the centerline of Boston Mills Road, a distance of 100.00 feet to a point;

Thence North 03 deg. 10’ 30” East a distance of 478.16 feet to a point;

Thence South 86 deg. 59’ 29” East a distance of 161.80 feet to a point;

Thence South 03 deg. 10’ 30” West, a distance of 332.77 feet to a point;

Thence North 86 deg. 59’ 30” West, a distance of 72.82 feet to a point;

Thence South 03 deg. 10’ 30” West, a distance of 100.00 feet to the True Place of Beginning of this parcel of land.

Parcel 2:

Situated in the Township of Boston, County of Summit and State of Ohio:

And being part of Original Lots 1 and 2, Tract 1 and more fully described as follows:

Beginning at the centerline Intersection of Riverview Road (C.H.9) and Boston Mills Road (C.H.32);

Thence along said centerline of said Boston Mills Road the following courses:

North 84 deg. 54’ 00” West, 222.25 feet;

North 61 deg. 40’ 30” West, 297.97 feet;

South 78 deg. 51’ 30” West, 224.65 feet;

South 30 deg. 46’ 30” West, 169.73 feet;

South 57 deg. 52’ 10” West, 95.70 feet;

South 30 deg. 09’ 10” West, 144.70 feet;

North 83 deg. 49’ 20” West, 262.02 feet;

South 48 deg. 57’ 40” West, 201.41 feet;

South 64 deg. 19’ 30” West, 195.82 feet;

South 47 deg. 16’ 10” West, 374.94 feet;

South 61 deg. 58’ 10” West, 136.80 feet;

South 55 deg. 40’ 10” West, 204.88 feet;

South 66 deg. 01’ 00” West, 173.47 feet to a point;

Thence North 03 deg. 10’ 30” East a distance of 100.00 feet to a point;

Thence South 86 deg. 59’ 30” East a distance of 72.82 feet to a point;

Thence North 03 deg. 10’ 30” East a distance of 332.77 feet to a point;

Thence North 86 deg. 59’ 29” West a distance of 161.80 feet to a point;

Thence North 03 deg. 56’ 30” East a distance of 45.00 feet to a point and the True Place of Beginning of the parcel herein to be described:

Thence North 03 deg. 56’ 30” East a distance of 441.76 feet to a point;

Thence North 03 deg. 34’ 30” East a distance of 276.86 feet to a point;

Thence North 04 deg. 23’ 30” East a distance of 132.00 feet to a point;

Thence North 67 deg. 18’ 30” East a distance of 159.49 feet to a point;

Thence North 37 deg. 57’ 30” East a distance of 475.00 feet to a point;

Thence North 87 deg. 23’ 46” East a distance of 600.92 feet to a point;

Thence North 59 deg. 09’ 38” East a distance of 265.17 feet to a point;

Thence South 20 deg. 31’ 28” East a distance of 279.31 feet to a point;

Thence South 41 deg. 40’ 02” West a distance of 852.47 feet to a point;

Thence South 55 deg. 30’ 00” West a distance of 300.00 feet to a point;

Thence South 58 deg. 03’ 45” West a distance of 717.62 feet to a point and the True Place of Beginning;

Said parcel contains 22.38 acres of land, more or less, and is subject to all legal highways and easements of record as prepared in July of 1989 by Gregory H. Polles Registered Surveyor No. 6572.

Parcel 3:

A tract of land situated in Boston Township, Summit County, Ohio:

And known as being part of Lot Nos. 1 and 2, Tract No. 1, lying Westerly of the Cuyahoga River in said Boston Township and more particularly described as follows:

Commencing at the intersection of the centerline of Riverview Road (County Road No. 9) and Boston Mills Road (County Road No. 32);

Thence proceeding along the centerline of said Boston Mills Road the following courses:

North 84 deg. 54’ 00” West, a distance of 222.22 feet;

Thence North 61 deg. 40’ 30” West, a distance of 297.97 feet;

Thence South 78 deg. 51’ 30” West, a distance of 224.65 feet;

Thence South 30 deg. 46’ 30” West, a distance of 169.73 feet;

Thence South 57 deg. 52’ 10” West, a distance of 97.50 feet;

Thence South 30 deg. 09’ 10” West, a distance of 144.70 feet;

Thence North 83 deg. 49’ 20” West, a distance of 262.02 feet;

Thence South 48 deg. 57’ 40” West, a distance of 201.41 feet;

Thence South 64 deg. 19’ 30” West, a distance of 195.82 feet to the point of beginning of that parcel of land herein described;

Thence South 47 deg. 16’ 10” West, a distance of 374.94 feet;

Thence South 61 deg. 58’ 10” West, a distance of 136.80 feet;

Thence South 55 deg. 40’ 10” West, a distance of 204.88 feet;

Thence South 66 deg. 01’ 00” West, a distance of 173.47 feet;

Thence leaving the said centerline of Boston Mills Road;

Thence North 03 deg. 10’ 30” East, a distance of 100.00 feet;

Thence South 86 deg. 59’ 30” East, a distance of 72.82 feet;

Thence North 03 deg. 10’ 30” East, a distance of 332.77 feet;

Thence North 86 deg. 59’ 29” West, a distance of 161.80 feet;

Thence North 03 deg. 56’ 30” East, a distance of 45.00 feet;

Thence North 58 deg. 03’ 45” East, a distance of 717.62 feet;

Thence South 26 deg. 21’ 28” East, a distance of 397.89 feet to the point of beginning and there ending.

Said Tract contains 7.25 acres, more or less.

The above-described parcel is intended to be part of that land conveyed by Lawrence G. Lewis and Jean E. Lewis to the G. & T. Sports, Inc. on July 10, 1963 and recorded in Volume 4198, Page 625, in the records of Summit County, Ohio.

The bearings shown in this description are to an assumed meridian and are for the purpose of deriving the various angles, be the same more or less, but subject to all legal highways.

Permanent Parcel No. 06-00875

Parcel II:

Situated in the Township of Boston, County of Summit and State of Ohio:

And being part of Original Lot 1, Tract 1 and more fully described as follows:

Beginning at the centerline intersection of Riverview Road (C.H. 9) and Boston Mills Road (C. H. 32);

Thence North 04 deg. 40’ 00” East along the centerline of said Riverview Road a distance of 1042.12 feet to a point and the True Place of Beginning of the parcel herein to be described;

Thence North 04 deg. 40’ 00” West continuing along said centerline a distance of 724.03 feet to a point of curvature;

Thence continuing along said centerline following a curve to the right whose central angle is 25 deg. 18’ 26”, having a radius of 572.60 feet and an arc distance of 252.91 feet to a point;

Thence the following courses:

South 76 deg. 17’ 00” East, 300.67 feet;

South 00 deg. 01’ 50” East, 414.76 feet;

South 89 deg. 59’ 29” West, 60.79 feet;

South 05 deg. 02’ 30” East, 153.93 feet;

South 38 deg. 26’ 50” West, 164.12 feet;

South 04 deg. 40’ 00” East, 191.78 feet;

South 85 deg. 20’ 00” West, 135.00 feet to the True Place of Beginning, containing 5.36 acres of land, more or less, and is subject to all highways and easements of record.

The above-described Parcel is subject to the vacation of Old Riverview Road (C.H. 9) per Vacation Plat, Phase A as recorded on October 9, 2001 with Reception No. 54605766 of the Summit County Records and

EXCEPTING THEREFROM the dedication of Relocated Riverview Road (C.H. 9) per Dedication Plat, Phase A as recorded on May 25, 2000 with Reception No. 54425790 of the Summit County Records.

Permanent Parcel No. 06-00872

Parcel III:

Situated in the Township of Boston, County of Summit, and State of Ohio:

And being part of Original Lot 1, Tract 1, and more fully described as follows:

Beginning at the centerline intersection of Riverview Road (C.H. 9) and Boston Mills Road (C.H. 32);

Thence North 04 deg. 40’ 00” West along the centerline of said Riverview Road a distance of 206.92 feet to a point and the True Place of Beginning of the parcel herein to be described;

Thence North 04 deg. 40’ 00” West continuing along said centerline a distance of 795.20 feet to a point;

Thence North 85 deg. 20’ 00” East a distance of 266.16 feet to a point;

Thence South 00 deg. 01’ 50” East a distance of 105.55 feet to a point of curvature;

Thence following a curve to the left whose central angle is 13 deg. 41’ 57”, having a radius of 2894.93 feet and an arc distance of 692.16 feet to a point;

Thence South 85 deg. 20’ 00” West a distance of 284.30 feet to the True Place of Beginning, and containing 4.71 acres of land, more or less, and is subject to all legal highways and easements of record.

The above-described Parcel is subject to the vacation of Old Riverview Road (C.H.9) per Vacation Plat, Phase A as recorded on October 9, 2001 with Reception No. 54605766 of the Summit County Records and

EXCEPTING THEREFROM the dedication of Relocated Riverview Road (C.H. 9) per Dedication Plat, Phase A as recorded on May 25, 2000 with Reception No. 54425790 of the Summit County Records.

Permanent Parcel Nos. 06-00874 and 06-00516

Parcel IV:

Situated in the County of Summit and State of Ohio, and known as being a part of Original Lot No. 1, Tract No. 1, Boston Township, and being more particularly bounded and described as follows:

The beginning point is at an iron monument in the centerline of the Boston Mills-Brecksville Road (60.00 feet wide) at the Northwest corner of a 6.6784 acre parcel of land conveyed to the Chase Bag Company by deed recorded in Volume 1073, page 258, Parcel 1, said point being distant North 4 deg. 40’ 00” West, 1002.12 feet from an iron monument at its intersection with the centerline of Brewery Road (60.00 feet wide);

Course 1:

Thence North 85 deg. 20’ 00” East along the Northerly line of said 6.6784 acre parcel 265.65 feet to an iron monument in the Westerly right-of-way line of the Valley Railroad Company as conveyed by deed recorded in Volume 88, page 37;

Course 2:

Thence North along said Westerly right-of-way line 502.22 feet;

Course 3:

Thence West 60.52 feet to the most Northerly corner of a 0.8373 acre parcel of land conveyed to Peter Dykal by deed recorded in Volume 1086, Page 175;

Course 4:

Thence South 5 deg. 02’ 30” East along the Easterly line of said 0.8373 acre parcel 153.93 feet to an angle in said Easterly line.

Course 5:

Thence South 38 deg. 26’ 50” West along the Southerly line of said 0.8373 acre parcel of land 164.12 feet to an iron monument at the Northeast corner of a 0.5943 acre parcel of land conveyed to Mary Zub by deed recorded in Volume 1289, Page 517;

Course 6:

Thence South 4 deg. 40’ 00” East along the Easterly line of said 0.5943 acre parcel 191.78 feet to an iron monument at the Southeast corner of said 0.5943 acre parcel;

Course 7:

Thence South 85 deg. 20’ 00” West along the Southerly line of said 0.5943 acre parcel, 135.00 feet to the centerline of said Boston Mills-Brecksville Road;

Course 8:

Thence South 4 deg. 40’ 00” East along the said centerline 40.00 feet to the place of beginning, containing about 1.32 acres, be the same more or less but subject to all legal highways.

Permanent Parcel No. 06-00179

Brandywine

LEGAL DESCRIPTION OF PREMISES

Ski Parcel

PARCEL NO. 1:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio

And being known as a part of Original Lots Nos. 69, 70, and 88 of Northfield Township and further bounded and described as follows:

Beginning at the intersection of the centerlines of Boyden Road (T.R. 164) and Highland Road, (C.H. 111,60 feet r/w), at which place there is a survey monument found;

Thence South 04 deg. 02’ 49” West, 3,606.84 feet along the Easterly lines of Original Lots Nos. 69, 70 and 88 to a point;

Thence North 85 deg. 59’ 44” West, 2,033.95 feet along the Southerly line of Original Lot No. 88 to an iron pin found at the Northwest corner of property now or formerly owned by D.R. and P.K. Davies, and passing over a marked stone found, 486.19 feet from the beginning of this course, said stone being the Northeast corner of property now or formerly owned by R.J. and S.I. Ostrica (Volume 6186, Page 680);

Thence North 85 deg. 47’ 01” West, 310.79 feet to a point;

Thence North 01 deg. 54’ 24” East, 790.53 feet to an iron pin found;

Thence South 89 deg. 44’ 08” East, 314.62 feet to an iron pin found;

Thence South 28 deg. 49’ 59” East, 346.00 feet to a point;

Thence North 76 deg. 05’ 50” East, 138.91 feet to a point;

Thence North 25 deg. 51’ 32” West, 607.99 feet to an iron pin found;

Thence North 14 deg. 46’ 51” West, 283.33 feet to an iron pin found;

Thence North 19 deg. 42’ 54” West, 386.95 feet to an iron pin found;

Thence North 07 deg. 54’ 18” West, 210.16 feet to an iron pin found;

Thence North 26 deg. 16’ 44” West, 269.88 feet to a point,

Thence South 75 deg. 04’ 52” East, 451.70 feet to an iron pin found;

Thence South 84 deg. 09’ 16” East, 173.59 feet to an iron pin found;

Thence North 73 deg. 26’ 24” East, 521.92 feet to an iron pin found;

Thence South 29 deg. 44’ 11” East, 922.39 feet to an iron pin found;

Thence South 36 deg. 34’ 21” East, 505.64 feet to an iron pin set;

Thence South 53 deg. 40’ 39” East, 544.93 feet to an iron pin set;

Thence North 04 deg. 25’ 43” East, 2,222.00 feet to an iron pin found;

Thence North 03 deg. 55’ 46” East, 220.00 feet to an iron pin found;

Thence North 24 deg. 34’ 39” West, 304.54 feet to the centerline of Highland Road and passing over an iron pin set on the Southerly line of Highland Road;

Thence North 65 deg. 25’ 21” East, 211.00 feet along the centerline of Highland Road to the place of beginning, containing 88.1024 acres of land more or less, but subject to all legal highways or easements of record.

As Surveyed by James N. Conner, Registered Surveyor No. 4570, December 1987.

Permanent Parcel No. 45-02622

PARCEL NO. 2:

EASEMENT FOR THE BENEFIT OF PARCEL NO. 1 as created by the Agreement Limited Perpetual License, Use, Maintenance and Access Easement filed of record on September 7, 1990 at 3:49 P.M. and recorded in Official Record Volume 542, Page 240 of Summit County Records over, under and across the land described as follows:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio:

And known as being part of Original Northfield Township Lot No. 89, now in the Township of Sagamore Hills and more fully described as follows:

Beginning at a stone at the Northeast corner of the forty acre tract belonging to Hugh N. and Eleanor Hays, as surveyed by E. A. Tewksbury and recorded in Deed Book 2008, Page 330-331;

Thence North 88 deg. 00’ West, 775.07 feet, along the North line of said property to a pipe set at the Northeast corner and point of beginning;

Thence North 88 deg. 00’ West, 775.07 feet along the continuation of said North line, to a pipe set in concrete and located by E. A. Tewksbury;

Thence South 16 deg. 57’ 05” East, 298 58 feet to a pipe set in the Westerly line of the Hays tract;

Thence South 88 deg. 00’ East, 775.07 feet to a pipe and thence North 16 deg. 57’ 05” West, 298.58 feet to the point of beginning.

The beginning point of the above described premises is more definitely described as follows:

Beginning at a marked stone set in the Township line between Sagamore Hills Township and Boston Township and at the intersection of the South line of the Original Lot No. 89 with the centerline of Boston Mills-Brandywine Road;

Said stone is also along the Easterly line of the Lot line 1124-18 feet from an iron pipe set on the West side of the Ohio Canal;

Thence along the South line of Original Lot No. 89, South 87 deg. 15’ 50” East, 765.66 feet to an iron pipe;

Thence North 16 deg. 41’ 20” West, 1,332.25 feet to an iron pipe set in the North line of Original Lot No. 89;

Thence along the North line of Original Lot No. 89, South 88 deg. 00’ East, 1,554 15 feet to a marked stone and place of actual beginning.

PARCEL NO. 3:

PRESCRIPTIVE EASEMENT for the Benefit of Parcel No. 1 between Tracts 107-116 and 107-19, Cuyahoga Valley National Recreation Area, Summit County, Ohio, and as described in a certain Construction, Operation and Reciprocal Easement Agreement dated as of December 29, 1986, by and between C. J. Dover aka Clarence J. Dover, a married individual, Brandywine Ski Center, Inc., an Ohio Corporation, and Ohio Water Parks, Inc., an Ohio Corporation, filed for record on December 31, 1986 as Instrument No. 315102 and subsequently recorded in Volume 7364, Page 302 et seq. of Summit County, Ohio Records (Hereinafter the “Construction, Operation and Reciprocal Easement Agreement”) over and across the land described as follows:

Situated in the State of Ohio, County of Summit, Township of Northfield and being part of Original Lot 70 and more fully described as follows:

Beginning at the Northwest corner of land now owned by C. J. Dover, said point being on the South right-of-way of Highland Road, said point also being the true place of beginning of the centerline of a 40 foot drive easement (20 feet each side);

Thence along said centerline the following courses;

Following a curve to the right, having a central angle of 34 deg. 40’ 09”, a radius of 200.14 feet, a tangent of 62.47 feet, a chord of 119.26 feet, a chord bearing of South 18 deg. 23’ 26” West, a distance of 121.10 feet to a point;

Thence South 35 deg. 43’ 26” West, a distance of 140 60 feet to a point,

Thence following a curve to the left, having a central angle of 57 deg. 06’ 08”, a radius of 105.81 feet, a tangent of 57.57 feet, a chord of 101.14 feet, a chord bearing of South 07 deg. 10’ 24” West, a distance of 105.45 feet to a point;

Thence South 21 deg. 22’ 37” East, a distance of 130.80 feet to a point;

Thence following a curve to the left, having a central angle of 35 deg. 35’ 00”, a radius of 176.48 feet, a tangent of 77.04 feet, a chord of 146.71 feet, a chord bearing of South 39 deg. 10’ 07” East, a distance of 149.10 feet to a point;

Thence South 56 deg. 57’ 43” East, a distance of 10.39 feet to a point;

Thence following a curve to the right, having a central angle of 32 deg. 31’ 50”, a radius of 176.48 feet, a tangent of 51.49 feet, a chord of 98.86 feet, a chord bearing of South 40 deg. 41’ 48” East, a distance of 100.20 feet to a point;

Thence South 24 deg. 25’ 55” East, a distance of 20.82 feet to a point;

Thence following a curve to the left, having a central angle of 54 deg. 43’ 08”, a radius of 148.15 feet, a tangent of 76.66 feet, a chord of 136.17 feet, a chord bearing of South 51 deg. 47’ 29” East, a distance of 141.49 feet to a point;

Thence South 79 deg. 19’ 03” East, a distance of 549.90 feet to a point;

Thence following a curve to the left, having a central angle of 17 deg. 02’ 43”, a radius of 200.39 feet, a tangent of 30.03 feet, a chord of 59.40 feet, a chord bearing of South 87 deg. 50’ 23” East, a distance of 59.62 feet to a point;

Thence North 83 deg. 38’ 14” East, a distance of 408.83 feet to a point;

Thence following a curve to the right, having a central angle of 07 deg. 29’ 39”, a radius of 263.54 feet, a tangent of 17.26 feet, a chord of 34.44 feet, a chord bearing of North 87 deg. 23’ 04” East, a distance of 34.47 feet to a point;

Thence South 88 deg. 52’ 07” East, a distance of 137.76 feet to an angle point, said angle point being on the property line of said C. J. Dover property:

Thence along said property line, South 26 deg. 16’ 44” East, a distance of 235.00 feet to a point, said point being the terminus of the centerline of said 40 foot easement ( 20 Feet each side) and being North 26 deg. 16’ 44” West, a distance of 69.25 feet from an iron pin at a corner of said C. J. Dover property;

Said Easement contains 1.8115 acres of land, more or less, and is subject to all legal highways and easements of record as surveyed in July of 1985 by Gregory H. Polles Registered Surveyor No. 6572.

PARCEL NO. 4:

Prescriptive Easement extension described in the Construction, Operation and Reciprocal Easement Agreement referred to in the heading for Parcel No. 3, above, over and upon the following described premises:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio:

And known as a part of Original Lot No. 70 of Northfield Township and further bounded and described as follows;

Beginning at the Point of Terminus of a Prescriptive Easement as recorded in Volume 7143, Page 185 and also Volume 7143, Page 196 of the Summit County Records, shown on Exhibit “B”;

Thence North 63 deg. 43’ 16” East, 20 feet to a point;

Thence North 26 deg. 16’ 44” West, 247.85 feet to a point;

Thence North 31 deg. 00’ 43” East, 47.54 feet to an iron pin set;

Thence North 88 deg. 18’ 16” East, 65.98 feet to a point;

Thence South 26 deg. 16’ 44” East, 203.90 feet to a point;

Thence South 07 deg. 54’ 18” East, 210.16 feet to an iron pin set;

Thence North 57 deg. 41’ 39” West, 103.13 feet to an iron pin found;

Thence North 26 deg. 16’ 44” West, 69.25 feet to the place of beginning, as surveyed by James N. Connor, Registered Surveyor No. 4570, December 1986.

PARCEL NO. 5:

Easement for the benefit of Parcel No. 1 as described in the Construction, Operation and Reciprocal Easement Agreement dated as of December 29, 1986 and recorded in Volume 7364, Page 302 et seq. of Summit County Records, over, under and across the land described as follows:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio, more particularly described as follows:

Beginning at the centerline of that certain Easement for Pole Line from Frederick F. Hunt to Ohio Edison Company dated July 22, 1937 and filed for record September 8, 1937 in Volume 1720, Page 330 of Summit County Records, at a point where said centerline intersects the South right-of-way of Highland Road;

Thence Easterly along said South right-of-way of Highland Road, a distance of 30 feet;

Thence Southward, along the line parallel with and 30 feet distant from the centerline of said Pole Line Easement granted by Frederick F. Hunt to Ohio Edison Company recorded in said Volume 1720, Page 330 of Summit County Records to a point equal in distance from the South right-of-way of Highland Road with the point of terminus of the right-of-way of said Pole Line Easement;

Thence Westerly, a distance of 30 feet to said point of terminus of said Pole Line Easement;

Thence continuing Westerly, parallel with and the same distance from the South right-of-way of Highland Road, as is the point of terminus of the right-of-way of said Pole Line Easement, a distance of 10 feet to a point;

Thence North, along a line parallel with and 10 feet distant from the centerline of said Pole Line Easement, to the South right-of-way of said Pole Line Easement;

Thence Easterly along said South right-of-way of Highland, a distance of 10 feet to the place of beginning.

Water Parcel

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio and being known as part of Original Lots No. 70 and No.88 of Northfield Township and further bounded and described as follows:

Beginning at a survey monument iron pin at Station 29+61.19 of relocated Highland Road (C.H. 111, r/w varies), see sheets 5 and 50 of Summit County improvement drawings for relocation done dated June 1966, said place is also Station 6+96.32 P.I. of the Original Tangent Centerline of Highland Road as shown on sheet 1, C.H. 111 Section A;

Thence, North 86 deg. 20’ 06” East, 850.53 feet along the centerline of Highland Road to the true place of beginning for the following described parcel of land;

Thence, continue North 86 deg. 20’ 06” East, 100.00 feet to a point;

Thence, South 07 deg. 17’ 00” East, 827.76 feet to an iron pin set;

Thence, North 88 deg. 18’ 16” East, 413.42 feet to an iron pin set;

Thence, South 26 deg. 16’ 44” East, 269.88 feet to an iron pin set;

Thence, South 07 deg. 54’ 18” East, 210.16 feet to an iron pin set;

Thence, South 19 deg. 42’ 54” East, 386.95 feet to an iron pin set;

Thence, South 14 deg. 46’ 51” East, 283.33 feet to an iron pin set;

Thence, South 25 deg. 51’ 32” East, 607.99 feet to a point;

Thence, South 76 deg. 05’ 50” West, 138.91 feet to a point;

Thence, North 28 deg. 49’ 59” West, 346.00 feet to an iron pin set;

Thence, North 89 deg. 44’ 08” West, 314.62 feet to an iron pin set;

Thence, South 01 deg. 54’ 24” West, 790.53 feet to a point on the South line of Original Lot No. 88 of Northfield;

Thence, North 85 deg. 47’ 01” West, 1,397.79 feet along the South line of said Lot No. 88 to an iron pin found on the Easterly side of the Ohio Canal;

Thence, North 16 deg. 26’ 59” West, 88.68 feet to an iron pin found;

Thence, North 15 deg. 02’ 29” West, 94.29 feet to an iron pin found;

Thence, North 20 deg. 36’ 53” West, 100.15 feet to an iron pin found;

Thence, North 20 deg. 09’ 27” West, 100.11 feet to an iron pin found;

Thence, North 22 deg. 09’ 16” West, 100.34 feet to an iron pin found;

Thence, North 18 deg. 36’ 45” West, 100.02 feet to an iron pin found;

Thence, North 02 deg. 32’ 21” West. 83.08 feet to an iron pin found;

Thence, North 04 deg. 45’ 02” East, 73.36 feet to an iron pin found;

Thence, North 14 deg. 44’ 46” East, 100.04 feet to an iron pin found;

Thence, North 24 deg. 15’ 25” East, 65.25 feet to an iron pin found on the South line of the said Parcel 107-117 of the United States of America;

Thence, North 68 deg. 05’ 31” East, 1,736.16 feet along the South line of the said Parcel 107-117 to an iron pin found;

Thence, North 02 deg. 01’ 16” East, 271.66 feet to an iron pin set;

Thence, North 26 deg. 16’ 44” West, 231.35 feet to an iron pin set;

Thence, South 88 deg. 18’ 16” West, 307.74 feet to an iron pin set;

Thence, South 76 deg. 26’ 07” West, 161.76 feet to an iron pin set;

Thence, North 07 deg. 17’ 00” West, 918.03 feet to the true place of beginning as surveyed by James N. Connor Registered Surveyor No. 4570 October 1986.

Parcel II:

Prescriptive easement between Tracts 107-116 and 107- 19, Cuyahoga Valley National Recreation Area, Summit County, Ohio, and as described in a certain construction, Operation and Reciprocal Easement Agreement dated as of December 29,1986, by and between C.J. Dover aka Clarence J. Dover, a married individual, Brandywine Ski Center, Inc., an Ohio Corporation, and Ohio Water Parks, Inc., an Ohio Corporation, filed for record on December 31 1986 as Instrument No. 315102 of Summit County, Ohio Records (hereinafter the “Construction, Operation and Reciprocal Easement Agreement”);

Situated in the Township of Northfield, County of Summit and State of Ohio and being part of Original Lot 70 and more fully described as follows:

Beginning at the Northwest corner of land now owned by C.J. Dover, said point being on the South right-of-way of Highland Road, said point also being the true place of beginning of the centerline of a 40 foot drive easement (20 feet each side);

Thence, along said centerline the following courses:

Following a curve to the right, having a central angle of 34-40-09, a radius of 200.14 feet, a tangent of 62.47 feet, a chord of 119.26 feet, a chord bearing of South 18 deg. 23’ 26” West, a distance of 121.10 feet to a point;

Thence, South 35 deg. 43’ 26” West, a distance of 140.60 feet to a point;

Thence, following a curve to the left, having a central angle of 57 deg. 06’ 08” a radius of 105.81 feet, a tangent of 57.57 feet, a chord of 101.14 feet, a chord bearing of South 07 deg. 10’ 24” West, a distance of 105.45 feet to a point;

Thence, South 21 deg. 22’ 37” East, a distance of 130.80 feet to a point;

Thence, following a curve to the left, having a central angle of 35 deg. 35’ 00”, a radius of 240.07 feet, a tangent of 77.04 feet, a chord of 146.71 feet, a chord bearing of South 39 deg. 10’ 07” East, a distance of 149.10 feet to a point;

Thence, South 56 deg. 57’ 43” East, a distance of 10.39 feet to a point;

Thence, following a curve to the right, having a central angle of 32 deg. 31’ 50”, a radius of 176.48 feet, a tangent of 51.49 feet, a chord of 98.86 feet, a chord bearing of South 40 deg. 41’ 48” East, a distance of 100.20 feet to a point;

Thence, South 24 deg. 25’ 55” East, a distance of 20.82 feet to a point;

Thence, following a curve to the left, having a central angle of 54 deg. 43’ 08”, a radius of 148.15 feet, a tangent of 76.66 feet, a chord of 136.17 feet, a chord bearing of South 51 deg. 47’ 29” East, a distance of 141.49 feet to a point;

Thence, South 79 deg. 19’ 03” East, a distance of 549.90 feet to a point;

Thence, following a curve to the left, having a central angle of 17 deg. 02’ 43”, a radius of 200.39 feet, a tangent of 30.03 feet, a chord of 59.40 feet, a chord bearing South 87 deg. 50’ 23” East, a distance of 59.62 feet to a point;

Thence, North 83 deg. 38’ 14” East, a distance of 408.83 feet to a point;

Thence, following a curve to the right, having a central angle of 07 deg. 29’ 39”, a radius of 263.54 feet, a tangent of 17.26 feet, a chord of 34.44 feet, a chord bearing of North 87 deg. 23’ 04” East, a distance of 34.47 feet to a point;

Thence, South 88 deg. 52’ 07” East, a distance of 137.76 feet to an angle point, said angle point being on the property line of said C.J. Dover property;

Thence, along said property line, South 26 deg. 16’ 44” East, a distance of 235.00 feet to a point, said point being the terminus of the centerline of said 40 foot easement (20 feet on each side) and being North 26 deg. 16’ 44” West, a distance of 69.25 feet from an iron pin at a corner of said C.J. Dover property, as surveyed in July of 1985 by Gregory H. Polles Registered Surveyor No. 6572.

Parcel III:

Prescriptive easement extension described in the Construction, Operation and Reciprocal Easement Agreement:

Situated in the Township of Sagamore Hills, County of Summit and State Ohio and being known as a part of Original Lot No. 70 of Northfield Township and further bounded and described as follows:

Beginning at the point of terminus of a prescriptive easement as recorded in Volume 7143, Page 185 and also volume 7143, Page 196 of the Summit County, Records, shown on Exhibit “B”;

Thence, North 63 deg. 43’ 16” East, 20.00 feet to a point;

Thence, North 26 deg. 16’ 44” West, 247.85 feet to a point;

Thence, North 31 deg. 00’ 43” East, 47.54 feet to an iron pin set;

Thence, North 88 deg. 18’ 16” East, 65.98 feet to a point;

Thence, South 26 deg. 16’ 44” East, 203.90 feet to a point;

Thence, South 07 deg. 54’ 18” East, 210.16 feet to an iron pin set;

Thence, North 57 deg. 41’ 39” West, 103.13 feet to an iron pin found;

Thence, North 26 deg. 16’ 44” West, 69.25 feet to the place of beginning, as surveyed by James N. Connor, Registered Surveyor No. 4570, December 1986.

Parcel IV: (parking easement)

A non-exclusive easement as now. created and described in the Construction, Operation and Reciprocal Easement Agreement:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio and being known as part of original Lot Nos. 70 and 88 of Northfield Township and further bounded and described as follows:

Beginning at a survey monument iron pin at station 29+61.19 of relocated Highland Road (C.H. 111, r/w varies) see sheets 5 and 50 of Summit County improvement drawings for relocation done dated June 1966, said place is also station 6+96.32 P.I. of the original tangent centerline of Highland Road as shown on sheet 1, C.H. 111, Section A;

Thence, North 86 deg. 20’ 06” East, 950.53 feet along the centerline of Highland Road to a point;

Thence, South 07 deg. 17’ 00” East, 827.76 feet to an iron pin set and passing over an iron pin set on the Southerly line of Highland Road;

Thence, North 88 deg. 18’ 16” East, 413.42 feet to the true place of beginning for the following described parcel land;

Thence, South 75 deg. 04’ 52” East, 451.70 feet to an iron pin set;

Thence, South 84 deg. 09’ 16” East, 173.59 feet to an iron pin set;

Thence, North 73 deg. 26’ 24” East, 521.92 feet to an iron pin set;

Thence, South 29 deg. 44’ 11” East, 922.39 feet to an iron pin set;

Thence, South 63 deg. 27’ 25” West, 478.08 feet to an iron pin set;

Thence, North 48 deg. 13’ 38” West, 132.93 feet to an iron pin set;

Thence, South 51 deg. 47’ 50” West, 86.33 feet to an iron pin set;

Thence, North 41 deg. 11’ 28” West, 104.95 feet to an iron pin set;

Thence, North 24 deg. 29’ 48” West, 103.46 feet to an iron pin set;

Thence, North 04 deg. 59’ 53” West, 244.48 feet to an iron pin set;

Thence, North 47 deg. 00’ 08” West, 388.61 feet to an iron pin set;

Thence, South 68 deg. 48’ 57” West, 149.60 feet to an iron pin set;

Thence, South 47 deg. 16’ 08” West 107.17 feet to an iron pin set;

Thence, South 69 deg. 16’ 10” West, 168.63 feet to an iron pin set;

Thence, North 57 deg. 41’ 39” West, 36.00 feet to an iron pin found;

Thence, North 07 deg. 54’ 18” West, 210.16 feet to an iron pin set;

Thence, North 26 deg. 16’ 44” West, 269.88 feet to the true place of beginning as surveyed by James N. Connor, Registered Surveyor No. 4570, November 1986.

PM 45-02538
PPN NF-00036-02-001.001

Paoli Peaks

LEGAL DESCRIPTION

Lease Tract Land Boundary Description

That portion of the North Half of the Northwest Quarter of Section 3, Township 1 North, Range 1 West of the Second Principal Meridian, Paoli Township, Orange County, Indiana; being described as follows:

BEGINNING at the north quarter corner of said section and being monumented by a steel I-beam with a flange width of 4 inches and a depth of 8 inches which is exposed 54 inches; thence, along the east line of said half-quarter section, South 00 degrees 00 minutes 00 seconds East, passing a 5/8 inch rebar set flush bearing a survey cap inscribed “D.L. Helms RLS 29600022” at 1,227.11 feet on the northern right of way of County Road 25 South (formerly known as the Old French Lick-Paoli Road which has a total right of way width of 35 feet), 1,245.28 feet in all to a magnetic nail set flush with a brass tag inscribed “D.L. Helms RLS 29600022” in the center of County Road 25 South; thence along the center of said road the following the following three (3) courses: (1) South 74 degrees 20 minutes 39 seconds West 38.45 feet, (2) South 74 degrees 28 minutes 05 seconds West 177.06 feet and (3) South 74 degrees 39 minutes 54 seconds West 148.07 feet to the south line of said half-quarter section and being monumented by a magnetic nail set flush with said Helms brass tag; thence, along said south line, South 89 degrees 51 minutes 44 seconds West 560.32 feet to the center of County Road 25 South and being monumented by a magnetic nail set flush with said Helms brass tag; thence along the center of said road the following seventeen (17) courses: (1) North 67 degrees 42 minutes 06 seconds West 310.86 feet; (2) North 67 degrees 36 minutes 24 seconds West 200.51 feet; (3) North 67 degrees 26 minutes 31 seconds West 102.23 feet; (4) North 66 degrees 46 minutes 11 seconds West 94.15 feet; (5) North 66 degrees 30 minutes 25 seconds West 98.95 feet; (6) North 66 degrees 03 minutes 50 seconds West 68.51 feet; (7) North 63 degrees 53 minutes 48 seconds West 76.54 feet; (8) North 63 degrees 28 minutes 22 seconds West 99.21 feet; (9) North 53 degrees 37 minutes 33 seconds West 98.95 feet; (10) North 67 degrees 28 minutes 18 seconds West 74.93 feet; (11) North 73 degrees 35 minutes 08 seconds West 57.35 feet; (12) North 79 degrees 12 minutes 19 seconds West 148.78 feet; (13) North 79 degrees 52 minutes 19 seconds West 113.87 feet; (14) North 76 degrees 58 minutes 02 seconds West 71.67 feet; (15) North 72 degrees 17 minutes 17 seconds West 68.28 feet; (16) North 67 degrees 49 minutes 56 seconds West 107.23 feet and (17) North 68 degrees 41 minutes 13 seconds West 67.64 feet to the west line of said half-quarter section and being monumented by a magnetic nail set flush with said Helms brass tag; thence, along said west line, North 00 degrees 00 minutes 00 seconds East 682.56 feet to the northwest corner of said section and being monumented by a 5/8 inch diameter copper rod found exposed 3 inches beside a disturbed sandstone with a chiseled “+”; thence, along the north line of said half-quarter section, North 89 degrees 51 minutes 44 seconds East 2,643.83 feet to the point of beginning and containing 67.002 acres, more or less. The bearing system of this description is based on the west line of the northwest quarter of said section 3 being North 00 degrees 00 minutes 00 seconds East. The survey performed to complete this description was conducted October 7 thru 24, 1997 by Landmark Surveying Co., Inc. and certified by Darren L. Helms, R.L.S. 29600022.

Fee Simple Tract Combined Land Description

That portion of Section 3, Township 1 North, Range 1 West and that portion of Section 34, Township 2 North, Range 1 West of the Second Principal Meridian, Paoli Township, Orange County, Indiana; being described as follows:

BEGINNING at the north-quarter corner of said section 3 and being monumented by a steel I-beam with a flange width of 4 inches and a depth of 8 inches which is exposed 54 inches; thence, along the north line of said section 3, South 89 degrees 51 minutes 44 seconds West 2,643.83 feet to the northwest corner of said section 3, also being the southwest corner of said section 34, and being monumented by a 5/8 inch diameter copper rod found exposed 3 inches beside a disturbed sandstone with a chiseled “+”; thence, along the west line of said section 34 North 06 degrees 43 minutes 45 seconds East 2,735.33 feet to the west quarter corner of said section 34 and being monumented by a 5/8 inch rebar found exposed 4 inches bearing a survey cap inscribed “R.C.H. S0271” beside a steel “T” post; thence, along the north line of the southwest quarter of said section 34, South 89 degrees 40 minutes 05 seconds East, passing a 5/8 inch rebar set flush bearing a survey cap inscribed “D.L. Helms, RLS 29600022” at 628.55 feet, 678.55 in all to the thread of Lick Creek (the thread being defined as midway between the low water marks as the channel existed on March 6, 1979); thence along the thread of Lick Creek, being approximated by the following seven (7) courses: (1) South 04 degrees 41 minutes 38 seconds West 183.78 feet; (2) South 02 degrees 43 minutes 10 seconds East 208.86 feet; (3) South 02 degrees 57 minutes 43 seconds East 160.35 feet; (4) South 20 degrees 32 minutes 03 seconds East 186.60 feet; (5) South 30 degrees 05 minutes 23 seconds East 171.98 feet; (6) South 30 degrees 58 minutes 52 seconds East 272.46 feet; and (7) South 31 degrees 46 minutes 04 seconds East 349.55 feet to the boundary defined by stones #7 and #8 as described in Deed Record 140, page 559 in the office of the Recorder of Orange County, Indiana; thence, along said boundary, North 89 degrees 15 minutes 58 seconds West 46.80 feet to the southwestern bank of Lick Creek and being monumented by a 5/8 inch rebar set flush bearing said Helms survey cap; thence, along said southwestern and southern bank of Lick Creek, being approximated by the following nineteen (19) courses: (1) South 32 degrees 44 minutes 56 seconds East 138.00 feet; (2) South 38 degrees 23 minutes 48 seconds East 258.68 feet; (3) South 48 degrees 59 minutes 16 seconds East 90.77 feet; (4) South 26 degrees 33 minutes 09 seconds East 185.34 feet; (5) South 15 degrees 12 minutes

11 seconds East 138.11 feet; (6) South 28 degrees 01 minute 46 seconds East 81.17 feet; (7) South 40 degrees 56 minutes 38 seconds East 75.16 feet; (8) South 41 degrees 14 minutes 40 seconds East 60.35 feet; (9) South 28 degrees 52 minutes 13 seconds East 72.13 feet; (10) South 33 degrees 54 minutes 21 seconds East 63.45 feet; (11) South 32 degrees 38 minutes 41 seconds East 35.38 feet; (12) South 44 degrees 55 minutes 58 seconds East 46.34 feet; (13) South 45 degrees 57 minutes 31 seconds East 70.59 feet; (14) South 49 degrees 49 minutes 17 seconds East 75.78 feet; (15) North 80 degrees 27 minutes 13 seconds East 125.18 feet; (16) South 87 degrees 45 minutes 38 seconds East 188.06 feet; (17) North 78 degrees 14 minutes 49 seconds East 129.93 feet; (18) North 78 degrees 14 minutes 49 seconds East 79.70 feet; and (19) South 88 degrees 29 minutes 11 seconds East 21.33 feet to the thread of a small spring branch and being monumented by a 5/8 inch rebar set flush being said Helms survey cap; thence along the thread of the spring branch, being approximated by the following seven (7) courses: (1) South 02 degrees 39 minutes 12 seconds East 25.81 feet; (2) South 77 degrees 21 minutes 04 seconds East 38.69 feet; (3) South 32 degrees 54 minutes 50 seconds West 33.18 feet; (4) South 42 degrees 16 minutes 08 seconds East 50.54 feet; (5) South 51 degrees 55 minutes 22 seconds West 26.38 feet; (6) South 31 degrees 41 minutes 34 seconds East 120.47 feet; and (7) South 25 degrees 53 minutes 31 seconds East 5.10 feet to the south line of said section 34, also being the north line of said section 3, and being monumented by 5/8 inch rebar set flush bearing said Helms survey cap; thence, along said section line, North 89 degrees 58 minutes 19 seconds East, passing a 5/8 inch rebar set flush bearing said Helms survey cap at 1,351.59 feet, 1,376.59 feet in all to the thread of Willow Creek; thence along the thread of Willow Creek, being approximated by the following nine (9) courses: (1) North 29 degrees 33 minutes 22 seconds West 15.15 feet; (2) North 13 degrees 55 minutes 31 seconds West 183.39 feet; (3) North 26 degrees 31 minutes 33 seconds West 83.26 feet; (4) North 58 degrees 41 minutes 47 seconds West 97.80 feet; (5) North 87 degrees 05 minutes 52 seconds West 64.98 feet; (8) North 40 degrees 29 minutes 56 seconds West 27.49 feet; (7) North 05 degrees 44 minutes 55 seconds West 26.38 feet; (8) North 25 degrees 38 minutes 53 seconds East 59.45 feet; and (9) North 25 degrees 35 minutes 55 seconds West 15.76 feet to the intersection of said Willow Creek with the thread of a small tributary creek (possible former bed of Lick Creek as recorded in Deed Record 157, page 762); thence along said tributary creek, being approximated by the following three (3) courses: (1) North 33 degrees 38 minutes 18 seconds East 87.07 feet; (2) North 26 degrees 27 minutes 24 seconds East 66.65 feet and (3) North 09 degrees 11 minutes 50 seconds East 91.32 feet; thence, along a line parallel with and 660.00 feet north of the south line of said section 34, North 89 degrees 58 minutes 19 seconds East passing a 5/8 inch rebar set flush bearing said Helms survey cap at 35.00 feet, 483.19 feet in all to a 5/8 inch rebar set flush bearing said Helms survey cap; thence along an old fence and tree line, South 01 degree 19 minutes 16 seconds West; passing the south line of said section 34 at 660.18 feet and passing a 5/8 inch rebar set flush bearing said Helms survey cap at 1,163.89 feet, 1,188.89 feet in all to the thread of Willow

Creek; thence, at right angles to the previous course, North 88 degrees 40 minutes 44 seconds West 75.44 feet to a 5/8 rebar set flush bearing said Helms survey cap; thence, at right angles to the previous course and along an old fence, South 01 degree 19 minutes 16 seconds West 530.55 feet to the northeast corner of the tract of land described in deed to Don Vincent, et ux. as recorded in Deed Record 141, page 475 in said Recorder’s office and being monumented by a 5/8 inch rebar set flush bearing said Helms survey cap; thence, along the northern boundary of said Vincent tract, North 83 degrees 03 minutes 31 seconds West 260.00 feet to the northwest corner of said Vincent tract, also being the east boundary of a 30-foot driveway as described in Deed Record 157, page 762 in said Recorder’s office, and being monumented by a 5/8 inch rebar set flush bearing said Helms survey cap; thence, along the west boundary of said Vincent tract and the east boundary of said 30-foot driveway, South 01 degree 19 minutes 16 seconds West 420.00 feet to the center of County Road 25 South (formerly known as the Old French Lick-Paoli Road) and being monumented by a magnetic nail set flush with a brass tag inscribed “D.L. Helms RLS 29600022”; thence, along the center of County Road 25 South, North 83 degrees 03 minutes 31 seconds West 30.14 feet to the west boundary of said 30-foot driveway and being monumented by a magnetic nail set flush with said Helms brass tag; thence, along said west boundary, North 01 degree 19 minutes 16 seconds East 420.00 feet to a 5/8 inch rebar set flush bearing said Helms survey cap; thence North 86 degrees 32 minutes 07 seconds West 368.56 feet to the southeast corner of the hilltop lot as described in Deed Record 130, page 480 in the office of said Recorder and being monumented by a 5/8 inch rebar set flush bearing said Helms survey cap; thence, along the boundary of said hilltop lot the following eleven (11) courses: (1) North 00 degrees 32 minutes 57 seconds West 225.84 feet; (2) North 12 degrees 04 minutes 19 seconds West 43.11 feet; (3) North 23 degrees 12 minutes 41 seconds West 72.09 feet; (4) North 34 degrees 20 minutes 27 seconds West 89.88 feet; (5) North 56 degrees 37 minutes 09 seconds West 48.98 feet to a 5/8 inch rebar set flush bearing said Helms survey cap; (6) South 51 degrees 26 minutes 32 seconds West 294.74 feet; (7) South 62 degrees 47 minutes 14 seconds West 44.30 feet; (8) South 73 degrees 55 minutes 08 seconds West 143.93 feet; (9) South 50 degrees 43 minutes 38 seconds West 123.57 feet; (10) South 44 degrees 28 minutes 33 seconds West 327.89 feet to the eastern boundary of a 50-foot roadway easement as described in Deed Record 157, page 761 in said Recorder’s office and (11) South 21 degrees 56 minutes 48 seconds West, along said eastern boundary 36.71 feet to the intersection of the northern boundary of County Road 25 South (formerly known as the Old French Lick-Paoli Road, with a total right of way width of 35 feet) and being monumented by a magnetic nail set flush with said Helms brass tag; thence along said northern boundary of County Road 25 South the following two (2) courses: (1) South 76 degrees 08 minutes 49 seconds West 21.03 feet and (2) South 74 degrees 20 minutes 39 seconds West 253.56 feet to the east line of the northwest quarter of said section 3 and being monumented by a 5/8 inch rebar set flush bearing said Helms survey cap; thence, along said east line North 00 degrees 00 minutes 00 seconds East 957.11 feet to the southwest corner of a 0.28 acre tract as recorded in Deed Record 157, page 770 in the office of said Recorder and being monumented by a 5/8 inch rebar set flush bearing said Helms survey cap; thence North 90 degrees 00 minutes 00 seconds East 100.00 feet to the southeast corner of said 0.28 acre tract and being monumented by a 5/8 inch rebar set flush bearing said Helms survey cap thence North 00 degrees 00 minutes 00 seconds East 120.00 feet to the northeast corner of said 0.28 acre tract and being monumented by a 5/8 inch rebar set flush bearing said Helms survey cap; thence South 90 degrees 00 minutes 00 seconds West 100.00 feet to the northwest corner of said 0.28 acre tract which lies on the east line of the northwest quarter of said section 3 and being monumented by a 5/8 inch rebar set flush bearing said Helms survey cap; thence, along said east line, North 00 degrees 00 minutes 00 seconds East 150.00 feet to the point of beginning of this description and containing 131.657 acres, more or less. The bearing system of this description is based on the west line of the northwest quarter of said section 3 being North 00 degrees 00 minutes 00 seconds East. The survey performed to complete this description was conducted October 7 thru 24, 1997 by Landmark Surveying Co., Inc. and certified by Darren L. Helms, R.L.S. 29600022.

SUBJECT TO a 50-foot right of way for the right of ingress and egress from County Road 25 South (formerly known as the Old French Lick-Paoli Road) to the 0.28 acre tract, described in Deed Record 133, page 599 in the office of the Recorder of Orange County, Indiana. This right of way was originally granted in Deed Record 133, page 599 and further clarified in Deed Record 157, page 761 with both documents being recorded in said Recorder’s office. The center line of said 50-foot right of way being described as follows:

COMMENCING at the north quarter corner of Section 3, Township 1 North, Range 1 West of the Second Principal Meridian, Paoli Township, Orange County Indiana; thence, along the east line of the northwest quarter of said section, South 00 degrees 00 minutes 00 seconds East 150.00 feet to the northwest corner of a 0.28 acre tract as recorded in Deed Record 157, page 770; thence, along the north line of said 0.28 acre tract, North 90 degrees 00 minutes 00 East 78.19 feet to the center of an existing crushed stone driveway and being the POINT OF BEGINNING of this description; thence along the center of said driveway the following twenty (20) courses: (1) North 29 degrees 08 minutes 39 seconds East 40.20 feet; (2) North 59 degrees, 38 minutes 10 seconds East 37.38 feet; (3) South 85 degrees 59 minutes 57 seconds East 82.40 feet; (4) South 75 degrees 51 minutes 20 seconds East 172.25 feet; (5) South 74 degrees 09 minutes 12 seconds East 150.17 feet; (6) South 68 degrees 08 minutes 10 seconds East 115.35 feet; (7) South 56 degrees 10 minutes 34 seconds East 104.77 feet; (8) South 30 degrees 02 minutes 21 seconds East 111.63 feet; (9) South 03 degrees 47 minutes 17 seconds East 65.68 feet; (10) South 17 degrees 13 minutes 43 seconds West 99.55 feet; (11) South 43 degrees 02 minutes 39 seconds West 64.16 feet; (12) South 60 degrees 02 minutes 14 seconds West 86.63 feet; (13) South 69 degrees 56 minutes 13 seconds West 86.28 feet; (14) South 63 degrees 36 minutes 45 seconds West 75.28 feet; (15) South 46 degrees 02 minutes 42 seconds West 74.42 feet; (16) South 32 degrees 54 minutes 50 seconds West 51.08 feet; (17) South 25 degrees 32 minutes 21 seconds West 66.48 feet;

(18) South 23 degrees 22 minutes 51 seconds West 153.16 feet; (19) South 25 degrees 01 minute 42 seconds West 131.77 feet and (20) South 21 degrees 39 minutes 58 seconds West 54.07 feet to the northern right of way of County Road 25 South (formerly known as the Old French Lick-Paoli Road) which has a total right of way of 35 feet. The sidelines of the above described 50-foot right of way is to be extended or shortened to terminate on the north and east boundary of said 0.28 acre tract and the northern boundary of County Road 25 South. The bearing system of this description is based on the west line of the northwest quarter of said section 3 being North 00 degrees 00 minutes 00 seconds East. The survey performed to complete this description was conducted October 7 thru 24, 1997 by Landmark Surveying Co., Inc. and certified by Darren L. Helms, R.L.S. 29600022.

ALSO SUBJECT TO all other legal easements, agreements, restrictions, leases and rights of ways.

SOURCE OF TITLE: Being the same as and lying entirely within the land described in deed to Paoli Peaks, Inc. as recorded in Deed Record 132, page 749; Deed Record 140; page 556-557; Deed Record 140, page 559 and Deed Record 157, page 762-763 with all documents being filed in the Office of the Recorder of Orange County, Indiana.

TRACT 2:

ALSO:

A part of the South Half of Section 34, Township 2 North, Range 1 West, Paoli Township, Orange County, Indiana, described as follows:

Commencing at a steel I-beam marking the north quarter corner of section 3, Township 1 North, Range 1 West;

thence N 89° 58’ 19” E, with the north line of said Section, a distance of 198.71 feet to a 5/8 inch rebar in the thread of a spring branch (the thread being defined as midway between the low water marks as the channel existed on March 6, 1979) and the point of beginning;

thence continue N 89° 58’ 19” E, with the north line of said Section, a distance of 1376.59 feet (passing over a 5/8 inch rebar at 1351.59 feet) to the thread of Willow Creek;

thence with said thread of Willow Creek, being approximated by the following nine (9) courses:

N 29° 33’ 22” W a distance of 15.15 feet;

N 13° 55’ 31” W a distance of 183.39 feet;

N 26° 31’ 33” W a distance of 83.26 feet;

N 56° 41’ 47” W a distance of 97.80 feet;

N 87° 05’ 52” W a distance of 64.98 feet;

N 40° 29’ 56” W a distance of 27.49 feet;

N 05° 44’ 55” W a distance of 26.38 feet;

N 25° 38’ 53” E a distance of 59.45 feet; and

N 25° 35’ 55” W a distance of 15.76 feet to the intersection of said Willow Creek with the thread of a small tributary creek (possibly former bed of Lick Creek, as recorded in Deed Record 157, page 762 of the Orange County Recorder’s Office);

thence continue with the thread of said Willow Creek westerly and northerly a distance of 350 feet, more or less, to the thread of Lick Creek:

thence southwesterly with the thread of said Lick Creek a distance of 950.00 feet, more or less, to the thread of said spring branch;

thence with the thread of said spring branch approximated by the following eight (8) courses:

southerly a distance of 20 feet, more or less, to a 5/8 inch rebar;

S 02° 39’ 12” E a distance of 25.81 feet;

S 77° 21’ 04” E a distance of 38.69 feet;

S 32° 54’ 50” W a distance of 33.18 feet;

S 42° 16’ 08” E a distance of 50.54 feet;

S 51° 55’ 22” W a distance of 26.38 feet;

S 31’ 41’ 34” E a distance of 120.47 feet; and

S 25° 53’ 51” E a distance of 5.10 feet to the point of beginning, containing 10 acres, more or less.

EXCEPT THEREFROM

A part of the West half of the Northwest Quarter of the Northeast Quarter of Section 3, Township 1 North, Range 1 West, Paoli Township, Orange County, Indiana, more particularly described as follows:

Beginning at a point on the west line of said quarter-quarter section 270 feet South of the northwest corner of said quarter-quarter section; also, said point of beginning is the southwest corner of the Jerry J. Fuhs tract (Deed Record 157, page 770); thence East 110.00 feet along the south line of said tract to an iron pin; thence South 290.00 feet to an iron pin; thence West 110.00 feet to an iron pin in the west line of said quarter-quarter section; thence North 290.00 feet to the point of beginning and containing 0.73 acre more or less.

Also, the right or ingress and egress over and across that portion of land which lies north of the north line of the above described 0.73-acre tract to the centerline of an existing driveway.

Also, a right-of-way for the right of ingress and egress for the purchasers and any assignees, rentors, or visitors to said property over an existing driveway from the County Road to the above described real estate. Said Easement is the same plus certain additional that was stipulated previously by the previous grantors to Paoli Peaks, Inc. which agreement and easement may not be of record.

LEGAL DESCRIPTION FURNISHED BY KENNETH R. BROSMER, L.S. 80880037, STATE OF INDIANA.

EXCEPT THEREFROM:

A part of the Southeast Quarter of Section 34, Township 2 North, Range 1 West and a part of the Northeast Quarter of Section 3, Township 1 North, Range 1 West, all in Paoli Township, Orange County, Indiana, described as follows:

Commencing at a steel I-beam marking the north quarter corner of said Section 3;

thence N 89° 58’ 19” E, with the north line of said section, a distance of 1575.30 feet (pressing over a 5/8 inch rebars at 198.71 feet and at 1550.30 feet) to the thread of Willow Creek (the thread being defined as midway between the low water marks as the channel existed on March 6, 1979 and the point of beginning; thence with said thread of Willow Creek, being approximated by the following nine (9) courses:

N 29° 33’ 22” W a distance of 15.15 feet;

N 13° 55’ 31” W a distance of 183.39 feet;

N 26° 31’ 33” W a distance of 83.26 feet;

N 56° 41’ 47” W a distance of 97.80 feet;

N 87° 05’ 52” W a distance of 64.98 feet;

N 40° 29’ 56” W a distance of 27.49 feet;

N 05° 44’ 55” W a distance of 26.38 feet;

N 25° 38’ 53” E a distance of 59.45 feet; and

N 25° 35’ 55” W a distance of 15.76 feet to the intersection of said Willow Creek with the thread of a small tributary creek (possibly former bed of Lick Creek as recorded in Deed Record 157, page 762 of the Orange County Recorder’s office);

thence with the thread of said tributary creek, being approximated by the following three (3) courses:

N 33° 38’ 18” E a distance of 87.07 feet;

N 26° 27’ 24” E a distance of 66.65 feet;

N 09° 11’ 50” E a distance of 91.32 feet;

thence leaving said tributary creek, and on a line parallel with and 650.00 feet north of the south line of said Section 34, N 89° 58’ 19” E a distance of 483.19 feet to a 5/8 inch rebar (passing over a 5/8 inch rebar at 35.00 feet);

thence along an old fence and tree line S 01° 19’ 16” W a distance of 660.18 feet to the south line of said Section 34;

thence continue S 01° 19’ 16” W a distance of 503.71 feet to a 5/8 inch rebar;

thence continue S 01° 19’ 16” W a distance of 25.00 feet to the thread of said Willow Creek;

thence northwesterly with the thread of said Willow Creek to the point of beginning, containing 5.44 acres, more or less.

Subject to all easements, restrictions and reservations of record.

EXHIBIT B
TO OPTION AGREEMENT

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that as of this        day of                   , 2007 (the “Effective Date”)                                     , a                    corporation (hereinafter “Grantor” or “Seller” as the context requires), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by EPT SKI PROPERTIES, INC., a Delaware corporation (“Grantee” or “Purchaser”), do by these presents severally GRANT, SELL, ASSIGN, TRANSFER, CONVEY, and DELIVER unto the said Purchaser all of their respective right, title and interest in and to the following described property, rights, and interests (such property, rights and interests being hereinafter collectively referred to as “Personal Property”), located on or about that certain land described on Schedule 1, and attached hereto and incorporated herein for all purposes, or the buildings, improvements, structures and fixtures thereon (such land, buildings, improvements, structures and fixtures being hereinafter collectively referred to as the “Real Property”), or used in connection with the operation thereof:

1. All permits, leases, contract rights, rights as lender under loan agreements or mortgagee under mortgages, easements, covenants, restrictions or other agreements or instruments affecting all of a portion of the Real Property, water rights and reservations, rights to use the name applicable to the Real Property, zoning rights related to the Real Property, or any part thereof, to the extent the same are assignable by Seller; but excluding the general corporate trademarks, trade names, service marks, logos or insignia or the books and records of Seller, Seller’s accounts receivable, Seller’s cash and cash equivalents, stocks, bonds, promissory notes, franchises, accounts receivable and Seller’s business and operating licenses for the facilities on the Property.

2. All warranties and guaranties with respect to the Real Property or Personal Property, whether express or implied, including all warranties and guaranties of the Improvements and Personal Property by general contractors, subcontractors, suppliers and manufacturers which Seller now holds or under which Seller are the beneficiary, to the extent the same are assignable by Seller.

3. All site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, Americans with Disabilities Act compliance reports, environmental reports and studies, professional inspection reports, construction and/or architect’s reports or certificates, feasibility studies appraisals, and other similar plans and studies in the possession or control of Seller that relate to the Real Property or the Personal Property, to the extent same are transferable by Seller.

4. All items of tangible personal property described on Schedule 2, attached hereto and incorporated herein for all purposes, or equal or better replacements therefor now or on the Closing Date owned by Seller.

TO HAVE AND TO HOLD the Personal Property so transferred above unto the said Purchaser, its successors and assigns, forever, and Seller do hereby bind themselves and their successors to warrant and forever defend, all and singular, title to the said Personal Property unto the said Purchaser, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.

Seller hereby warrants, represents, covenants and agrees with Purchaser, subject to the time limits and other limits set forth in the Option Agreement dated                          , 2007 by and between Seller and Purchaser as follows:

1. That Seller is the owner of the Personal Property set forth herein, which Personal Property is free and clear of any and all liens, security interest, or other encumbrances except the Permitted Exceptions (as defined in the Agreement) and this sale and assignment is made and accepted expressly subject to the Permitted Exceptions; and

2. That Seller shall indemnify and hold harmless Purchaser from and against any and all liability, loss, damage, cost or expense, including reasonable attorney’s fees, which Purchaser may suffer or incur by reason of any act or cause of action occurring or accruing prior to the Effective Date and arising out of the ownership and/or operation of the Real Property or the Personal Property, except for (a) any obligations expressly assumed under the Agreement by the Purchaser; and (b) any liability, loss damage, cost or other expense arising out of the actions or omissions of the Purchaser.

The agreements, covenants, warranties and representations herein set forth shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

Seller and Purchaser agree that all personal property hereby transferred shall be transferred as is and where is without warranty of merchantability or fitness for any particular purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale and Bill of Sale to be executed by its duly authorized officers effective as of date aforesaid.

SELLER:

a corporation
By:
Stephen J. Mueller, Vice-President

PURCHASER:

EPT SKI PROPERTIES, INC., a Delaware corporation
By:
Gregory K. Silvers, Secretary

SCHEDULE 1

TO BILL OF SALE

LEGAL DESCRIPTION

[Insert description of applicable Parcel of Property]

1-1

SCHEDULE 2
TO BILL OF SALE

ITEMS OF PERSONAL PROPERTY

[Insert applicable items of Personal Property]

2-1

EXHIBIT C
TO OPTION AGREEMENT

CERTIFICATE OF NON-FOREIGN STATUS

STATE OF	)

) KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	)

BEFORE ME, the undersigned authority, on this day personally appeared (“Affiant”), of , a corporation (“Seller”) who after being duly sworn, upon his oath did depose and state under penalty of perjury that for purposes of Section 1445 of the Internal Revenue Code of 1986, as amended, in connection with the sale, transfer and conveyance of that certain property located and particularly described on Exhibit A attached hereto and incorporated herein for all purposes (the “Property”), and in order to inform EPT SKI PROPERTIES, INC., a Delaware corporation (“Purchaser”), that withholding of tax is not required upon the disposition of the Property by Seller:

(a) that Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations);

(b) that Seller’s United States taxpayer identification number is ;

(c) that Seller’s mailing address is: ;and

(d) that Seller and Affiant understand that this Affidavit may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury Affiant declares that he has examined this Affidavit, that to the best of his knowledge and belief it is true, correct and complete, and that Affiant has the authority to sign this Affidavit on behalf of Seller.

a corporation
By:
[Name]

C-1

EXHIBIT D
TO OPTION AGREEMENT

CLOSING CERTIFICATE

, a corporation (“Seller”) hereby certifies that the representations and warranties contained in that that certain Option to Purchase Agreement (the “Agreement”) dated as of , 2007, by and between EPT SKI PROPERTIES, INC., a Delaware corporation (“Purchaser”), and Seller, which representations and warranties are incorporated herein as though set out in full herein, are true and correct in all material respects as of the Closing Date defined in the Agreement as if made on and as of the Closing Date, shall survive the consummation of the purchase and sale transaction as contemplated by and for the time period provided in the Agreement and shall not be deemed to merge upon the acceptance of the deed by Purchaser delivered in connection with the consummation of such purchase and sale transaction.

Capitalized terms not otherwise defined herein shall have those meanings as set forth in the Agreement.

This certificate is given to Purchaser with the realization and understanding that all matters referenced above are material to the decision of Purchaser to close said sale and purchase on the Closing Date and Purchaser is acting in reliance thereon.

Dated this day of , 2007.

a corporation
By:
Stephen J. Mueller, Vice-President

D-1

EXHIBIT E
TO OPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE
AND CONSENT TO SUBLEASE

This Assignment and Assumption of Ground Lease and Consent to Sublease (“Assignment”) is made as of the day of , 20 (the “Effective Date”), by and between JFBB SKI AREAS, INC., a Missouri corporation (“Assignor”) and EPT SKI RESORTS, INC., a Missouri corporation (“Assignee”).

RECITALS:

A. , as landlord (“Landlord”) and Assignor, entered into that certain Lease dated December I , 20056 (the “Lease”), for the premises legally described on Exhibit A, attached hereto and incorporated herein by reference (the “Property”)

B. Assignor has agreed to assign, transfer and convey, and Assignee has agreed to acquire and accept all right, title and interest of Assignor under the Lease.

C. Concurrently herewith Assignor and Assignee are entering into that certain Sublease, whereby Assignee shall sublease to Assignor and Assignor shall sublease from Assignee the Property (the “Sublease”).

NOW, THEREFORE, with reference to the foregoing recitals, which are incorporated herein by this reference, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1. Assignment of the Lease. Subject to the terms and conditions of this Assignment, Assignor does hereby, as of the Effective Date, sell, assign, transfer and convey to Assignee all of Assignor’s right, title and interest in, to and under the Lease, free and clear of any and all mortgages, security interests, liens, pledges, charges, claims, restrictions or encumbrances of any nature whatsoever, except for the terms and conditions of the Lease, to have and to hold the same as of and after the Effective Date for the remainder of the term of the Lease.

2. Assumption of Lease. Effective on, from and after the Effective Date, Assignee hereby assumes all of the obligations of tenant under the Lease and agrees to perform, as direct obligations to Landlord, all of the terms, covenants and conditions contained in the Lease required to be observed or performed by the tenant under the Lease.

3. Indemnification by Assignor. Assignor agrees to indemnify and hold harmless Assignee from and against any and all liability, loss, damage, cost or expense, including reasonable attorney’s fees, which Assignee may suffer or incur by reason of any act or cause of action occurring or accruing prior to the Effective Date and arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Lease.

4. Copies of Leases. Assignor represents and warrants to Assignee that: (i) the lease attached hereto as Exhibit B is a full true, correct and complete copy of the Lease; and (ii) the Lease is now in full force and effect, and has not been modified in any respect.

5. Representations and Warranties. As a material inducement to Assignee entering into this Assignment, Assignor represents, warrants and certifies to Assignee as follows:

(a) Assignor is the lawful owner of the tenant’s interest under the Lease, with full right to sell, assign, transfer and convey the same.

(b) Assignor has complete and unrestricted power and authority to enter into this Assignment and to sell, assign, transfer and convey its right, title and interest as tenant under the Lease as contemplated by the Lease and this Assignment and has taken all action necessary or required to make this Assignment enforceable upon Assignor in accordance with its terms, and such sale.

(c) Assignor has not defaulted in any obligations resulting to, or arising from the Lease prior to the date hereof and has no actual knowledge of any default of the Landlord.

6. Successors. This Assignment shall be binding upon and inure to the benefit of the Assignor and Assignee and their respective successors and assigns.

7. Counterparts. This Agreement may be executed in multiple counterparts by either or both of the parties hereto, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same Assignment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption of Lease to be executed as of the date first above written.

Assignor:	JFBB SKI AREAS, INC., a Missouri corporation
By :
Stephen J. Mueller, Vice-President

Assignor:	EPT SKI RESORTS, INC., a Missouri corporation
By:
Gregory K. Silvers, Secretary

CONSENT OF THE LANDLORD

The undersigned hereby: (i) consents to this Assignment pursuant to Section of the Lease; (ii) consents to the Sublease pursuant to Section of the Lease; (iii) agrees that all representations, warranties and agreements made by the undersigned for the benefit of Assignor in the Lease shall inure to the benefit of Assignee with respect to the Property; and (iv) agrees to also deliver to Assignee a copy of any notice to be given to Assignor in the event of default in the performance the tenant’s obligations under the Lease.

LANDLORD:

By:

Print Name:

Title:

EXHIBIT A TO ASSIGNMENT & ASSUMPTION AGREEMENT

[Insert Property Description]

EXHIBIT B TO ASSIGNMENT & ASSUMPTION AGREEMENT

[Insert Lease]

EXHIBIT F

TO OPTION AGREEMENT

FORM OF SURVEYOR’S CERTIFICATE

To:              EPT SKI PROPERTIES, INC., a Delaware corporation
[TITLE COMPANY]

This is to certify that this map or plat and the survey on which it is based were made (1) in accordance with “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA, ACSM and NSPS in 2005, and includes Items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11, 13, 14 and 15 of Table A thereof, and (ii) pursuant to Accuracy Standards for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA, ACSM and NSPS in 2005.

F-1

EXHIBIT G
TO OPTION AGREEMENT

LEASE AGREEMENT

By and Between

EPT SKI PROPERTIES, INC.,
a Delaware corporation
(“Landlord”)

and

a corporation
(“Tenant”)

For:

, 2007

Timothy Laycock	David L. Jones
Stinson Morrison Hecker LLP	Helfrey, Simon & Jones, P.C.
1201 Walnut Street, Suite 2900	120 South Central Avenue, Suite 1500
Kansas City, Missouri 64106	St. Louis, Missouri 63105
Telephone: (816) 842-8600	Telephone: (314) 725-9100
Facsimile: (816) 691-3495	Facsimile: (314) 725-5754

Counsel to Landlord	Counsel to Tenant

RENT AND EXPENSE RIDER

EXHIBIT A	Legal Description

EXHIBIT B	Site Plan

EXHIBIT C	Facility Description

EXHIBIT D	Insurance Endorsements

EXHIBIT E	Restrictive Agreements

EXHIBIT F	Tenant’s Property

EPT Ski Properties, Inc. Lease

LEASE

THIS LEASE, effective as of , 2007 (the “Effective Date”), is made by and between EPT SKI PROPERTIES, INC., a Delaware corporation (“Landlord”), and , a corporation (“Tenant”).

1. Attachments to Lease; Rent and Expense Rider and Exhibits.

Attached to this Lease and hereby made a part hereof are the following:

RENT AND EXPENSE RIDER — a statement of the Annual Fixed Rent, Annual Percentage Rent and common area and real estate tax charges, if any, which are to be paid by Tenant hereunder together with provisions pertaining to the payment thereof.

EXHIBIT A — a legal description of the tract of land constituting the land portion of the Leased Premises.

EXHIBIT B — a site plan (the “Site Plan”) of the Leased Premises showing (i) the location of the Facility, and (ii) the location of any other buildings and improvements, lifts or other vertical transportation fixtures and equipment and water lines serving any snow generation equipment, constructed or to be constructed, if known, within the Leased Premises by any person or entity, and (iii) the location of all parking areas within the Leased Premises which are available for the Facility.

EXHIBIT C — a description of the Facility and the improvements constructed on the Leased Premises.

EXHIBIT D — a listing of insurance endorsements.

EXHIBIT E — a listing of Restrictive Agreements.

EXHIBIT F — a listing of Tenant’s Personal Property.

2. Definitions and Rules of Construction.

(A) Definitions. The following terms for purposes of this Lease shall have the meanings hereinafter specified:

“ADA” shall mean the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. 12.101 et seq.

“Affiliate” shall mean as applied to a person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with, that person or entity.

“Annual Fixed Rent” shall mean the annual fixed rent payable hereunder, which shall be the following:

(a) From the Commencement Date to the end of the 1st Lease Year, an amount, per annum, equal to the Purchase Price for the Parcel, multiplied by the interest rate under the Note applicable on the Closing Date ($                  ).

(b) During each subsequent Lease Year the Annual Fixed Rent shall increase by an amount equal to the lesser of (i) 1.5% multiplied by the Annual Fixed Rent for the previous Lease Year or (ii) the percentage increase in the CPI between the CPI in effect during the first month of the Lease Year immediately preceding the then applicable Lease Year and the first month of the then applicable Lease Year.

“Annual Percentage Rent” is defined in the Rent and Expense Rider.

“Closing Date” has the meaning ascribed to it in the Option Agreement.

“Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented, and the rules and regulations promulgated thereunder.

“CPI” shall mean the Consumer Price Index for all Urban Consumers, U.S. City Average, published by the Bureau of Labor Statistics of the United States Department of Labor (base year 1982-84=100), or any successor index thereto.

“Commencement Date” is defined in the Article captioned “Term.”

“Default Rate” shall mean the lesser of (i) the Prime Rate plus 4% or (ii) the highest rate of interest that may lawfully be charged to the party then required to pay interest under this Lease at the Default Rate.

“Effective Date” is defined as the date first set forth above.

“Facility” shall mean the [ski resort/lodge/golf course/waterpark] in facility located on the Leased Premises to be operated by Tenant.

“Force Majeure” is defined in the Article captioned “Force Majeure.”

“Governmental Authorities” shall mean all federal, state, county, municipal and local departments, commissions, boards, bureaus, agencies and offices thereof, having or claiming jurisdiction over all or any part of the Leased Premises (if applicable) or the Facility or the use thereof.

“Gross Receipts” is defined in the Rent and Expense Rider.

“Guarantor” shall mean Peak Resorts, Inc., Mad River Mountain, Inc., SNH Development, Inc., L.B.O. Holding, Inc., Mount Snow, LTD., Hidden Valley Golf and Ski, Inc., Snow Creek, Inc., Paoli Peaks, Inc., Deltrecs, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., and JFBB Ski Areas, Inc.

“Guaranty” shall mean the Guaranty by and between Landlord and Guarantor, of even date herewith.

“Hazardous Substances” is defined in the Article captioned “Governmental Compliance.”

“Laws” shall mean all present and future requirements, administrative and judicial orders, laws, statutes, ordinances, rules and regulations of any Governmental Authority, including, but not limited to the ADA.

“Lease Year” is defined in the Rent and Expense Rider.

“Leased Premises” shall mean the Facility, the Landlord’s interest (as fee owner or ground lessee) in land thereunder described on Exhibit A attached hereto and all improvements, fixtures, appurtenances, rights, easements and privileges thereunto belonging or in any way appertaining, and all other rights, easements and privileges granted to Tenant in this Lease, excluding, however, Tenant’s Property as defined below.

“Mortgage” shall mean any mortgage or deed of trust or other instrument in the nature thereof evidencing a security interest in the Leased Premises or any part thereof.

“Note” has the meaning ascribed to it in the Option Agreement.

“Option Agreement” shall mean that certain Option Agreement by and among Landlord and Tenant dated October 29, 2007.

“Percentage Rate” shall mean 10%.

[“Prime Lease” shall mean that certain Lease dated December 1, 2005 by and between , a corporation as Landlord, and Subtenant as tenant, as assigned by Subtenant to Sublandlord by that certain Assignment and Assumption Agreement of even date herewith.]

[“Prime Lessor” shall mean , a corporation, the landlord under the Prime Lease.]

“Prime Rate” shall mean the per annum interest rate from time to time publicly announced by Citibank, N.A., New York, New York as its base rate. If Citibank, N.A. should cease to publicly announce its base rate, the Prime Rate hereunder shall be the prime, base or reference rate of the largest bank (based on assets) in the United States which announces such rate.

“Parcel” has the meaning ascribed to it in the Option Agreement.

“Purchase Price” has the meaning ascribed to it in the Option Agreement.

“Related Agreement” shall mean any lease, sublease, note, mortgage, loan agreement or similar agreement (a) by and between Landlord or an Affiliate of Landlord, and Tenant or an Affiliate of Tenant; or (b) by Tenant or an Affiliate of Tenant to or for the benefit of Landlord or an Affiliate of Landlord.

“Rent” shall mean Annual Fixed Rent, Annual Percentage Rent and any other charges, expenses or amounts payable by Tenant under this Lease.

“Restrictive Agreements” shall mean those certain reciprocal easement agreements, operating agreements, development agreements, easement agreements and/or other similar agreements and instruments that govern and regulate the development of the Leased Premises, including without limitation all agreements described on Exhibit E attached hereto and by this reference made a part hereof.

“Taxes” is defined in the Rent and Expense Rider.

“Tenant’s Property” is defined in the Article captioned “Fixtures.”

“Tenant’s Signs” is defined in the Article captioned “Tenant’s Signs.”

“Term of this Lease” or “term hereof’ shall mean the term of this Lease as provided in the Article captioned “Term.”

(B) Rules of Construction. The following rules of construction shall be applicable for all purposes of this Lease, unless the context otherwise requires:

(1) The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Lease, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Lease.

(2) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of the other genders and words importing the singular number shall mean and include the plural number and vice versa.

(3) The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”

3. Premises.

(A) Demise. Landlord hereby demises and leases unto Tenant, and Tenant hereby leases from Landlord, for the consideration and upon the terms and conditions herein set forth, the Leased Premises.

(B) No Representations by Landlord. Tenant acknowledges that, except as herein expressly set forth, Landlord has not made, does not make, and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, of, as to, concerning, or with respect to, (i) the value, nature, quality or condition of the Leased Premises, including, without limitation, the water, soil and geology; (ii) the suitability of the Leased Premises for any and all activities and uses which may be conducted thereon; (iii) the compliance of or by the Leased Premises with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (iv) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Leased Premises, or (v) any other matter with respect to the Leased

Premises, and specifically, Landlord has not made, does not make and specifically negates and disclaims any representations or warranties regarding compliance of the Leased Premises with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including without limitation, those pertaining to solid waste, as defined by the U.S. Environmental Protection Agency Regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Premises, of any hazardous substances, as defined by The Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the regulations promulgated thereunder. Tenant shall rely solely on its own investigation of the Leased Premises and not on any information provided or to be provided by Landlord, its directors, contractors, agents, employees or representatives. Landlord shall not be liable or bound in any manner by any verbal or written statements, representations or information pertaining to the Leased Premises or the operation thereof, furnished by any party purporting to act on behalf of Landlord.

4. Term.

(A) The term of this Lease shall commence on the date first above written (the “Commencement Date”), and, unless extended, shall expire as of midnight on October 29, 2027 (the “Term”).

(B) Provided that there are no ongoing Tenant defaults under this Lease, Tenant shall have four (4) options to extend the Term of this Lease for consecutive periods of five (5) years each, exercisable by giving Landlord written notice no sooner than eighteen (18) months and no later than twelve (12) months prior to the expiration date of the then-current Term.

5. Rent.

(A) Fixed and Percentage. Tenant shall pay Landlord, without abatement, adjustment or setoff except as otherwise expressly set forth herein, the Annual Fixed Rent in the manner set forth herein and in the Rent and Expense Rider commencing on the Effective Date, and, if applicable, Annual Percentage Rent, in the manner set forth herein and in the Rent and Expense Rider.

(B) Prohibition of Use. If at any time during the term of this Lease, (i) any Law shall prohibit the use of the Facility for the purposes permitted in Section 7(A)(i) or (iii) of this Lease (the “Prohibition”), then immediately upon the earlier to occur of (a) Tenant becoming aware of any proposed Prohibition, or (b) Tenant’s receipt of any notice from any Governmental Authorities of any Prohibition, Tenant shall promptly notify Landlord of such fact, and Tenant shall have the right to proceed, in its or Landlord’s name, and at Tenant’s sole cost and expense, to take such action as Tenant shall determine to be necessary or desirable to contest or challenge the Prohibition. If a Prohibition should occur or be imposed, nothing in this paragraph (B) shall be deemed to impair Tenant’s obligations under paragraph (D) of the Article captioned “Governmental Compliance” at any time during which Tenant is not prohibited from using the Facility for the purposes permitted in Section 7(A)(i) and (iii) of this Lease by the Prohibition.

6. Covenant of Title; Authority and Quiet Possession; Transfer of Title.

(A) Landlord’s Covenant. Landlord represents and warrants to Tenant that: (i) Landlord has full right and lawful authority to enter into and perform Landlord’s obligations under this Lease for the term hereof, and Landlord has not suffered, incurred or entered into any contracts, leases, tenancies, agreements, restrictions, violations, encumbrances or defects in title of any nature whatsoever which materially adversely affects Landlord’s right, title and interest in the Leased Premises or the fulfillment of its obligations under this Lease; (ii) except for any Mortgages which exist upon the Commencement Date, this Lease shall not be subject or subordinate to any Mortgage except for such subordination as may be accomplished in accordance with the provisions of the Article captioned “Estoppel Certificate, Attornment,” etc.; and (iii) if Tenant shall discharge the obligations herein set forth to be performed by Tenant, Tenant shall have and enjoy, during the term hereof, the quiet and undisturbed possession of the Leased Premises, as in this Lease contemplated, free from interference by Landlord or any party claiming under Landlord.

(B) Leasehold Title Policy. At the request of Tenant, Landlord shall furnish Tenant, at Tenant’s sole cost and expense, a binding commitment for the issuance of a leasehold owner’s - policy on the then-current policy form available in the state in which the Leased Premises is located, in the amount so requested by Tenant, written by a title company selected by Landlord and reasonably acceptable to Tenant, committing to insure as of the date of the recording of a memorandum of this Lease that the condition and state of the title to the leasehold estate created hereunder is in accordance with clauses (i) and (ii) of paragraph (A) of this Article. The acceptance of such commitment or resulting title policy by Tenant shall in no way be construed as a waiver of, or in any way be deemed to impair, Landlord’s representations and warranties set forth in paragraph (A) of this Article. By executing this Lease, Tenant shall be deemed to have approved and accepted the status of title as reflected in such title commitment.

(C) Change of Ownership. Landlord shall promptly notify Tenant in writing of any change in the ownership of the Leased Premises, giving the name and address of the new owner and instructions regarding the payment of rent. In the event of any change in or transfer of title of Landlord in and to the Leased Premises or any part thereof, whether voluntary or involuntary, or by act of Landlord or by operation of Laws, Tenant shall have the right to continue to pay Rent to the party-Landlord to which Tenant was making such payments prior to such change in title until Tenant shall have been notified of such change in title and given satisfactory proof thereof (it being hereby agreed that a letter from the prior owner of the Leased Premises notifying Tenant of such transfer and the name and address of the new owner shall be deemed satisfactory proof of such change in title).

(D) [Compliance with Prime Lease. This Sublease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Prime Lease contained shall be applicable to this Sublease with the same force and effect as if Sublandlord were the Prime Lessor under the Prime Lease and Subtenant were the lessee thereunder. Subtenant shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime Lessor under the Prime Lease, and Subtenant shall indemnify and hold Sublandlord harmless from and against all claims, demands, losses or liabilities (including attorney’s fees) of any kind whatsoever by reason of any failure by Subtenant to pay and perform all of the terms of, or any violations of or noncompliance with any covenants or agreements in the Prime Lease. Subtenant shall comply with all covenants and obligations imposed upon Sublandlord pursuant to the Prime Lease. In addition to any other remedies contained herein, Sublandlord shall have all rights and remedies as held by the Prime Lessor under the Prime Lease, at law, or in equity in the event of the breach of any provision of the Prime Lease or this Sublease by Subtenant. Without limitation of any remedy otherwise available to Sublandlord, in the event that Subtenant shall fail to perform such terms and conditions required of the Prime Lease or this Sublease, or shall be in default thereunder or hereunder, Sublandlord shall have the right (but not the obligation) to make payment or to undertake such performance or to effect the cure of such default. The amount of such payment or the cost of such performance shall be treated as a sum of money advanced by Sublandlord to Subtenant and shall be repayable by Subtenant upon demand thereof by Sublandlord.]

7. Use of Premises.

(A) During The Term of This Lease. During the Term of This Lease, the Facility shall not be used for any purpose except (i) primarily as a ski resort [and waterpark/golf course]; (ii) for the incidental sale or rental (or both) of [golf apparel, carts, and equipment and] skis, snowboards, and ski apparel; (iii) for the retail sale therein of food, beverages and refreshments of the type commonly offered at ski resorts [and golf courses/waterparks], collectively the “Permitted Use”). Notwithstanding anything to the contrary herein, Tenant shall not have the right to use the Leased Premises, or any part thereof, for any use or purpose which is not permitted by, or which results in a violation of, any agreement, covenant or restriction to which the Leased Premises is subject as of the date of this Lease, including the Restrictive Agreements and any other restrictive agreements applicable to the Leased Premises and of which Tenant has been notified in writing by Landlord or of which Tenant has knowledge.

(B) Landlord Assistance. Landlord agrees to execute, without cost to Landlord, such customary applications, consents and other instruments as shall be required by Governmental Authorities to permit the operation of the Facility as permitted by this Lease, so long as such applications, consents or other instruments do not impose or subject Landlord to any liability or claim, and Tenant hereby covenants and agrees to indemnify and hold harmless Landlord from and against any and all claims, costs, demands, losses or liabilities (including attorneys’ fees) which Landlord may suffer or incur by reason of Landlord’s execution of any such applications, consents or other instruments as Tenant may request. If at any time any claims, costs, demands, losses or liabilities are asserted against Landlord by reason of Landlord’s execution of any such applications, consents or other instruments as Tenant may request, Tenant will, upon notice from Landlord, defend any such claims, costs, demands, losses or liabilities at Tenant’s sole cost and expense by counsel, selected by Tenant, and reasonably acceptable to Landlord. The provisions of this paragraph shall not be construed as limiting the representations and warranties of Landlord set forth in paragraph (A) of the Article captioned “Covenant of Title, Authority and Quiet Possession; Transfer of Title.”

8. Subletting and Assigning.

(A) Landlord’s Consent. Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage, sublet, hypothecate or otherwise transfer or encumber the leasehold estate created by this Lease, Leased Premises, or any interest therein, in whole or in part without the consent of Landlord, which consent Landlord agrees not to unreasonably withhold, condition or delay [subject to the consent of the Prime Lessor under the Prime Lease].

(B) Continuation of Liability. If Tenant requests, and Landlord consents, to an assignment of this Lease or a sublet of all or any part of the Leased Premises Tenant shall, subject to the provisions of paragraph (C) of this Article, remain liable and responsible under this Lease.

(C) Landlord’s Assignment. Anything in this Lease to the contrary notwithstanding, Landlord shall have the right, without Tenant’s consent, to sell, transfer, or assign Landlord’s interest in the Leased Premises and/or this Lease at any time and in such event, Landlord shall be relieved of Landlord’s obligations under this Lease to the extent such obligations arise after the date of such sale, transfer, or assignment, provided that such transferee, or assignee agrees to assume all of the unaccrued obligations under this Lease and agrees to perform to the full extent required under the terms and conditions of this Lease.

(D) Assignment of Rights in Sublease. As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereinafter entered into for any or all of the Leased Premises, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom (“Assignment of Subleases”). Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an event of default as herein provided, upon notice to Tenant and any subtenants, to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not (i) consent to, cause or allow any material modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord which shall not be unreasonably withheld or delayed nor (ii) accept any rents (other than customary security deposits) more than 30 days in advance of the accrual thereof nor (iii) permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

(E) REIT Limitations. At such time as the Landlord in this Lease may be a real estate investment trust, the following provisions shall apply: anything contained in this Lease to the contrary notwithstanding, Tenant shall not: (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet or assign the Leased Premises or this Lease to any person that Landlord owns, directly or indirectly (by applying constructive ownership rules set forth in Paragraph 856(d)(5) of the Internal Revenue Code), a 10% or greater interest within the meaning of Section 856(d)(2)(B) of the Code; or (iii) sublet or assign the Leased Premises or this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Paragraph 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Paragraph 856(c)(2) of the Code. The requirements of this subpart (G) shall likewise apply to any further subleasing by any subtenant.

(F) Licenses, etc. For purposes of this Article, subleases shall be deemed to include any licenses, concession arrangements, management contracts or other arrangements relating to the possession or use of all or any part of the Leased Premises.

(G) Default Notices After Assignments. If Tenant assigns this Lease and remains liable hereunder, then Landlord, when giving notice to said assignee or any future assignee in respect of any default, shall also serve a copy of such notice in the manner provided herein upon the original tenant named in this Lease (the “Original Tenant”). The Original Tenant, at its sole option, shall have the same period that such assignee as Tenant under this Lease has to cure such default. If because of a default of an assignee after an assignment of this Lease (i) this Lease shall terminate, or (ii) this Lease and the term hereof ceases and expires, or (iii) an assignee’s possession of the Leased Premises shall be terminated without termination of this Lease (Landlord hereby agreeing to terminate this Lease upon the Original Tenant and Landlord executing a new lease if Original Tenant exercises its option to become the tenant thereunder), then in any of such events Landlord shall promptly give the Original Tenant notice thereof, and the Original Tenant shall have the option, to be exercised by notice to Landlord given within 30 days after receipt by the Original Tenant of Landlord’s notice, to cure any default and become Tenant under a new lease for the remainder of the term of this Lease (including any renewal periods) upon all of the same terms and conditions as then remain under this Lease as it may have been amended by agreement between Landlord and Original Tenant. If any default of an assignee is incapable of being cured by the Original Tenant, then notwithstanding the failure to cure same, the Original Tenant shall have the foregoing option to enter into a new lease. Such new lease shall commence on the date of termination of this Lease. Notwithstanding the foregoing, if Landlord delivers to the Original Tenant, together with Landlord’s notice, a release as to all liability under this Lease as theretofore amended, the Original Tenant shall not have the foregoing option.

9. Continued Possession of Tenant.

Any holding over after the last day of any extension of the term hereof, or after the last day of Term hereof if this Lease is not extended, shall be construed to be a monthly tenancy, on the terms herein set forth, terminable by either party on not less than one month’s notice, with the exception that Annual Fixed Rent shall be increased to one hundred and fifty hundred percent (150%) of the Annual Fixed Rent that existed for the year prior to the expiration of the then current term.

10. Fixtures.

Any and all trade fixtures and equipment (but excluding any and all equipment, lifts, vertical transportation equipment, snow generation equipment, water lines, machinery, fixtures, and other items of real and/or personal property, including all components thereof now or hereafter located in or on the Leased Premises or used in connection with, and permanently affixed to or incorporated into, the improvements on the Leased Premises, and any replacements, modifications, alterations and additions thereto), signs, appliances, furniture and other personal property installed in the Facility on the Commencement Date or any time thereafter by Tenant (all of the foregoing being collectively referred to in this Lease as “Tenant’s Property”), shall not become a part of the realty and, provided that Tenant is not in default of this Lease, may be removed from the Facility by Tenant at any time during the term hereof or upon the termination of the term hereof; provided, however, if and to the extent that Tenant is in default of this Lease, then Landlord shall have any and all rights at law or in equity, including, but not limited to, any and all liens, claims, demands or rights, including rights of levy, execution, sale and distraint for unpaid rent, or any other right, interest or lien which Landlord has or may hereafter acquire in any of Tenant’s Property.

11. Utilities.

(A) Tenant shall pay all charges for gas, electricity, water, sewer service and other utilities used in the Facility and the Leased Premises during the term hereof, all such utilities to be separately metered and to be obtained by Tenant from the applicable utility company; PROVIDED HOWEVER, Tenant also shall be solely responsible for the payment of any connection, tap, hookup or other fee(s) imposed by Governmental Authority or by any utility company to extend and/or connect utility service to the Leased Premises.

(B) Tenant shall, at Tenant’s expense, furnish, install and maintain in good condition and repair, to points in the Facility, all storm and sanitary sewers, and all gas, water, telephone, electrical facilities and other utilities of such size and type as may be required to provide adequate service for the Leased Premises and the operations of Tenant thereon.

12. Governmental Compliance.

(A) Tenant Responsibilities Generally. Tenant shall comply with all Laws which affect the Leased Premises and the Facility located thereon and the use and occupancy thereof. If Tenant receives written notice of any violation of any governmental requirements applicable to the Leased Premises, Tenant shall give prompt notice thereto to Landlord.

(B) Parties; Environmental Knowledge. Tenant hereby acknowledges and agrees that (i) it has received copies of all environmental assessment(s) prepared                       , dated                       , 2007, for the Leased Premises (the “Environmental Report”), Tenant is fully aware of the contents of the Environmental Report, and Tenant accepts the Leased Premises subject to all matters and conditions disclosed in the Environmental Report; and (ii) Landlord has not undertaken any investigation or inquiry with respect to environmental aspects of the Leased Premises other than the Environmental Report and makes no representations or warranties concerning the condition of the Leased Premises or the environmental condition of the Leased Premises.

(C) Tenant’s Environmental Responsibilities. During the Term of this Lease, Tenant shall not cause or permit any Hazardous Substances to be Used on, in or under the Leased Premises by Tenant, Tenant’s agents, employees or contractors, or anyone claiming by, through or under Tenant, except in the ordinary course of business in the operation of Tenant’s business as permitted by Paragraph 7(A) of this Lease, or as reasonably required in performing the obligations of Tenant under this Lease, and then only to the extent that there is no contamination of the leased Premises and that no Laws in effect at such time are violated by Tenant.

(D) Environmental Indemnities. Tenant shall indemnify and save Landlord harmless from any and all claims of third parties, and damages, costs and losses owing to third parties or suffered by Landlord, including court costs, reasonable attorneys’ fees and consultants’ fees, arising during or after the term and reasonably incurred or suffered by Landlord as a result of any default or breach of any representation, warranty or covenant made by Tenant under this Article. It is a condition of this indemnification and save harmless that Tenant shall receive notice of any such claim against the Landlord promptly after Landlord first has knowledge thereof, but no failure by Landlord to promptly notify Tenant of any such claim shall adversely affect Landlord’s right to indemnification except (and only to the extent) that Tenant can prove prejudice as a result of the failure to receive prompt notice. This indemnification and save harmless includes any and all costs reasonably incurred by Landlord after notice to Tenant for any cleanup, removal or restoration mandated by any public official acting lawfully under applicable Laws if Tenant shall not timely perform such work.

(E) Definition. As used herein, “Hazardous Substance” means any substance that is toxic, radioactive, ignitable, flammable, explosive, reactive or corrosive and that is, in the form, quantity, condition and location then found upon or under the Leased Premises and/or the remainder of the Leased Premises, as the case may be, regulated by any Governmental Authority. “Hazardous Substance” includes any and all materials and substances that are defined as “hazardous waste,” “hazardous chemical,” “pollutant,” “contaminant” or “hazardous substance,” in the form, quantity, condition and location then found upon the Leased Premises and/or the remainder of the Leased Premises, as the case may be, pursuant to Law. “Hazardous Substance” includes asbestos, polychlorinated biphenyls and petroleum.

(F) Survival. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

13. Maintenance and Repairs.

(A) Warranty. Landlord will, so long as no event of default shall have occurred and be continuing, assign or otherwise make available to the Tenant any and all rights the Landlord may have under any vendor’s or manufacturer’s warranties or undertakings with respect to the Leased Premises, but Landlord does not warrant or represent that any such warranties or undertakings are or will be available to Tenant, and Landlord shall have no further obligations or responsibilities respecting such warranties or undertakings.

TENANT HEREBY WAIVES ALL STATUTORY REPRESENTATIONS AND WARRANTIES ON THE PART OF LANDLORD, INCLUDING, WITHOUT LIMITATION,

ALL WARRANTIES THAT THE LEASED PREMISES ARE FREE FROM DEFECTS OR DEFICIENCIES, WHETHER HIDDEN OR APPARENT, AND ALL WARRANTIES THAT THEY ARE SUITABLE FOR TENANT’S USE.

(B) Maintenance and Repairs. Tenant shall pay all costs, expenses, fees and charges incurred in connection with the use or occupancy of the Leased Premises. Tenant shall at all times, at its own expense, and subject to reasonable wear and tear, keep the Leased Premises in good operating order, repair, condition and appearance. With respect to the Leased Premises, the undertaking to maintain in good repair shall include, without limitation, all interior and exterior repairs (including all replacements of components, systems or parts which are a part of, or are incorporated into, the Leased Premises or any part thereof), whether structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary and all common area maintenance including, without limitation, removal of dirt, snow, ice, rubbish and other obstructions and maintenance of sidewalks and landscaping.

(C) Minor Alterations. So long as no event of default shall have occurred and be continuing, Tenant may, at its expense, make interior and/or exterior nonstructural additions to and alterations to the Leased Premises with prior written notice to and consent by Landlord; however consent shall not be required if the cost of such additions or alterations is less than $100,000.00; provided, that (i) upon completion of such additions or alterations, neither the fair market value of the Leased Premises shall be lessened thereby nor the utility or condition of the Leased Premises impaired, below the value, utility or condition thereof immediately prior to such action, (ii) such additions or alterations shall not result in a change of use of the Leased Premises, and (iii) such work shall be completed in a good and workmanlike manner and in compliance with all applicable legal requirements and insurance requirements. Any and all such additions and alterations shall be and remain part of the Leased Premises and shall be subject to this Lease. In no event shall Landlord be obligated to reimburse or compensate Tenant or any other person or entity for any such additions, alterations or improvements to the Leased premises, and Tenant hereby waives any right to reimbursement or compensation for any such additions, alterations or improvements.

(D) Certain Limitations. Notwithstanding anything set forth in paragraphs (A), (B) and (C) of this Article to the contrary, the obligations Tenant set forth therein shall be subject to the provisions set forth in the Articles captioned “Damage Clause” and “Condemnation.”

14. Damage Clause.

(A) Damage. If the Facility shall be damaged or destroyed by fire, casualty or any cause whatsoever, either in whole or in part, and Tenant does not elect to terminate this Lease pursuant to the provisions of paragraph (B) hereof, Tenant shall with due diligence remove any resulting debris and fully repair and/or restore and rebuild in their entirety the damaged or destroyed structures and other improvements, including any improvements or betterments made by Landlord or Tenant. Subject to Paragraph 15(A) hereof, Landlord shall make all insurance proceeds available as a result of such fire, casualty or other destruction to Tenant for restoration. Tenant shall submit in advance to Landlord plans and specifications for rebuilding/restoring the structures and other improvements and shall obtain Landlord’s consent (which shall not be unreasonably withheld or delayed) to any material deviation from such plans and specifications. Until the earlier of (i) the date 90 days after the date the Facility are repaired, rebuilt and put in good and tenantable order, or (ii) the date Tenant reopens the portions(s) of the Facility so damaged or destroyed, the Annual Fixed Rent and other charges hereby reserved, or a fair and just proportion thereof according to the nature and extent of the damage sustained, shall be abated, but only to the extent of any rental interruption insurance proceeds actually received by Landlord.

(B) Right to Terminate on Certain Damage. If during the final three (3) years of the Term, the Facility is damaged or destroyed by fire, casualty or any cause whatsoever to such an extent that all or a portion thereof is rendered unsuitable for use as a ski resort and the cost of restoration would exceed 50% of the amount it would cost to replace the Facility in its entirety at the time such damage or destruction occurred, and if Tenant has complied with its insurance obligations under this Lease (including maintaining insurance against loss of rents by Landlord), Tenant may terminate this Lease by notice to Landlord given within thirty (30) days after such damage or destruction. If Tenant elects to terminate this Lease as provided herein, Tenant shall pay to Landlord, as a condition upon the effectiveness of such termination, within sixty (60) days after such notice, an amount equal to all insurance proceeds for such damage or destruction (except any for Tenant’s Property) together with an amount equal to the difference, if any, between the amount of insurance proceeds turned over to Landlord and the net book value of The Facility as accurately reflected in Landlord’s financial records as of the date of such damage or destruction. Upon the giving of such notice by Tenant to terminate, and Tenant’s payment of all amounts provided for herein, this Lease shall automatically terminate and the Annual Fixed Rental and other charges hereunder shall be equitably adjusted as of the date of such destruction.

(C) Uninsured Damage. If, at any time during the term hereof, all or a portion of the Facility shall be damaged or destroyed by a casualty not insurable under the insurance required to be maintained by Tenant under this Lease, Tenant may terminate this Lease by notice to Landlord given within 30 days after such damage or destruction. If Tenant elects to terminate this Lease as provided herein, Tenant shall pay to Landlord, as a condition upon the effectiveness of such termination, within 60 days after such notice, an amount equal to the net book value of the Facility as accurately reflected in Landlord’s financial records as of the date of such damage or destruction. Upon the giving of such notice by Tenant to terminate, and Tenant’s payment of all amounts provided for herein, this Lease shall automatically terminate and the Annual Fixed Rental and other charges hereunder shall be equitably adjusted as of the date of such destruction.

(D) Effect of Lease Termination. If Tenant so elects to terminate this Lease as provided in paragraphs (B) or (C) of this Article, Landlord shall nevertheless have the option of negating such notice of termination by giving notice to Tenant of such negation, which notice, if given at all, shall be given within 60 days of Landlord’s receipt of Tenant’s notice of termination. If Landlord elects to negate Tenant’s notice of termination, then (i) this Lease shall not terminate, and (ii) Landlord shall, with due diligence, repair and restore the Facility in its entirety at Landlord’s sole cost and expense. If Landlord elects to negate Tenant’s notice of termination as provided herein, then all insurance proceeds payable as a result of such damage or destruction (except for proceeds payable with respect to Tenant’s Property) shall belong to

Landlord, and Tenant’s Annual Fixed Rent shall abate (i) during the period of restoration, to the extent that Landlord receives compensation for lost rents by policies of insurance described in Section 15(E); and (ii) following restoration, in proportion to the portion of the Facility that is rendered unusable by reason of the casualty and not restored by Landlord.

(E) Rights to Insurance Proceeds. If this Lease is terminated as provided in this Article following damage to or destruction of the Facility and/or Tenant’s property, the proceeds of all hazard insurance on the Facility which is maintained by Tenant or Landlord pursuant to the Article captioned “Insurance, Indemnity, Waiver of Subrogation,” etc. shall belong to Landlord, except insurance proceeds in respect of Tenant’s Property, which shall belong to Tenant.

(F) [Effect of Prime Lease. If any provision of paragraphs (A) through (E) of this Article shall conflict with the Prime Lease, the terms and provisions of the Prime Lease shall control. If and to the extent Landlord is obligated to rebuild, restore or repair the Leased Premises under the terms of the Prime Lease, Tenant shall be obligated to rebuild, restore and repair the same, and in the event of any conflict between the terms, conditions or provisions of this Sublease and the terms of the Prime lease with respect to the funding of such rebuilding, repair or restoration, Subtenant shall be obliged to comply with the terms, conditions and provisions imposed upon Prime Lessor.]

15. Insurance, Indemnity, Waiver of Subrogation and Fire Protection.

(A) Casualty Policy. During the term hereof, Tenant shall at its expense except as provided below, keep the Leased Premises insured in the name of Landlord and Tenant (as their interests may appear with each as named or an additional insured or loss payee as applicable to provide each with the best position) against damage or destruction by fire and the perils commonly covered under a special form policy in an aggregate amount equal to the full replacement cost thereof (without deduction for physical depreciation), and shall have deductibles no greater than Fifty Thousand and No/100 Dollars ($50,000) (with higher deductibles for wind and earthquake coverage as the applicable insurer may require). Such policy also shall cover floods, earthquake and other similar hazards as may be customary for comparable properties in the area, and such other “additional coverage” insurance as Landlord or any holder of a Mortgage, on the Leased Premises may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size and use to the Facility and located in the geographic area where the Leased Premises are located. Tenant shall be responsible for determining that the amount of property damage coverage insurance maintained complies with the requirements of this Lease. The proceeds of such insurance in case of loss or damage shall be held in trust and applied on account of the obligation of Tenant to repair and/or rebuild the Leased Premises pursuant to the Article captioned “Damage Clause” to the extent that such proceeds are required for such purpose [, subject to any conflicting provision in the Prime Lease]. The insurance required to be carried by Tenant under this paragraph and paragraph (C) of this Article may be covered under a so-called “blanket” policy covering other operations of Tenant and Affiliates, so long as the amount of coverage available under said “blanket” policy with respect to the Leased Premises, or Tenant’s liability under this Lease, at all times meets the requirements set forth in this Lease, and (ii) shall be evidenced by a certificate of insurance (such insurance certificate with respect to property insurance shall be issued on ACORD 27 or equivalent) from Tenant’s insurer, authorized agent or broker. Upon request, Tenant shall name the holder of any Mortgage on the Leased Premises pursuant to a standard mortgagee, additional insured or loss payee clause as such holder shall elect with respect to the foregoing property insurance, provided such holder agrees with Tenant in writing to disburse such insurance proceeds to Tenant for, and periodically during the course of, repair and restoration of the Facility as set forth in this Lease. Any such insurance proceeds not required for the repair and restoration of the Leased Premises shall be divided equally between Tenant and Landlord.

(B) DIC Policy. If required by Landlord’s lender or the holder of a Mortgage during the term hereof, Tenant shall, at its expense, keep the Leased Premises insured in the name of Landlord and Tenant (as their interests may appear with each as named or an additional insured or loss payee as applicable to provide each with the best position) against all risks of direct physical loss or damage, except those risks excluded under Tenant’s insurance required under paragraph (A) of this Article, under a so-called difference in conditions policy (“DIC Policy”) in the amount of 100% of the replacement cost thereof. The proceeds of such insurance in case of loss or damage shall be held in trust and applied on account of the obligation of Tenant to repair and/or rebuild the Leased Premises pursuant to the Article captioned “Damage Clause” to the extent that such proceeds are required for such purpose. The insurance required to be carried by Tenant under this paragraph shall be evidenced by a certificate of insurance (such insurance certificate with respect to property insurance shall be issued on ACORD 27) from Tenant’s insurer, authorized agent or broker. Upon request, Landlord may name the holder of any Mortgage on the Leased Premises pursuant to a standard mortgagee clause, additional insured or loss payee as such holder shall elect with respect to the foregoing property insurance provided such holder agrees in writing to disburse such insurance proceeds to Tenant for, and periodically during the course of, repair and restoration of the Leased Premises as set forth in this Lease. Any such insurance related proceeds not required for the repair and restoration of the Facility shall belong to Landlord.

(C) Liability Insurance; Tenant Negligence. Tenant will, subject to the provisions of paragraph (F) of this Article, and subject to the provisions of paragraph (E) of the Article captioned “Governmental Compliance,” indemnify and save harmless Landlord, its trustees, directors, officers, agents and servants, from and against any and all claims, actions, liability and expense: (i) arising from or out of any occurrence in, upon or at the Facility, the Leased Premises, or the occupancy or use by Tenant of the Facility, the Leased Premises or any part thereof, except to the extent the same is caused by the willful or grossly negligent act or omission of Landlord; or (ii) occasioned wholly or in part by any negligent act or omission of Tenant, its agents, employees, servants, subtenants, lessees or concessionaires. If any action or proceeding is brought against Landlord, its officers, agents or servants by reason of any of the aforementioned causes, Tenant, upon receiving notice thereof from Landlord, agrees to defend such action or proceeding by adequate counsel at its own expense. Tenant agrees to insure the foregoing obligation by contractual endorsement under a commercial general public liability policy (including personal injury and property damage) to be maintained by Tenant with combined single limits of not less than $5,000,000.00 aggregate per location. Tenant shall cause Landlord to be named as an additional insured on all policies of liability insurance maintained by Tenant (including excess liability and umbrella policies) with respect to the Leased Premises.

The insurance required to be carried by Tenant under this paragraph shall be evidenced by a certificate of insurance from Tenant’s insurer, authorized agent or broker.

(D) Rental Loss/Business Interruption Insurance. During the term hereof, Tenant shall, at its expense, keep and maintain for the benefit of Landlord, coverage for the loss of Rent payable hereunder for a period of up to the next succeeding eighteen (18) months.

(E) Workers’ Compensation Insurance. Tenant shall maintain, with respect to its operations and all of its employees at the Leased Premises, a policy or policies of workers’ compensation insurance, in accordance with and in the amounts required by applicable Laws protecting Tenant from and against any and all claims from any persons employed directly or indirectly on or about the Leased premises for injury or death of such persons.

(F) Release: Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, it is agreed that Tenant hereby releases Landlord from any liability which the Landlord would, but for this paragraph, have had to Tenant during the term of this Lease resulting from any accident or occurrence or casualty (i) which is covered by Tenant’s required insurance hereunder, or (ii) which is or would be covered by a fire or “all risk” property insurance policy in use in the state in which the Leased Premises is located, whether or not Tenant is actually maintaining such an insurance policy, or (iii) which is covered by any other casualty or property damage insurance being carried by Tenant at the time of such occurrence, which casualty may have resulted in whole or in part from any act or neglect of Landlord, its officers, agents or employees; PROVIDED, HOWEVER, the releases hereinabove set forth shall become inoperative and null and void if Tenant wishes to place such insurance with an insurance company which (y) takes the position that the existence of such release vitiates or would substantially adversely affect any policy so insuring the Releasing Party and notice thereof is given to Landlord, or (z) requires the payment of a higher premium by reason of the existence of such release, unless in the latter case Landlord within 20 days after notice thereof from the Tenant pays such increase in premium. Notwithstanding anything to the contrary herein, Tenant agrees and acknowledges that Landlord shall have no responsibility or liability for any loss, damage or injury to Tenant’s Property which is located in, on or about the Leased Premises at any time and from time to time, regardless of the cause of such loss, damage or injury, and that all of Tenant’s Property is located in, on or about the Leased Premises at Tenant’s sole risk. Tenant hereby releases Landlord from any and all claims with respect to loss, damage or injury to Tenant’s Property located in, on or about the Leased Premises, regardless of the cause of such loss, damage or injury.

(G) General. All policies of insurance required pursuant to this Article shall be issued by companies approved by Landlord, and licensed to do business in the state where the Leased Premises is located. Furthermore, Tenant shall deliver to Landlord a copy of all insurance contracts that is required any such insurance company shall have (i) a claims paying ability rating of “AA” or better by Standard & Poor’s (other than the issuer of any policy for earthquake insurance, which issuer shall have a claims paying ability rating of “A” or better by Standard & Poor’s; (ii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional loss payee, additional insured or named insured; (iii) shall contain such provisions as Landlord deems reasonably necessary or desirable to protect its interest including any endorsements providing that Tenant, Landlord nor any other party shall be a co-insurer under said policies and that no modification, reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the policies required hereby shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or ten (10) days after receipt of such notice with respect to nonpayment of premium; (iv) shall permit Landlord to pay the premiums and continue any insurance upon failure of Tenant to pay premiums when due; and (v) shall provide that the insurance shall not be impaired or invalidated by virtue of (A) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Tenant, Landlord or any other named insured, additional insured or loss payee, except for the willful misconduct of Landlord knowingly in violation of the conditions of such policy or (B) the occupation, use, operation or maintenance of the Leased Premises for purposes more hazardous than permitted by the terms of the policy.

(H) [Effect of Prime Lease. Subtenant shall furnish all insurance required to be furnished by Sublandlord as tenant under the Prime Lease. In the event of a conflict between the requirements of Prime Lessor and the requirements of Subtenant under this Sublease, the higher limits or the more stringent terms, conditions or provisions shall control.]

16. Indemnification Generally. Tenant agrees to indemnify and save harmless, Landlord, its trustee, directors, officers, agents and servants from and against all liabilities, costs and expenses (including reasonable attorney’s fees and expenses) and all actual or consequential damages imposed upon or asserted against the Landlord, as owner of the Leased Premises [as tenant of the Leased Premises under the Prime Lease], including, without limitation, any liabilities, costs and expenses and actual or consequential damages imposed upon or asserted against Landlord, on account of (i) any use, misuse, non-use, condition, maintenance or repair by Tenant of the Leased Premises, (ii) any impositions which are the obligation of Tenant to pay pursuant to the applicable provisions of this Lease [or the Prime Lease], (iii) any failure on the part of Tenant to perform or comply with any other of the terms of this Lease or any sublease, (iv) any liability Landlord may incur or suffer as a result of any environmental laws or the ADA affecting the Leased Premises, [(v) any violation of the Prime Lease,] and (vi) accident, injury to or death of any person or damage to property on or about the Leased Premises. If at any time any claims, costs, demands, losses or liabilities are asserted against Landlord by reason of any of the matters as to which Tenant indemnifies Landlord hereunder, Tenant will, upon notice from Landlord, defend any such claims, costs, demands, losses or liabilities at Tenant’s sole cost and expense by counsel selected by Tenant and reasonably acceptable to Landlord.

17. Tenant to Pay Taxes. Tenant shall pay all Taxes assessed or charged against the Leased Premises or any part thereof as provided in the Rent and Expense Rider [and any Taxes allocable to Sublandlord under the Prime Lease].

18. Alterations and Tenant’s Liens.

(A) Title to Tenant’s Alterations. Subject to the provisions of the Article captioned “Fixtures,” any alterations, changes, improvements and additions made by Tenant shall immediately become the property of Landlord and shall be considered a part of the Facility, but Landlord shall not be obligated to compensate or reimburse Tenant or any other person or entity for any such alterations, changes, improvements or additions made by Tenant, and Tenant hereby waives all right to any such compensation or reimbursement.

(B) No Tenant Liens. Tenant shall not permit any mechanic’s, materialman’s or other similar lien to be foreclosed against the Leased Premises by reason of work, labor, services or materials performed by or furnished to Tenant or anyone holding any part of the Leased Premises under Tenant. If any such lien shall at any time be filed, Tenant may contest the same in good faith but Tenant shall, prior to foreclosure thereof, cause such lien to be released of record by payment, bond, order of a court of competent jurisdiction or otherwise. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord’s estate in the Leased Premises to any lien or liability under the lien laws of the state in which the Leased Premises are located. Notwithstanding the foregoing, if any mechanics’, materialmen’s or other similar lien is filed against the Leased Premises, and the amount of such lien claim exceeds $100,000, then Tenant shall, within ten (10) days after the filing thereof, provide to Landlord a bond in the amount of 110% of the amount of such lien claim, or other security satisfactory to Landlord, protecting Landlord from loss or liability by reason of such lien. Tenant hereby covenants and agrees to indemnify and hold harmless Landlord from and against any and all claims, costs, demands, losses or liabilities (including attorneys’ fees) which Landlord may suffer or incur by reason of any such mechanics’, materialmen’s or other similar lien.

(C) Landlord Elective Improvements. During the term of this Lease, Landlord shall not be required to build or rebuild any improvements to the Leased Premises or the Facility, or to make any repairs, replacements, alterations, restorations or renewals thereto. In the event that Landlord should, in its sole discretion elect to make capital improvements to the Leased Premises, it may only do so with Tenant’s consent, which may be given or withheld in Tenant’s sole discretion, and it is understood and agreed that Landlord will generally condition any such election on an increase in the Annual Fixed Rent to reflect such expenditures.

19. Tenant’s Signs.

(A) Location and Type. Tenant shall have the right to erect and maintain signs in accordance with the provisions of this Article and subject to any applicable provisions of any applicable Laws.

(B) Design. The design of all signs presently located on the Leased Premises is hereby approved by Landlord with the design of all future signs which Tenant elects to construct pursuant to paragraph (A) of this Article (such present and future signs referred to as “Tenant’s Signs” to be subject to Landlord’s approval, which Landlord agrees not to unreasonably withhold or delay so long as Tenant’s Signs are consistent with Tenant’s standard signage and do not otherwise violate applicable Laws. Tenant’s Signs shall advertise Tenant’s business in the Facility and shall be constructed and maintained in good repair at Tenant’s expense. Tenant shall pay the cost of electricity consumed in illuminating Tenant’s Signs.

20. Condemnation.

(A) In General. If any material part of the Leased Premises (meaning any part of the Facility) shall be taken in any proceeding by any Governmental Authority by condemnation or otherwise, or be acquired for public or quasi-public purposes, or be conveyed under threat of such taking or acquiring (which Landlord shall not do without Tenant’s prior written consent), and Tenant reasonably determines that the remaining portion will not permit Tenant to operate its business on the Leased Premises, [then if and to the extent Sublandlord has the right to terminate the Prime Lease and subject to the terms or provisions of the Prime Lease and any obligation to provide notice thereunder,] Tenant shall have the option of terminating this Lease by notice to Landlord of its election to do so given on or before the date which is thirty (30) days after Tenant shall have been deprived of possession of the condemned property, and upon the giving of such notice, this Lease shall automatically terminate and the Annual Fixed Rent and other charges hereunder shall be adjusted as of the date of such notice. In the event a material part of the Leased Premises (meaning any part of the Facility) is so taken and Tenant elects not to terminate this Lease, then Tenant shall, to the extent and making use of the condemnation award, restore the Facility to a complete unit as similar as reasonably possible in design, character and quality to the building which existed before such taking. In the event the Facility is partially taken and this Lease is not terminated, there shall be no reduction or adjustment in the Annual Fixed Rent and other charges thereafter payable hereunder. Any restoration work to be performed pursuant to this paragraph shall be completed in accordance with plans and specifications which shall have been approved by Landlord and Tenant, such approvals not to be unreasonably withheld. In any such proceeding whereby all or part of the Leased Premises is taken, and Tenant elects to terminate this Lease, [subject to the provisions of the Prime Lease,] each party shall be free to make claim against the condemning authority for the amount of the actual provable damage done to each of them by such proceeding. If the condemning authority shall refuse to permit separate claims to be made, then [subject to the provisions of the Prime Lease,] Landlord shall prosecute with counsel reasonably satisfactory to Tenant the claims of both Landlord and Tenant, and the proceeds of the award, after payment of Landlord’s reasonable costs incurred, shall be divided between Landlord and Tenant in a fair and equitable manner; provided, however, in the event of a condemnation which results in Tenant’s election to terminate this Lease Tenant shall be entitled to its portion of the condemnation award only so long as the amount of the award paid to the Landlord is equal to the net book value of the property taken, as reflected on the Landlord’s financial statements on the date of the condemnation.

(B) Temporary Taking Awards. If by reason of a taking Tenant shall be temporarily deprived in whole or in part of the use of the Facility or any part thereof, the entire award made as compensation therefor shall belong to Tenant, and there shall be no abatement of the Annual Fixed Rent payable hereunder.

(C) No Taking by Landlord Action. Landlord shall not initiate or take any action seeking a public or private taking of the Facility or of any part of the Leased Premises or any applicable Leased Premises.

21. Restrictive Agreements. Landlord hereby agrees with Tenant with respect to the Restrictive Agreements as follows:

(A) Landlord will not approve or agree to any amendment of the Restrictive Agreements which materially derogates the rights granted to Landlord thereunder without Tenant’s prior consent, which shall not be unreasonably withheld.

(B) Tenant agrees during the Term of this Lease to comply with and promptly perform each and all of the terms and provisions of all Restrictive Agreements insofar as they relate to the Facility and the Leased Premises. Without limiting the generality of the foregoing, Tenant agrees to pay any assessments, costs, common area maintenance and operating charges, lighting charges, all common area cost contributions, and any and all other amounts that Landlord or the owner of the Leased Premises would otherwise be obligated to pay under the Restrictive Agreements.

(C) Landlord agrees to fully cooperate with Tenant in the exercise of any rights or remedies pursuant to such Restrictive Agreements the exercise of which Tenant believes is necessary or prudent with respect to the Leased Premises. Tenant hereby covenants and agrees to indemnify and hold harmless Landlord from and against any and all claims, costs, demands, losses or liabilities (including attorneys’ fees) which Landlord may suffer or incur by reason of any failure by Tenant to pay and perform all of the terms of, or any violation of or noncompliance with any of the covenants and agreements contained in, the Restrictive Agreements, or any of them, regardless of whether such provisions are binding upon the Leased Premises or the holder of the tenant’s interest in this Lease. If at any time any claims, costs, demands, losses or liabilities are asserted against Landlord by reason of any failure by Tenant to pay and perform all of the terms of, or any violation of or noncompliance with any of the covenants and agreements contained in, the Restrictive Agreements, regardless of whether such provisions are binding upon the holder of the tenant’s interest in this Lease or the Leased Premises, Tenant will, upon notice from Landlord, defend any such claims, costs, demands, losses or liabilities at Tenant’s sole cost and expense by counsel reasonably acceptable to Landlord. Landlord will promptly provide to Tenant a copy of any notice received by Landlord in connection with any Restrictive Agreement.

22. Tenant’s Covenant to Operate.

(A) In General. So long as Landlord shall not be in default under this Lease, Tenant will, except when prevented from so doing by Force Majeure or by other causes beyond its reasonable control (including the unavailability of film) and subject to the provisions of the Articles captioned “Subletting and Assigning,” “Damage Clause,” and “Condemnation” during the Term of this Lease, operate or cause to be operated the Permitted Use in the Facility (such covenant being herein called “Tenant’s Operating Covenant”).

(B) Tenant’s Right to Control Operations. Nothing contained in this Lease or in rules or regulations (if any) promulgated by Landlord shall be deemed in any way to regulate the manner of operation by Tenant of its business in the Facility and/or the hours and/or days of such operation, provided that Tenant agrees that it will operate its business in the Facility during at least the same general hours and days of operation as other ski resort [and golf course/waterpark] operators operating other similar facilities in the vicinity.

23. Estoppel Certificate; Attornment and Priority of Lease; Subordination.

(A) Estoppel Certificate. Tenant agrees, within ten (10) days after request by Landlord, to execute, acknowledge and deliver to and in favor of the proposed holder of any Mortgage or purchaser of the Leased Premises, an estoppel certificate in such form as Landlord may reasonably approve, but stating no less than: (i) whether this Lease is in full force and effect; (ii) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment; (iii) the date to which rent and any other charges have been paid; and (iv) whether Tenant knows of any default on the part of Landlord or has any claim against Landlord and, if so, specifying the nature of such default or claim. Notwithstanding the foregoing, the Parties agree that it shall not be reasonable for Landlord to require an estoppel certificate that modifies the terms of this Lease.

(B) Attornment by Tenant. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any Mortgage prior in lien to this Lease made by Landlord, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, provided such purchaser assumes Landlord’s obligations under this Lease, in a written agreement in recordable form and with substance reasonably acceptable to Tenant, containing a covenant binding upon such purchaser to the effect that as long as Tenant shall not be in default under this Lease, this Lease shall not be terminated or modified in any respect whatsoever, nor shall the rights of Tenant hereunder or its occupancy of the Leased Premises be affected in any way by reason of such Mortgage or any foreclosure action or other proceeding that may be instituted in connection therewith, and that, except to the extent that the holder of such Mortgage is required to do so to effectively foreclose such Mortgage, Tenant shall not be named as a defendant in any such foreclosure action or other proceeding.

(C) Subordination/Non-Disturbance. Upon request of the holder of any Mortgage, Tenant will subordinate its rights under this Lease to the lien thereof and to all advances made or hereafter to be made upon the security thereof, and Tenant shall execute, acknowledge and deliver an instrument effecting such subordination; PROVIDED, HOWEVER, Tenant’s obligation to (a) subordinate its rights under this Lease to the lien of any holder of a Mortgage and (b) execute and deliver such instrument shall be conditioned upon Landlord obtaining and delivering to Tenant, in recordable form, from the holder of any Mortgage to which this Lease is to become subordinate a non-disturbance agreement reasonably acceptable to Tenant containing a covenant binding upon the holder thereof to the effect that as long as Tenant shall not be in default under this Lease, this Lease shall not be terminated or modified in any respect whatsoever, nor shall the rights of Tenant hereunder or its occupancy of the Leased Premises be affected in any way by reason of such Mortgage or any foreclosure action or other proceeding that may be instituted in connection therewith, and that, except to the extent that the holder of such Mortgage is required to do so to effectively foreclose such Mortgage, Tenant shall not be named as a defendant in any such foreclosure action or other proceeding.

(D) Landlord and Tenant, upon request of any party in interest, shall execute promptly such commercially reasonable instruments or certificates to carry out the provisions of this Article; provided, however, neither party shall be required to execute any such instruments or certificates that would in any way modify the terms and provisions of this Lease.

24. Default Clause and Self-Help.

(A) Tenant Default; Cure Rights. If (i) Tenant neglects or fails to pay any Annual Fixed Rent, Annual Percentage Rent or other charge hereunder within 10 days after notice of default, or (ii) Tenant neglects or fails to perform or observe any of the other covenants, terms, provisions or conditions on its part to be performed or observed under this Lease, within thirty (30) days after notice of default (or if more than thirty (30) days shall be reasonably required because of the nature of the default, if Tenant shall fail to proceed diligently to cure such default after such notice), or (iii) Tenant neglects or fails to perform or observe any obligations pursuant to Tenant’s Operating Covenant hereunder, or (iv) upon the occurrence of any default under any Related Agreement or Guaranty of a Related Agreement that remains uncured after the expiration of the applicable cure period thereunder or (v) Tenant (a) admits in writing its inability to pay its debts generally as they become due, (b) commences any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any federal, state or local law relating to bankruptcy, insolvency, reorganization or relief of debtors, (c) makes an assignment for the benefit of its creditors, (d) is generally unable to pay its debts as they mature, (e) seeks or consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (f) files a petition or answer seeking reorganization or arrangement under an order or decree appointing, without the consent of Tenant, a receiver of Tenant of the whole or substantially all of its property, and such case, proceeding or other action is not dismissed within ninety (90) days after the commencement thereof; or (vi) the estate or interest of Tenant in the Leased Premises or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord (unless Tenant is contesting such lien or attachment in accordance with this Lease), then an event of default shall exist hereunder and Landlord may immediately or at any time thereafter, as permitted by law, give Tenant written notice of Landlord’s termination of this Lease, and, upon such notice, Tenant’s rights to possession of the Leased Premises shall cease and this Lease shall thereupon be terminated, and Landlord may re-enter and take possession of the Leased Premises as its own property; or Landlord may remain out of possession of the Leased Premises and treat the term of the Lease as subsisting and in full force and effect, in which event Landlord shall have all rights and remedies available at law, in equity or hereunder; and as an alternative remedy Landlord may, at Landlord’s election, without terminating the then current term, or this Lease, re-enter the Leased Premises or take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, and having elected to re-enter or take possession of the Leased Premises without terminating the term, or this Lease, Landlord shall use reasonable diligence as Tenant’s agent to relet the Leased Premises, or parts thereof, for such term (which may be greater or less than the remaining balance of the then current term) or terms and at such rental and upon such other terms and conditions (which may include concessions or free rent) as Landlord may reasonably deem advisable, with the right to make alterations and repairs to the Leased Premises, and no such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease, and no such re-entry or taking of possession by Landlord shall relieve Tenant of its obligation to pay Rent (at the time or times provided herein), or of any of its other obligations under this Lease, all of which shall survive such re-entry or taking of possession, and Tenant shall continue to pay Rent provided for in this Lease until the end of the term and whether or not the Leased Premises shall have been relet, less the net proceeds, if any, of any reletting of the Leased Premises after deducting all of Landlord’s expenses in or in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, expenses of employees, alterations costs and expenses of preparation for reletting. If Landlord elects to terminate this Lease, then Landlord may re-lease the Leased Premises for such price and on such terms as may be immediately obtainable, and Tenant will be and remain liable, not only for all Rent due and other obligations incurred up to the date on which the termination becomes effective, for all holdover damages that accrue under the holdover section of this Lease until Tenant vacates or is removed from the Leased Premises, but also for stipulated or liquidated damages for its nonperformance equal to the sum of (i) all expenses that Landlord may incur in re-entering and re-possessing the Leased Premises, putting the Leased Premises in proper repair and curing any default by Tenant, and removing Tenant’s improvements, if Landlord has elected to require such removal, making any reasonable non-structural modifications that may be required for any new tenants, and reletting the Leased Premises, including attorneys’ fees and disbursements, sheriffs fees and brokerage fees in doing so, plus (ii) twenty-four (24) months of the Annual Fixed Rent provided in this Lease. Having elected either to remain out of possession and treating this Lease as remaining in full force and effect or to re-enter or take possession of Leased Premises without terminating the term, or this Lease, Landlord may by notice to Tenant given at any time thereafter while Tenant is in default in the payment of Rent or in the performance of any other obligation under this Lease, elect to terminate this Lease and, upon such notice, this Lease shall thereupon be terminated. If in accordance with any of the foregoing provisions of this Article 25 Landlord shall have the right to elect to re-enter and take possession of the Leased Premises, Landlord may enter and expel Tenant and those claiming through or under Tenant and remove the effects of both or either (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damage accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of an Tenant event of default shall not be deemed or construed to constitute a waiver of such default.

Following an event of default, all amounts due from Tenant to Landlord pursuant to this Lease shall bear interest at the Default Rate.

(B) Landlord Default, Cure Rights. If Landlord neglects or fails to perform or observe any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Lease, or within 30 days after notice of default (or if more than 30 days shall be reasonably required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after such notice), then Tenant may immediately or at any time thereafter, in addition to any other rights and remedies as may otherwise be provided in this Lease for a Landlord default, pursue all rights and remedies it may have at law and equity generally.

(C) Self Help. If either party (the “Defaulting Party”) fails to perform any agreement or obligation on its part to be performed under this Lease, the other party (the

“Curing Party”) shall have the right (i) if no emergency exists, to perform the same after giving 30 days’ notice to the Defaulting Party, and (ii) in any emergency situation to perform the same immediately without notice or delay. For the purpose of rectifying a default of the Defaulting Party as aforesaid, the Curing Party shall have the right to enter the Leased Premises. The Defaulting Party shall on demand reimburse the Curing Party for the costs and expenses incurred by the Curing Party in rectifying defaults as aforesaid, including reasonable attorneys’ fees, together with interest thereon at the Default Rate, but nothing herein shall be deemed to permit either party to set off any costs of cure or other amounts against the amounts owing to the other party hereunder.. Any act or thing done by the Curing Party pursuant to this paragraph shall not constitute a waiver of any such default by the Curing Party or a waiver of any covenant, term or condition herein contained or the performance thereof.

25. Access to Premises.

Tenant shall permit [Prime Lessor,] Landlord and its authorized representatives to enter the Facility at all reasonable times (upon 48 hours prior notice, except in the event of an emergency, in which no prior notice is required prior to entry) for the purposes of (i) serving or posting or keeping posted thereon notices required by Law, (ii) conducting periodic inspections, (iii) performing any work thereon required or permitted to be performed by Landlord pursuant to this Lease, and (iv) showing the Leased Premises to prospective purchasers or lenders.

26. Force Majeure.

If either party shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive Laws (except as otherwise specifically provided herein), riots, insurrection, terrorist acts, war or other reason beyond the reasonable control of and not the fault of the party delayed in performing the work or doing the acts required under the terms of this Lease (collectively, “Force Majeure”), then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Article shall not (i) operate to excuse Tenant from prompt payment of rent or any other payment required by Tenant under the terms of this Lease, or (ii) be applicable to delays resulting from the inability of a party to obtain financing or to proceed with its obligations under this Lease because of a lack of funds.

27. Remedies Cumulative; Legal Expenses; Time of the Essence.

(A) The various rights and remedies given to or reserved to Landlord and Tenant by this Lease or allowed by law shall be cumulative, irrespective of whether so expressly stated.

(B) In case suit shall be brought because of the breach of any agreement or obligation contained in this Lease on the part of Tenant or Landlord to be kept or performed, and a breach shall be established, the prevailing party shall be entitled to recover all expenses incurred in connection with such suit, including reasonable attorneys’ fees.

(C) Time is of the essence of this Lease.

28. Lease Not to be Recorded.

Upon request of Landlord or Tenant, the parties hereto shall promptly execute and deliver a memorandum of this Lease for recording purposes in recordable form. If Tenant elects to record such memorandum, Landlord shall promptly cause the same to be recorded, at Tenant’s expense. Neither party shall record this Lease without the consent of the other party.

29. Notices.

All notices, consents, requests, approvals and authorizations (collectively, “Notices”) required or permitted hereunder shall only be effective if in writing. All Notices (except Notices of default, which may only be sent pursuant to the methods described in (A) and (B) below) shall be sent (A) by registered or certified mail (return receipt requested), postage prepaid, or (B) by Federal Express, U.S. Post Office Express Mail, Airborne or similar nationally recognized overnight courier which delivers only upon signed receipt of the addressee, or (C) by facsimile transmission and addressed as follows or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided:

If intended for Landlord:	EPT SKI PROPERTIES, INC.
c/o Entertainment Properties Trust
30 West Pershing, Suite 201
Kansas City, Missouri 64108
Phone: (816) 472-1700
Facsimile (816) 472-5794
Attention: David M. Brain, CEO

With a copy to:	EPT SKI PROPERTIES, INC.
c/o Entertainment Properties Trust
30 West Pershing, Suite 201
Kansas City, Missouri 64108
Phone: (816) 472- 1700
Facsimile (816) 472-5794
Attention: Gregory K. Silvers, General Counsel

and a copy to:	Stinson Morrison Hecker LLP
1201 Walnut, Suite 2900
Kansas City, Missouri 64106
Phone: (816) 842-8600
Facsimile: (816) 691-3495
Attention: Timothy Laycock, Esq.

If intended for Tenant:	Peak Resorts, Inc.
17409 Hidden Valley Drive
Eureka, Missouri 63025

and a copy to:	David L. Jones
Helfrey, Simon & Jones, P.C.
120 South Central Avenue, Suite 1500
St. Louis, Missouri 63105
Telephone: (314) 725-9100
Facsimile: (314) 725-5754

A notice, request and other communication shall be deemed to be duly received if delivered by a nationally recognized overnight delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent it its entirety to the recipient’s facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 P.M. on any Business Day at the addressee’s location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter. Rejection or other refusal to accept or the inability to delivery because of changed address of which no Notice was given shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

30. Waiver of Performance and Disputes. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition, nor shall any delay or omission by either party to seek a remedy for any breach of this Lease or to exercise a right accruing to such party by reason of such breach be deemed a waiver by such party of its remedies or rights with respect to such breach. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any similar act.

31. Modification of Lease.

The terms, covenants and conditions hereof may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of the change, modification or discharge is sought, or by such party’s agent.

32. Captions and Lease Preparation.

Captions throughout this instrument are for convenience and reference only and the words contained therein shall in no way be deemed to explain, modify, amplify or aid in the interpretation or construction of the provisions of this Lease.

33. Lease Binding on Successors and Assigns, Etc.

Except as herein otherwise expressly provided, all covenants, agreements, provisions and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, devisees, executors, administrators, successors-in-interest and assigns as well as grantees of Landlord, and shall be deemed to run with the land. Without limiting the generality of the foregoing, all rights of Tenant under this Lease may be granted by Tenant to any sublessee of Tenant, subject to the terms of this Lease.

34. Brokers.

Landlord represents and warrants to Tenant that it has not incurred or caused to be incurred any liability for real estate brokerage commissions or finder’s fees in connection with the execution or consummation of this Lease for which Tenant may be liable. Tenant represents and warrants to Landlord that it has not incurred or caused to be incurred any liability for real estate brokerage commissions or finder’s fees in connection with the execution or consummation of this Lease for which Landlord may be liable. Each of the parties agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or expense (including reasonable attorneys’ fees) in connection with any breach of the foregoing representations and warranties.

35. Financial Information. Tenant hereby covenants and agrees to deliver to Landlord the following: (1) within 90 days after the end of each fiscal year of Tenant and Guarantor, consolidated statements of income, retained earnings and cash flows of Tenant and Guarantor for such fiscal year and the related consolidated balance sheets as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of Tenant and Guarantor as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles; (2) within 45 days after the end of each interim quarterly fiscal period of each fiscal year of Tenant and Guarantor, unaudited consolidated statements of income, retained earnings and cash flows of Tenant and Guarantor for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a financial officer of Tenant and Guarantor, as applicable, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the respective Tenant and Guarantor in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period; (3) within 45 days after the end of each interim quarterly fiscal period of each fiscal year of Tenant and Guarantor, unaudited statements of income for such period and for the period from the beginning of the respective fiscal year to the end of such period in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year; (4) within 30 days after the end of each calendar month, an income and expense statement detailing all sources of revenue, including but not limited to ticket sales, concession sales and other revenues, and all expenses relating to the Leased Premises, accompanied by a certificate of a financial officer of Tenant and Guarantor stating that such items are true, correct, accurate and completely and fairly present the financial condition and results of the operations of Tenant and Guarantor. Notwithstanding anything contained in this section to the contrary, Landlord agrees that Maher & Company, P.C. shall be deemed for the purposes of this section to be independent certified public accountants of recognized national standing.

36. Landlord’s Status as a REIT. The following clause shall be applicable if the Landlord is a real estate investment trust: Tenant acknowledges that Landlord intends to elect to be taxed as a real estate investment trust (“REIT”) under the Code. Tenant shall exercise its reasonable best efforts not do anything which would materially adversely affect Landlord’s status as a REIT. Tenant agrees to enter into reasonable modifications of this Lease which do not materially adversely affect Tenant’s rights and liabilities if such modifications are required to retain or clarify Landlord’s status as a REIT.

37. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State where the Leased Premises are located, but not including such State’s conflict-of-laws rules.

38. Certain Landlord Rights On Termination.

(A) Advertisement of Leased Premises. Landlord or its agent shall have the right to enter the Leased Premises at all reasonable times for the purpose of exhibiting such Leased Premises to others and to place upon such Leased Premises during the period commencing 180 days prior to the expiration of the Term “for sale” or “for rent” notices or signs of such number and in such locations as Tenant shall reasonably approve.

(B) Transfer of Permits, Etc. On Termination. Upon the expiration or earlier termination of this Lease, Tenant shall, at the option of Landlord, transfer to and relinquish to Landlord or Landlord’s nominee and reasonably cooperate with Landlord or Landlord’s nominee in connection with the processing by Landlord of such nominee of all licenses, operating permits, and other governmental authorization and all assignable service contracts, which may be necessary or appropriate for the operation by Landlord or such nominee of the Leased Premises; provided that the costs and expenses of any such transferring assignable contracts or the processing of any such application shall be paid by Landlord or Landlord’s nominee.

39. Estoppel. Landlord and Tenant each confirm and agree that (a) it has read and understood all of the provisions of this Lease; (b) it is an experienced real estate investor and is familiar with major sophisticated transactions such as that contemplated by this Lease; (c) it has negotiated with the other party at arm’s length with equal bargaining power; and (d) it has been advised by competent legal counsel of its own choosing.

40. Joint Preparation. This Lease (and all exhibits thereto) is deemed to have been jointly prepared by the parties hereto, and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm’s-length agreements.

41. Counterparts. This Lease may be executed at different times and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Lease by telecopier shall be as effective as delivery of a manually executed counterpart of this Lease. In proving this Lease, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

42. Attorneys’ Fees. If either party obtains a judgment against the other party by reason of a breach of this Lease, a reasonable attorneys’ fee as fixed by the court shall be included in such judgment.

43. Limitation on Landlord’s Liability. Notwithstanding anything to the contrary in this Lease: (A) Tenant will look solely to the interest of Landlord (or its successor as Landlord hereunder) in the Leased Premises for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of (i) any negligence (including gross negligence) or (ii) any breach of this Lease by Landlord or its successor (including any beneficial owners, partners, shareholders, trustees or others affiliated or related to Landlord or such successor) and Landlord shall have no personal liability hereunder of any kind, and (B) Tenant’s sole right and remedy in any action concerning Landlord’s reasonableness (where the same is required hereunder) will be an action for declaratory judgment and/or specific performance, and in no event shall Tenant be entitled to claim or recover any damages in any such action.

44. Severability. Invalidation of any provisions of this Lease or of the application thereof to any party by judgment or court order shall in no way affect any of the other provisions hereof or the application thereof to any other party and the same shall remain in full force and effect.

45. Waiver of Trial by Jury.

TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT AND LANDLORD HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN ANY MATTERS ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE AND OCCUPANCY OF THE FACILITY OR THE ENTIRE PREMISES, AND ANY CLAIM OF INJURY OR DAMAGE.

46. Interest on Past Due Obligations; Late Charges. Except where another rate of interest is specifically provided for in this Lease, any amount due from either party to the other under this Lease which is not paid when due shall bear interest at the Default Rate from the date such payment was due to and including the date of payment. In addition, Tenant acknowledges that the late payment of any installment of Annual Fixed Rent, Percentage Rent or any other amounts due Landlord will cause Landlord to incur certain costs and expenses, the exact amount of which are extremely difficult or impractical to fix. These costs and expenses may include, without limitation, administrative and collection costs and processing and accounting expenses. Therefore, if any installment of Annual Fixed Rent, Percentage Rent or other amount due Landlord is not received by Landlord from Tenant when due, Tenant shall immediately pay to Landlord a late charge equal to the 4% of such delinquent amount. Landlord and Tenant agree that this late charge represents a reasonable estimate of the costs and expenses Landlord will incur and is fair compensation to Landlord for its loss suffered by reason of late payment by Tenant. Upon accrual, all such late charges shall be deemed Additional Rent.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed as of the day and year first above written.

EPT SKI PROPERTIES, INC., a Delaware corporation
By:
Gregory K. Silvers, Secretary

“Landlord”

, a corporation

By:
Stephen J. Mueller, Vice-President

“Tenant”

RENT AND EXPENSE RIDER TO LEASE

Attached to and forming a part of Lease effective as of
by and between

EPT SKI PROPERTIES, INC.,
as Landlord,
and , as Tenant.

1. Rent.

A. Annual Fixed Rent; Escalation. Tenant shall pay landlord, during the term of this Lease, the Annual Fixed Rent in the manner hereinafter provided. The Annual Fixed Rent for each Lease Year shall be payable in equal monthly installments on or before the first day of each calendar month, in advance during such Lease Year. If the Annual Fixed Rent is payable for a fraction of a month, the amount payable shall be a pro rata share of a full month’s rent. The Annual Fixed Rent shall be prorated for any partial Lease Year.

B. Percentage Rent.

(1) In addition to the Annual Fixed Rent, Tenant shall pay Landlord as percentage rent (the “Annual Percentage Rent”) an amount for each Lease Year equal to the Percentage Rate multiplied by the Gross Receipts for such Lease Year in excess of an amount (“Base Amount”) equal to the quotient obtained by dividing the Annual Fixed Rent payable for such Lease Year by the Percentage Rate. For purposes of example only, assume that the Annual Fixed Rent for the applicable Lease Year is $990,000.00, and the Gross Sales for the applicable Lease Year is $10,000,000.00. Under this example, the Annual Percentage Rent would be equal to the Percentage Rate (10%) multiplied by $100,000 (which equals the amount by which the Gross Receipts for the applicable Lease Year exceed the Annual Fixed Rent divided by the Percentage Rate), or $10,000. For the purpose of computing the Annual Percentage Rent for the first Lease Year, the Gross Receipts for and the Annual Fixed Rent payable for the partial calendar month, if any, preceding the first Lease Year shall be included in the Annual Fixed Rent and Gross Receipts for the first Lease Year. Within 60 days following the end of each Lease Year, Tenant shall furnish Landlord with a statement, verified by a corporate officer of Tenant, showing the amount of Gross Receipts for the preceding Lease Year, which statement shall be accompanied by Tenant’s payment of Annual Percentage Rent, if any, is due.

(2) The term “Lease Year” as used in this Lease shall mean a period of 12 full calendar months. The first Lease Year shall begin on the first day of the calendar month following the Commencement Date, unless the term commences on the first day of a calendar month, in which case the first Lease Year shall begin on Commencement Date. Each succeeding Lease Year shall commence on the anniversary of the first Lease Year.

(3) Landlord shall have the right, not more often than once each year, to audit Tenant’s records of Gross Receipts, but only for the purpose of ascertaining the amount of the Gross Receipts during the preceding Lease Year. Such audit shall be made on behalf of

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Landlord by a certified public accountant to be selected by Landlord. If Landlord wishes to audit Tenant’s records for any Lease Year, Landlord shall notify Tenant and proceed with such audit within 12 months after the end of the Lease Year in question. Should Landlord fail to exercise the right to audit the records of Tenant within 12 months after the end of any Lease Year, then Landlord shall have no further right to audit the records of Tenant for such Lease Year, and Tenant’s statement of Gross Receipts for such Lease Year shall conclusively be deemed to be correct. Any such audit by Landlord shall be at Landlord’s own expense, except as hereinafter provided. If any such audit discloses that Tenant has understated the Gross Receipts for such Lease Year by more than 3% and Landlord is entitled to any additional Annual Percentage Rent as a result of such understatement, then Tenant shall promptly pay to Landlord the cost of such audit. Tenant shall, in any event, pay Landlord the amount of any deficiency in Annual Percentage Rent. Any information obtained by Landlord from such statements or inspections shall be kept confidential and shall not be disclosed except as provided in subparagraph (14) of this paragraph (B).

(4) The term “Gross Receipts” shall mean: (i) the entire amount of the price charged, whether wholly or partially in cash or on credit, or otherwise, for all goods, wares, merchandise and chattels of any kind sold, leased, licensed or delivered (specifically including without limitation [green fees,] admission tickets and lift tickets), and all charges for services sold or performed in, at, upon or from any part of or through the use of the Leased Premises or any part thereof by Tenant or any other party, or by means of any mechanical or other vending device (other than pay telephones, and those soft drink and other similar vending devices operated primarily for the convenience of Tenant’s employees); and (ii) all gross income of Tenant and any other party from any operations in, at, upon or from the Leased Premises which are neither included in nor excluded from Gross Receipts by other provisions of this Lease, but without duplication.

Gross Receipts shall not include, or if included, there shall be deducted (but only to the extent they have been included), as the case may be, (i) the net amount of cash or credit refunds upon Gross Receipts, where the merchandise sold or some part of it is returned by the purchaser to and accepted by Tenant (but not exceeding in any instance the selling price of the item in question); (ii) the amount of any sales tax, use tax or retail excise tax which is imposed by any duly constituted governmental authority directly on sales and which is added to the selling price (or absorbed therein) and is paid to the taxing authority by Tenant (but not any vendor of Tenant); (iii) exchanges of merchandise between the Leased Premises and other ski resorts of Tenant or its Affiliates to the extent the same are made solely for the convenient operation of Tenant’s business and not for the purpose of depriving Landlord of the benefit of Gross Receipts; (iv) returns of merchandise to shippers, suppliers or manufacturers; (v) the sale of Tenant’s Property; (vi) discount sales to employees and agents of Tenant of merchandise not intended for resale; (vii) all receipts or proceeds from borrowings; (viii) gift certificates or like vouchers, if not issued for value, until the time they have been converted into a sale or redemption; (ix) income, revenues, receipts or proceeds from Tenant’s investment of any funds in a deposit institution; and (x) separately stated interest and service charges. In addition to the foregoing, during the time that the Leased Premises are used for the purposes set forth in Paragraph 7(A) of the Lease, the following shall be deducted form Gross Receipts to the extent otherwise included the calculation thereof:

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(a) Credits or refunds made to customers.

(b) (i) All federal, state, county and city sales taxes or other similar taxes, and (ii) all occupational taxes, use taxes and other taxes which must be paid by Tenant or collected by Tenant, by whatever name they are known or assessed, and regardless of whether or not they are imposed under any existing or future orders, regulations, laws or ordinances.

(c) Agency commissions paid to independent third parties for selling tickets and surcharges in excess of the standard ticket price for tickets purchased by use of credit cards, but only to the extent such commissions or surcharges are actually remitted to independent third parties.

(d) Proceeds from the sale of Tenant’s Property.

(5) Nothing set forth in this Lease shall be construed as giving Landlord any partnership or other interest in Tenant’s business.

(6) It is understood and agreed by Landlord that Tenant has made no representation of any kind whatsoever as to the minimum or maximum amount of Gross Receipts which may or shall be made in the Leased Premises during any Lease Year of the term of this Lease.

(7) Landlord agrees not to divulge to any party the amount of Gross Receipts made by Tenant in the Leased Premises, except to the taxing authorities with authority to inquire therein, to an existing or bona fide prospective mortgagee or bona fide prospective purchaser of the Leased Premises or the Leased Premises, or in connection with any action to collect Percentage Rent from Tenant.

2. Tenant’s Real Estate Taxes.

A. As used in this Article, the following terms shall have the following meanings:

(1) “Fiscal Tax Year” shall mean the 12-month period established as the real estate tax year by the taxing authority having jurisdiction over the Leased Premises.

(2) “Taxes” shall mean all ad valorem taxes and assessments and governmental charges (including sewer charges), general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever, whether imposed by any Governmental Authorities, which are levied on or charged against the Leased Premises, the Facility, Tenant’s Property, the real estate on which the Facility is located, personal property or rents, or on the right or privilege of leasing real estate or collecting rents thereon, and any other taxes and assessments attributable to the Leased Premises or its operation [and including any taxes payable by Sublandlord as tenant under the Prime Lease] or any tax or assessment or governmental charge imposed or collected in lieu of or in substitution for any such tax, assessment or governmental charge, including without limitation all special assessments, impact fees, development fees, traffic generation fees, parking fees in respect of any Fiscal Tax Year falling wholly within the term of this Lease and a portion of any real estate taxes so imposed in

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respect of any Fiscal Tax Year falling partly within and partly without the term hereof, equal to the proportion which the number of days of such Fiscal Tax Year falling within the term hereof bears to the total number of days of such Fiscal Tax Year; excluding, however, any income, franchise, corporate, capital levy, capital stock, excess profits, transfer, revenue, estate, inheritance, gift, devolution or succession tax payable by Landlord or any other tax, assessment, charge or levy upon, or measured, in whole or in part, by the rent payable hereunder by Tenant, except to the extent any such tax, assessment, charge or levy is imposed in substitution for any ad valorem tax or assessment.

(3) “Taxes Applicable to Leased Premises” shall mean an amount equal to the Taxes levied against the land and improvements within the Leased Premises [or otherwise payable by Sublandlord as tenant under the Prime Lease].

B. Tenant shall pay the Taxes Applicable to the Leased Premises directly to the appropriate taxing authorities prior to their delinquency [or otherwise as provided under the Prime Lease].

C. [Subject to the terms, conditions and provisions of the Prime Lease,] Tenant shall have the right (but shall not be obligated) to contest the Taxes Applicable to the Leased Premises or the validity thereof by appropriate legal proceedings or in such other manner as it shall deem suitable, and Landlord shall join in such contest, protest or proceeding, but at Tenant’s sole cost and expense. Landlord shall not, during the pendency of such legal or other proceeding or contest, pay or discharge any Taxes on the Leased Premises, or tax lien or tax title pertaining thereto, provided Landlord may do so in order to stay a sale of the Leased Premises through foreclosure of a tax lien thereon. Any refund obtained by Tenant shall be paid first to Tenant to the extent of its costs and expenses of such contest and on account of any portion of the Taxes so refunded which was previously paid by Tenant.

3. Address for Payment. Until Tenant receives other instructions in writing from Landlord, Tenant shall pay all rents and other charges under this Lease by check to the order of Landlord, at its address first written in this Lease.

EPT SKI PROPERTIES, INC., a Delaware corporation
By:
Gregory K. Silvers, Secretary

“Landlord”

, a corporation
By:
Stephen J. Mueller, Vice President

“Tenant”

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EXHIBIT H
TO OPTION AGREEMENT

GUARANTY

THIS GUARANTY is given as of , by PEAK RESORTS, INC., MAD RIVER MOUNTAIN, INC., SNH DEVELOPMENT, INC., L.B.O. HOLDING, INC., MOUNT SNOW, LTD., HIDDEN VALLEY GOLF AND SKI, INC., SNOW CREEK, INC., PAOLI PEAKS, INC., DELTRECS, INC., BRANDYWINE SKI RESORT, INC., BOSTON MILLS SKI RESORT, INC., and JFBB SKI AREAS, INC. (hereinafter collectively referred to as “Guarantor”).

EPT SKI PROPERTIES, Inc., a Delaware corporation (“Landlord”), is willing to execute that certain Lease Agreement (“Lease”) dated , between Landlord and corporation (“Tenant”) pertaining to the in as legally described on Exhibit A attached hereto (“Premises”) on the condition of receiving this Guaranty from the Guarantor. For and in consideration of leasing the Premises by the Landlord to the Tenant under the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

1. The Guarantor hereby, jointly and severally if more than one, unconditionally and irrevocably guarantees the prompt and faithful performance of all of the terms and provisions of the Lease by the Tenant and any assignee of the Tenant to Landlord and its successors and assigns (subject to the terms hereof), including, but not limited to, the payment of all installments of rent and other sums due to Landlord thereunder (“Obligations”). The Guarantor does hereby waive each and every notice to which the Guarantor may be entitled under the Lease, or otherwise, and expressly consents to any extension of time, leniency, amendment, waiver, forbearance, or any change which may be made in any term and condition of the Lease (collectively “Modifications”), and no such Modifications (including, without limitation, (a) Modifications which increase the amount of rent owing under the Lease, increase the length of the Lease term, add additional space, or change the location of the space; or (b) Modifications occurring after any purported revocation of this Guaranty) shall release the Guarantor from any liability or obligation hereby incurred or assumed. The Guarantor further expressly waives any notice of default in or under any of the terms of the Lease, notice of acceptance of this Guaranty, and all setoffs and counterclaims.

2. It is specifically understood and agreed that, in the event of a default by the Tenant of the terms and provisions of the Lease which is not cured by the Tenant (or Guarantor) within any applicable grace period, if any, afforded the Tenant under the Lease, the Landlord shall be entitled to commence any action or proceeding against the Guarantor or otherwise exercise any available remedy at law or in equity to enforce the provisions of this Guaranty without first commencing any action or otherwise proceed mg against the Tenant or otherwise exhausting any or all of its available remedies against the Tenant, it being expressly agreed by the Guarantor that its liability under this Guaranty shall be primary. The Landlord may maintain successive actions for other defaults. The Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action, until and unless all Obligations hereby guaranteed have been paid and fully performed.

3. In the event that any action is commenced by the Landlord to enforce the provisions of this Guaranty, the Landlord shall be entitled, if it shall prevail in any such action or proceeding, to recover from Guarantor all reasonable costs incurred in connection therewith or in connection with any action to enforce any provisions of the Lease or to realize on any collateral securing performance under either the Lease or this Guaranty, including without limitation reasonable attorneys’ fees. In the event any action is commenced by the Landlord to enforce the provisions of this Guaranty and Guarantor prevails, Landlord shall pay Guarantor all reasonable costs incurred in connection with Guarantor’s defense of such action, including without limitation reasonable attorneys’ fees and costs.

4. The Guarantor hereby waives any claim, right or remedy which the Guarantor may now have or hereafter acquire against the Tenant that arises hereunder and/or from the performance by the Guarantor hereunder including, without limitation, any claim, remedy, or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right, or remedy of the Landlord against the Tenant or any security which the Landlord now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, to any claim, right or remedy which the Landlord may now have or hereafter acquire against the Tenant that arises under the Lease or otherwise relating to the Obligations.

5. The Guarantor acknowledges that the Guarantor is financially interested in the Tenant and will receive a direct or indirect benefit if the Landlord enters into the Lease with the Tenant, and that the Landlord would not enter into the Lease with the Tenant unless it received this Guaranty.

6. Notwithstanding anything herein to the contrary, Guarantor shall be released and relieved from liability under this Guaranty and this Guaranty shall be of no further force and effect without the necessity of any further documentation from and after the date Tenant requests and Landlord consents to an assignment or if Tenant assigns the Lease to an entity controlling, controlled by or under common control of Tenant, and (i) the assignee, by written instrument, duly executed and acknowledged and delivered to Landlord, assumes and covenants and agrees with Landlord to perform all the terms, covenants and conditions of this Lease which by the terms hereof are binding on Tenant from and after such transfer and (ii) such assignee (or the guarantor of such assignee’s obligations under this Lease) shall have a book net worth of not less than $15,000,000.00 as of the end of the calendar month preceding the month during which any such assignment becomes effective, as demonstrated to Landlord’s reasonable satisfaction (e.g. by audited financial statements or the delivery of a 10-Q report, in the case of a public company). Notwithstanding that the release of Guarantor hereunder (subject to the conditions described above) does not require further documentation to be effective, Landlord will, promptly upon Guarantor’s request (and after the occurrence of any of the conditions to release described above or if this Guaranty is otherwise terminated in accordance with the terms of the Lease), provide Guarantor a written document releasing Guarantor of its obligations hereunder. The requirement of Landlord to provide such release will expressly survive the termination of the remainder of this Guaranty.

7. This Guaranty shall inure to the benefit of the Landlord, its heirs, personal representatives, successors and assigns and shall be binding upon the Guarantor and the heirs, personal representatives, successors and assigns of the Guarantor.

8. The liability of the Guarantor hereunder shall in no way be affected by, and the Guarantor expressly waives any defenses that may arise by reason of, (a) the release or discharge of the Tenant in any creditors’, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the modification, assignment or transfer of the Lease by the Tenant; (e) any disability or other defense of the Tenant; or (f) the cessation from any cause whatsoever of the liability of the Tenant under the Lease.

9. The Guarantor agrees that in the event the Tenant becomes insolvent or is adjudicated bankrupt, or files a petition for reorganization, arrangement, or similar relief under any present or future provisions of the Federal Bankruptcy Code, or any similar law or statute of the United States or any State thereof, or if an order for relief is entered against the Tenant on a petition for involuntary bankruptcy filed by any of the creditors of the Tenant, or if the Tenant seeks a judicial readjustment of the rights of its creditors under any present or future Federal or State law or if a receiver of all or part of its property and assets is appointed by any State or Federal Court, then in addition to all other remedies available to Landlord under the Lease or at law, the following shall apply:

a. If the Lease shall be terminated or rejected, or the Obligations of the Tenant thereunder shall be modified, the Landlord shall have the option either (i) to require the Guarantor, and the Guarantor hereby so agrees, to execute and deliver to the Landlord a new Lease as the tenant for the balance of the term then remaining as provided in the Lease and upon the same terms and conditions as set forth therein, or (ii) to recover from the Guarantor that amount which the Landlord would be entitled to recover from the Tenant under the Lease in the event of a termination of the Lease by the Landlord because of a default by the Tenant, and such amount shall be recoverable from the Guarantor without regard to whether the Landlord is entitled to recover that amount from the Tenant in any such proceeding.

b. If any obligation under the Lease is performed by the Tenant and all or any part of that performance is avoided or recovered from the Landlord as a preference, fraudulent transfer or otherwise, in any bankruptcy, insolvency, liquidation, reorganization or other proceeding involving the Tenant, the liability of the Guarantor under this Guaranty shall remain in full force and effect.

10. The following terms for purposes of this Guaranty shall have the meanings hereinafter specified:

“Affiliate” shall mean as applied to a person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with, that person or entity.

“Related Agreement” shall mean any lease, sublease, note, mortgage, loan agreement or similar agreement or arrangement by and between Landlord, or an Affiliate of Landlord, and Guarantor, or an Affiliate of Guarantor, or any guaranty or similar arrangement by and between Landlord, or an Affiliate of Landlord, and Guarantor, or an Affiliate of Guarantor under which Guarantor has agreed to guarantee the performance of a lease, sublease, note, mortgage, loan agreement or similar arrangement.

It shall be an event of default hereunder (i) upon the occurrence of any default under a Related Agreement that remains uncured after the expiration of the applicable cure period thereunder; or (ii) the Book Net Worth of Guarantor shall be less than $7,000,000 and Guarantor shall have failed to deliver a replacement guaranty reasonably acceptable to Landlord from an entity with a Book Net Worth in excess of $7,000,000, or (iii) Guarantor (a) admits in writing its inability to pay its debts generally as they become due, (b) commences any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any federal, state or local law relating to bankruptcy, insolvency, reorganization or relief of debtors, (c) makes an assignment for the benefit of its creditors, (d) is generally unable to pay its debts as they mature, (e) seeks or consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (f) files a petition or answer seeking reorganization or arrangement under an order or decree appointing, without the consent of Guarantor, a receiver of Guarantor of the whole or substantially all of its property, and such case, proceeding or other action is not dismissed within ninety (90) days after the commencement thereof. “Book Net Worth” shall be calculated on a rolling four quarter basis as follows: the Book Net Worth for Guarantor’s final quarter shall mean the amount of Guarantor’s retained earnings as of the last day of Guarantor’s final quarter (presently, March 31); subsequent quarterly determinations of Book Net Worth shall be made on the last day of Guarantor’s first, second, and third quarters by taking the Book Net Worth of Guarantor as of the last day of the immediately preceding fiscal year plus or minus the net income for the immediately preceding twelve (12) month period ending on such date, less distributions to shareholders, if any.

11. This Guaranty shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

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GUARANTORS: PEAK RESORTS, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President

MAD RIVER MOUNTAIN, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President

SNH DEVELOPMENT, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President

L.B.O. HOLDING, INC., a Maine corporation
By:
Stephen J. Mueller, Vice-President

MOUNT SNOW, LTD., a Vermont corporation
By:
Stephen J. Mueller, Vice-President

HIDDEN VALLEY GOLF AND SKI, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President

SNOW CREEK, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President

PAOLI PEAKS, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President

DELTRECS, INC., an Ohio corporation
By:
Stephen J. Mueller, Vice-President

BRANDYWINE SKI RESORT, INC., an Ohio corporation
By:
Stephen J. Mueller, Vice-President

BOSTON MILLS SKI RESORT, INC., an Ohio corporation
By:
Stephen J. Mueller, Vice-President

JFBB SKI AREAS, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President

EXHIBIT A
TO GUARANTY

EXHIBIT I
TO OPTION AGREEMENT

FORM OF GUARANTY OF SUBLEASE

GUARANTY

THIS GUARANTY is given as of , 2005, by PEAK RESORTS, INC., MAD RIVER MOUNTAIN, INC., SNH DEVELOPMENT, INC., L.B.O. HOLDING, INC., MOUNT SNOW, LTD., HIDDEN VALLEY GOLF AND SKI, INC., SNOW CREEK, INC., PAOLI PEAKS, INC., DELTRECS, INC., BRANDYWINE SKI RESORT, INC., BOSTON MILLS SKI RESORT, INC., and JFBB SKI AREAS, INC. (hereinafter collectively referred to as “Guarantor”).

EPT Ski Resorts, Inc., a Missouri corporation (“Landlord”), is willing to execute that certain Sublease Agreement (“Lease”) dated , 2005, between Landlord and , a corporation (“Tenant”) pertaining to the ski resort in Kidder Township, Carbon County, Pennsylvania as legally described on Exhibit A attached hereto (“Premises”) on the condition of receiving this Guaranty from the Guarantor. For and in consideration of leasing the Premises by the Landlord to the Tenant under the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

1. The Guarantor hereby, jointly and severally if more than one, unconditionally and irrevocably guarantees the prompt and faithful performance of all of the terms and provisions of the Lease by the Tenant and any assignee of the Tenant to Landlord and its successors and assigns (subject to the terms hereof), including, but not limited to, the payment of all installments of rent and other sums due to Landlord thereunder (“Obligations”). The Guarantor does hereby waive each and every notice to which the Guarantor may be entitled under the Lease, or otherwise, and expressly consents to any extension of time, leniency, amendment, waiver, forbearance, or any change which may be made in any term and condition of the Lease (collectively “Modifications”), and no such Modifications (including, without limitation, (a) Modifications which increase the amount of rent owing under the Lease, increase the length of the Lease term, add additional space, or change the location of the space; or (b) Modifications occurring after any purported revocation of this Guaranty) shall release the Guarantor from any liability or obligation hereby incurred or assumed. The Guarantor further expressly waives any notice of default in or under any of the terms of the Lease, notice of acceptance of this Guaranty, and all setoffs and counterclaims.

2. It is specifically understood and agreed that, in the event of a default by the Tenant of the terms and provisions of the Lease which is not cured by the Tenant (or Guarantor) within any applicable grace period, if any, afforded the Tenant under the Lease, the Landlord shall be entitled to commence any action or proceeding against the Guarantor or otherwise exercise any available remedy at law or in equity to enforce the provisions of this Guaranty without first commencing any action or otherwise proceed mg against the Tenant or otherwise exhausting any or all of its available remedies against the Tenant, it being expressly agreed by the Guarantor that its liability under this Guaranty shall be primary. The Landlord may maintain successive actions for other defaults. The Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action, until and unless all Obligations hereby guaranteed have been paid and fully performed.

3. In the event that any action is commenced by the Landlord to enforce the provisions of this Guaranty, the Landlord shall be entitled, if it shall prevail in any such action or proceeding, to recover from Guarantor all reasonable costs incurred in connection therewith or in connection with any action to enforce any provisions of the Lease or to realize on any collateral securing performance under either the Lease or this Guaranty, including without limitation reasonable attorneys’ fees. In the event any action is commenced by the Landlord to enforce the provisions of this Guaranty and Guarantor prevails, Landlord shall pay Guarantor all reasonable costs incurred in connection with Guarantor’s defense of such action, including without limitation reasonable attorneys’ fees and costs.

4. The Guarantor hereby waives any claim, right or remedy which the Guarantor may now have or hereafter acquire against the Tenant that arises hereunder and/or from the performance by the Guarantor hereunder including, without limitation, any claim, remedy, or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right, or remedy of the Landlord against the Tenant or any security which the Landlord now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, to any claim, right or remedy which the Landlord may now have or hereafter acquire against the Tenant that arises under the Lease or otherwise relating to the Obligations.

5. The Guarantor acknowledges that the Guarantor is financially interested in the Tenant and will receive a direct or indirect benefit if the Landlord enters into the Lease with the Tenant, and that the Landlord would not enter into the Lease with the Tenant unless it received this Guaranty.

6. Notwithstanding anything herein to the contrary, Guarantor shall be released and relieved from liability under this Guaranty and this Guaranty shall be of no further force and effect without the necessity of any further documentation from and after the date Tenant requests and Landlord consents to an assignment or if Tenant assigns the Lease to an entity controlling, controlled by or under common control of Tenant, and (i) the assignee, by written instrument, duly executed and acknowledged and delivered to Landlord, assumes and covenants and agrees with Landlord to perform all the terms, covenants and conditions of this Lease which by the terms hereof are binding on Tenant from and after such transfer and (ii) such assignee (or the guarantor of such assignee’s obligations under this Lease) shall have a book net worth of not less than $15,000,000 as of the end of the calendar month preceding the month during which any such assignment becomes effective, as demonstrated to Landlord’s reasonable satisfaction (e.g. by audited financial statements or the delivery of a 10-Q report, in the case of a public company). Notwithstanding that the release of Guarantor hereunder (subject to the conditions described above) does not require further documentation to be effective, Landlord will, promptly upon Guarantor’s request (and after the occurrence of any of the conditions to release described above or if this Guaranty is otherwise terminated in accordance with the terms of the Lease), provide

Guarantor a written document releasing Guarantor of its obligations hereunder. The requirement of Landlord to provide such release will expressly survive the termination of the remainder of this Guaranty.

7. This Guaranty shall inure to the benefit of the Landlord, its heirs, personal representatives, successors and assigns and shall be binding upon the Guarantor and the heirs, personal representatives, successors and assigns of the Guarantor.

8. The liability of the Guarantor hereunder shall in no way be affected by, and the Guarantor expressly waives any defenses that may arise by reason of, (a) the release or discharge of the Tenant in any creditors’, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the modification, assignment or transfer of the Lease by the Tenant; (e) any disability or other defense of the Tenant; or (f) the cessation from any cause whatsoever of the liability of the Tenant under the Lease.

9. The Guarantor agrees that in the event the Tenant becomes insolvent or is adjudicated bankrupt, or files a petition for reorganization, arrangement, or similar relief under any present or future provisions of the Federal Bankruptcy Code, or any similar law or statute of the United States or any State thereof, or if an order for relief is entered against the Tenant on a petition for involuntary bankruptcy filed by any of the creditors of the Tenant, or if the Tenant seeks a judicial readjustment of the rights of its creditors under any present or future Federal or State law or if a receiver of all or part of its property and assets is appointed by any State or Federal Court, then-in addition to all other remedies available to Landlord under the Lease or at law, the following shall apply:

a. If the Lease shall be terminated or rejected, or the Obligations of the Tenant thereunder shall be modified, the Landlord shall have the option either (i) to require the Guarantor, and the Guarantor hereby so agrees, to execute and deliver to the Landlord a new Lease as the tenant for the balance of the term then remaining as provided in the Lease and upon the same terms and conditions as set forth therein, or (ii) to recover from the Guarantor that amount which the Landlord would be entitled to recover from the Tenant under the Lease in the event of a termination of the Lease by the Landlord because of a default by the Tenant, and such amount shall be recoverable from the Guarantor without regard to whether the Landlord is entitled to recover that amount from the Tenant in any such proceeding.

b. If any obligation under the Lease is performed by the Tenant and all or any part of that performance is avoided or recovered from the Landlord as a preference, fraudulent transfer or otherwise, in any bankruptcy, insolvency, liquidation, reorganization or other proceeding involving the Tenant, the liability of the Guarantor under this Guaranty shall remain in full force and effect.

10. The following terms for purposes of this Guaranty shall have the meanings hereinafter specified:

“Affiliate” shall mean as applied to a person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with, that person or entity.

“Related Agreement” shall mean any lease, note, mortgage, loan agreement, sublease or similar agreement or arrangement by and between Landlord, or an Affiliate of Landlord, and Guarantor, or an Affiliate of Guarantor, or any guaranty or similar arrangement by and between Landlord, or an Affiliate of Landlord, and Guarantor, or an Affiliate of Guarantor under which Guarantor has agreed to guarantee the performance of a lease, sublease or similar arrangement.

11. It shall be an event of default hereunder (i) upon the occurrence of any default under a Related Agreement that remains uncured after the expiration of the applicable cure period thereunder; or (ii) the Book Net Worth of Guarantor shall be less than $7,000,000 and Guarantor shall have failed to deliver a replacement guaranty reasonably acceptable to Landlord from an entity with a Book Net Worth in excess of $7,000,000, or (iii) Guarantor (a) admits in writing its inability to pay its debts generally as they become due, (b) commences any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any federal, state or local law relating to bankruptcy, insolvency, reorganization or relief of debtors, (c) makes an assignment for the benefit of its creditors, (d) is generally unable to pay its debts as they mature, (e) seeks or consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (f) files a petition or answer seeking reorganization or arrangement under an order or decree appointing, without the consent of Guarantor, a receiver of Guarantor of the whole or substantially all of its property, and such case, proceeding or other action is not dismissed within ninety (90) days after the commencement thereof. “Book Net Worth” shall be calculated on a rolling four quarter basis as follows: the Book Net Worth for Guarantor’s final quarter shall mean the amount of Guarantor’s retained earnings as of the last day of Guarantor’s final quarter (presently, March 31); subsequent quarterly determinations of Book Net Worth shall be made on the last day of Guarantor’s first, second, and third quarters by taking the Book Net Worth of Guarantor as of the last day of the immediately preceding fiscal year plus or minus the net income for the immediately preceding twelve (12) month period ending on such date, less distributions to shareholders, if any.

12. This Guaranty shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

GUARANTORS: PEAK RESORTS, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President

MAD RIVER MOUNTAIN, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President

SNH DEVELOPMENT, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President

L.B.O. HOLDING, INC., a Maine corporation
By:
Stephen J. Mueller, Vice-President

MOUNT SNOW, LTD., a Vermont corporation
By:
Stephen J. Mueller, Vice-President

HIDDEN VALLEY GOLF AND SKI, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President

SNOW CREEK, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President

PAOLI PEAKS, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President

DELTRECS, INC., an Ohio corporation
By:
Stephen J. Mueller, Vice-President

BRANDYWINE SKI RESORT, INC., an Ohio corporation
By:
Stephen J. Mueller, Vice-President

BOSTON MILLS SKI RESORT, INC., an Ohio corporation
By:
Stephen J. Mueller, Vice-President

JFBB SKI AREAS, INC., a Missouri corporation
By:
Stephen J. Mueller, Vice-President